FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226082-01

February 6, 2019

Free Writing Prospectus

Structural and Collateral Term Sheet

$756,444,365

(Approximate Mortgage Pool Balance)

$661,888,000

(Offered Certificates)

GS Mortgage Securities Trust 2019-GC38

As Issuing Entity

GS Mortgage Securities Corporation II

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2019-GC38

Goldman Sachs Mortgage Company

Citi Real Estate Funding Inc.

As Sponsors and Mortgage Loan Sellers

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC	Citigroup
Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-226082) (the “Preliminary Prospectus”) anticipated to be dated February 6, 2019. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CERTIFICATE SUMMARY

CERTIFICATE SUMMARY
OFFERED CERTIFICATES

Offered Class	Expected Ratings (Fitch / KBRA / S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class A-1	AAAsf / AAA(sf) / AAA(sf)	$9,271,000		30.000%	[ ]%	(5)	2.53	03/19 – 10/23
Class A-2	AAAsf / AAA(sf) / AAA(sf)	$77,492,000		30.000%	[ ]%	(5)	4.75	10/23 – 12/23
Class A-3	AAAsf / AAA(sf) / AAA(sf)		(6)	30.000%	[ ]%	(5)	(6)	(6)
Class A-4	AAAsf / AAA(sf) / AAA(sf)		(6)	30.000%	[ ]%	(5)	(6)	(6)
Class A-AB	AAAsf / AAA(sf) / AAA(sf)	$17,070,000		30.000%	[ ]%	(5)	7.35	12/23 – 10/28
Class X-A	AAAsf / AAA(sf) / AA(sf)	$590,026,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	AA-sf / AAA(sf) / NR	$36,877,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	AAAsf / AAA(sf) / AA(sf)	$60,515,000		22.000%	[ ]%	(5)	9.86	01/29 – 01/29
Class B	AA-sf / AA(sf) / NR	$36,877,000		17.125%	[ ]%	(5)	9.91	01/29 – 02/29
Class C	A-sf / A-(sf) / NR	$34,985,000		12.500%	[ ]%	(5)	9.95	02/29 – 02/29

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (Fitch / KBRA / S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class D(9)	BBBsf / BBB+(sf) / NR	$21,181,000		9.700%	[ ]%	(5)	9.95	02/29 – 02/29
Class X-D(9)	BBBsf / BBB+(sf) / NR	$21,181,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class E-RR(9)	BBB-sf / BBB-(sf) / NR	$17,587,000		7.375%	[ ]%	(5)	9.95	02/29 – 02/29
Class F-RR	BB+sf / BB+(sf) / NR	$9,456,000		6.125%	[ ]%	(5)	9.95	02/29 – 02/29
Class G-RR	BB-sf / BB-(sf) / NR	$8,510,000		5.000%	[ ]%	(5)	9.95	02/29 – 02/29
Class H-RR	B-sf / B(sf) / NR	$7,564,000		4.000%	[ ]%	(5)	9.95	02/29 – 02/29
Class I-RR	NR / NR / NR	$30,258,365		0.000%	[ ]%	(5)	9.95	02/29 – 02/29
Class S(10)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Standard & Poor’s Financial Services LLC (“S&P” and together with Fitch and KBRA, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The related Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%. The notional amount of the Class X-A, Class X-B and Class X-D certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class I-RR certificates (collectively, the “principal balance certificates”), as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC Rate (defined below), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is equal to less than the WAC Rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, are represented in the aggregate.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CERTIFICATE SUMMARY (continued)

(5)	For each distribution date, the pass-through rates on each class of principal balance certificates will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.

(6)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $425,678,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-3	$50,000,000 – $190,000,000	9.64 – 9.72	10/28 – 11/28 / 10/28 – 12/28
Class A-4	$235,678,000 – $375,678,000	9.82 – 9.79	12/28 – 01/29 / 11/28 – 01/29

(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X certificates”) indicated below.

Class	Related Class X Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates
Class X-B	Class B certificates
Class X-D	Class D certificates

(8)	The pass-through rate of each of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates as applicable) of the related Class X class for that distribution date, as described in the Preliminary Prospectus.

(9)	The initial certificate balance of each of the Class D and Class E-RR certificates, and the initial notional amount of the Class X-D certificates, are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class I-RR certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser to satisfy the U.S. risk retention requirements of Goldman Sachs Mortgage Company, as retaining sponsor. The initial certificate balance of the Class D certificates and the initial notional amount of the Class X-D certificates are each expected to fall within a range of $19,668,000 and $22,694,000, and the initial certificate balance of the Class E-RR certificates is expected to fall within a range of $16,074,000 and $19,100,000. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(10)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates, as described under “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D, Class X-D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class I-RR, Class S and Class R certificates are not offered by this Term Sheet. Any information in this Term Sheet concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$756,444,365
Number of Mortgage Loans	36
Number of Mortgaged Properties	53
Average Cut-off Date Mortgage Loan Balance	$21,012,343
Weighted Average Mortgage Interest Rate	4.85792%
Weighted Average Remaining Term to Maturity Date/ARD (months)(3)	112
Weighted Average Remaining Amortization Term (months)	359
Weighted Average Cut-off Date LTV Ratio(4)	55.8%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	53.0%
Weighted Average Underwritten Debt Service Coverage Ratio(6)	2.06x
Weighted Average Debt Yield on Underwritten NOI(7)	11.1%
% of Mortgage Loans with Mezzanine Debt(8)	14.1%
% of Mortgage Loans with Subordinate Debt	0.0%
% of Mortgage Loans with Preferred Equity	2.0%
% of Mortgage Loans with Single Tenants(9)	26.3%

(1)	With respect to eight mortgage loans, representing approximately 34.8% of the initial pool balance, with one or more related pari passu companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, unit or room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, with respect to two mortgage loans, representing approximately 8.0% of the initial pool balance have anticipated repayment dates and are presented as if they were to mature on its anticipated repayment date.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to one mortgage loan (6.6% of the initial pool balance) the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property or the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 56.0%.

(5)	Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to two mortgage loans, representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value assuming certain reserves were pre-funded instead of the related “as-is” appraised value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 53.6%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

(6)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(7)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan.

(8)	The 365 Bond and Albertsons Industrial - IL mortgage loans have additional existing subordinate mezzanine loans held by certain limited liability companies owned by certain individuals who also own an indirect interest in the borrowers. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(9)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$756,444,365
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
U.S. Credit Risk Retention:

For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of February 11, 2019

Closing Date:	February 27, 2019
Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in February 2019 (or, in the case of any mortgage loan that has its first due date in March 2019, the date that would have been its due date in February 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 6th day of each month or next business day, commencing in March 2019

Distribution Date:	The 4th business day after the Determination Date, commencing in March 2019

Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	February 2052
Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to each class of Class X certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

7

TRANSACTION HIGHLIGHTS

■	$756,444,365 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 36 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $756,444,365 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $21,012,343 and are secured by 53 mortgaged properties located throughout 16 states

—	LTV: 55.8% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.06x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 11.1% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 28.1% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:

–	12.6% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	15.5% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity or the anticipated repayment date, as applicable

—	Hard Lockboxes: 49.3% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 94.8% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 24 mortgage loans representing 56.0% of the Initial Pool Balance

–	Insurance: 9 mortgage loans representing 20.9% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 21 mortgage loans representing 44.5% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 14 mortgage loans representing 48.4% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only

—	Predominantly Defeasance: 74.9% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 22.7% of the mortgaged properties by allocated Initial Pool Balance are retail properties (17.2% are anchored retail properties)

—	Office: 19.7% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Mixed Use: 14.1% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Industrial: 13.6% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Multifamily: 12.1% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Self Storage: 8.9% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

—	Hospitality: 8.8% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

■	Geographic Diversity: The 53 mortgaged properties are located throughout 16 states with four states having greater than 10.0% of the allocated Initial Pool Balance: New York (24.6%), California (15.3%), Texas (13.1%) and Illinois (12.3%).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

8

COLLATERAL OVERVIEW

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	30	44	$606,579,365	80.2%
Citi Real Estate Funding Inc.	6	9	149,865,000	19.8
Total	36	53	$756,444,365	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Room	Loan Purpose	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
365 Bond	$65,000,000	8.6%	Multifamily	430	Refinance	2.79	x	11.5%	37.9%
Torrance Towne Center	52,000,000	6.9	Retail	265,538	Refinance	2.10	x	10.2%	60.1%
Pace Gallery HQ	50,000,000	6.6	Mixed Use	74,563	Refinance	1.62	x	9.0%	50.0%
Heitman Life Storage Portfolio	45,350,000	6.0	Self Storage	772,483	Acquisition	2.60	x	11.8%	49.1%
Albertsons Industrial - IL	41,400,000	5.5	Industrial	1,561,613	Acquisition	4.34	x	17.9%	32.9%
Pier 70	35,000,000	4.6	Mixed Use	322,814	Refinance	2.19	x	11.0%	52.9%
Perimeter Square	35,000,000	4.6	Retail	186,059	Refinance	1.48	x	8.7%	64.0%
3 Park Avenue	34,000,000	4.5	Office	667,446	Refinance	1.84	x	10.0%	36.0%
Residence Inn Chula Vista	28,943,192	3.8	Hospitality	148	Refinance	1.90	x	14.0%	67.3%
145 Clinton	28,200,000	3.7	Retail	67,217	Refinance	1.30	x	6.7%	65.0%
Top 10 Total / Wtd. Avg.	$414,893,192	54.8%				2.29	x	11.2%	50.1%
Remaining Total / Wtd. Avg.	341,551,173	45.2				1.78	x	11.0%	62.7%
Total / Wtd. Avg.	$756,444,365	100.0%				2.06	x	11.1%	55.8%

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut- off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
365 Bond	$65,000,000	8.6%	2	$45,000,000	-	$110,000,000	GSMS 2019-GC38	Wells	Midland
Pace Gallery HQ	50,000,000	6.6%	2	$40,000,000	-	$90,000,000	GSMS 2019-GC38	Wells	Midland
Pier 70	35,000,000	4.6%	2	$80,000,000	-	$115,000,000	DBGS 2018-C1	Wells	Rialto
3 Park Avenue	34,000,000	4.5%	4	$148,000,000	-	$182,000,000	Benchmark 2019-B9	Wells	LNR
145 Clinton	28,200,000	3.7%	2	$40,000,000	-	$68,200,000	Benchmark 2018-B8	Midland	CWCapital
5444 & 5430 Westheimer	21,000,000	2.8%	2	$30,000,000	-	$51,000,000	Benchmark 2018-B8	Midland	CWCapital
Albertsons Industrial - PA	15,000,000	2.0%	2	$61,732,500	-	$76,732,500	(2)	(2)	(2)
Fairbridge Office Portfolio	15,000,000	2.0%	2	$32,750,000	-	$47,750,000	Benchmark 2019-B9	Wells	LNR

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan.

(2)	The Albertsons Industrial - PA mortgage loan has one pari passu companion loan with an outstanding principal balance of $61,732,500 held by GSMC and is expected to be contributed to one or more future securitization trusts. The Albertsons Industrial - PA whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the note A-1 Albertsons Industrial - PA companion loan held by GSMC, the Albertsons Industrial - PA whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Albertsons Industrial - PA whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

9

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date Balance(1)	Wtd. Avg. Cut-off Date Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut- off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR(1)
365 Bond	$65,000,000	$100,000,000	$210,000,000	5.1500%	37.9%	72.4%	2.79x	1.14x
Albertsons Industrial - IL	$41,400,000	$53,062,500	$94,462,500	5.4025%	32.9%	75.0%	4.34x	1.36x

(1)	Calculated including the mezzanine debt. The Total Debt Interest Rates to full precision Albertsons Industrial - IL is 5.402536720921%.

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Torrance Towne Center	Torrance	California	Retail	$52,000,000	6.9%	JPMCC 2012-LC9
North Miami Business Park	North Miami	Florida	Mixed Use	$22,000,000	2.9%	JPMBB 2015-C32
Parkwood II	Dublin	Ohio	Office	$12,998,397	1.7%	BSPRT 2017-FL1
Bennington Square Apartments	Houston	Texas	Multifamily	$12,400,000	1.6%	JPMBB 2014-C24
Emerald III	Dublin	Ohio	Office	$8,955,588	1.2%	BSPRT 2017-FL1
WoodSpring Suites Clermont	Clermont	Florida	Hospitality	$7,173,376	0.9%	JPMDB 2017-C5
WoodSpring Suites Clarcona	Orlando	Florida	Hospitality	$5,778,553	0.8%	JPMDB 2017-C5

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

10

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	9	$172,024,930	22.7%	1.68	x	63.9%	9.4%
Anchored	5	130,365,430	17.2	1.68	x	63.6%	9.0%
Shadow Anchored	3	22,459,500	3.0	1.39	x	69.1%	9.9%
Single Tenant Retail	1	19,200,000	2.5	2.06	x	59.6%	10.9%
Office	11	$148,709,314	19.7%	1.82	x	57.4%	11.4%
General Suburban	8	86,979,173	11.5	1.80	x	63.3%	11.8%
CBD	2	42,750,000	5.7	1.83	x	39.0%	10.1%
Suburban Flex	1	18,980,140	2.5	1.87	x	72.2%	12.6%
Mixed Use	3	$107,000,000	14.1%	1.85	x	53.5%	9.8%
Office/Gallery	1	50,000,000	6.6	1.62	x	50.0%	9.0%
Office/Industrial	1	35,000,000	4.6	2.19	x	52.9%	11.0%
Industrial/Office/Self Storage	1	22,000,000	2.9	1.81	x	62.3%	9.7%
Industrial	7	$102,545,000	13.6%	2.73	x	51.9%	12.9%
Warehouse/Distribution	2	56,400,000	7.5	3.63	x	41.6%	15.5%
Manufacturing	3	23,745,000	3.1	1.56	x	64.9%	10.2%
Warehouse	2	22,400,000	3.0	1.72	x	63.8%	9.1%
Multifamily	3	$91,900,000	12.1%	2.38	x	45.8%	10.9%
High-Rise	1	65,000,000	8.6	2.79	x	37.9%	11.5%
Garden	2	26,900,000	3.6	1.41	x	65.0%	9.5%
Self Storage	16	$67,370,000	8.9%	2.45	x	50.3%	11.5%
Hospitality	4	$66,895,122	8.8%	2.06	x	60.2%	14.0%
Extended Stay	3	41,895,122	5.5	1.96	x	66.2%	14.6%
Select Service	1	25,000,000	3.3	2.22	x	50.0%	12.8%
Total/Avg. /Wtd. Avg.	53	$756,444,365	100.0%	2.06	x	55.8%	11.1%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

11

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	5	$185,950,000	24.6%	$1,087,400,000	44.8%	$44,431,357	33.6%
California	3	115,943,192	15.3	346,800,000	14.3	21,994,364	16.7
Texas	13	99,074,000	13.1	224,620,000	9.2	14,968,354	11.3
Illinois	7	92,945,000	12.3	247,300,000	10.2	16,704,341	12.7
Ohio	5	54,041,858	7.1	89,725,000	3.7	5,809,842	4.4
Florida	4	38,504,929	5.1	62,950,000	2.6	4,630,991	3.5
Georgia	2	37,803,716	5.0	58,950,000	2.4	3,307,100	2.5
Colorado	3	35,129,316	4.6	65,700,000	2.7	4,167,851	3.2
Pennsylvania	2	20,500,000	2.7	125,100,000	5.2	7,474,535	5.7
Michigan	1	18,980,140	2.5	26,300,000	1.1	2,398,274	1.8
Utah	1	16,496,284	2.2	25,300,000	1.0	1,762,995	1.3
North Carolina	2	10,827,500	1.4	18,180,000	0.7	1,176,288	0.9
Indiana	1	10,050,000	1.3	15,620,000	0.6	983,377	0.7
Nevada	1	9,665,430	1.3	13,000,000	0.5	1,011,887	0.8
Arizona	2	7,632,000	1.0	16,450,000	0.7	881,821	0.7
Virginia	1	2,901,000	0.4	5,310,000	0.2	346,472	0.3
Total	53	$756,444,365	100.0%	$2,428,705,000	100.0%	$132,049,848	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

12

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,020,000 - 10,000,000	11	$76,154,246	10.1%
10,000,001 - 20,000,000	10	148,597,942	19.6
20,000,001 - 30,000,000	7	173,942,177	23.0
30,000,001 - 40,000,000	3	104,000,000	13.7
40,000,001 - 50,000,000	3	136,750,000	18.1
50,000,001 - 60,000,000	1	52,000,000	6.9
60,000,001 - 65,000,000	1	65,000,000	8.6
Total	36	$756,444,365	100.0%

Distribution of Underwritten NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.25 - 1.30	3	$41,809,316	5.5%
1.31 - 1.40	4	32,942,000	4.4
1.41 - 1.50	4	63,102,930	8.3
1.51 - 1.60	1	19,300,000	2.6
1.61 - 1.70	6	122,869,858	16.2
1.71 - 2.00	6	139,518,333	18.4
2.01 - 3.00	11	295,501,929	39.1
3.01 - 4.34	1	41,400,000	5.5
Total	36	$756,444,365	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	18	$502,345,000	66.4%
Amortizing (30 Years)	7	98,339,725	13.0
Interest Only, Then Amortizing(2)	9	95,379,500	12.6
Interest Only - ARD	1	41,400,000	5.5
Amortizing - ARD	1	18,980,140	2.5
Total	36	$756,444,365	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date, as applicable. (2) Original partial interest only periods range from 24 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Springing	18	$311,353,795	41.2%
Hard	14	307,840,570	40.7
Hard (Tenants) / Soft (Parking Garage)	1	65,000,000	8.6
Soft	2	57,750,000	7.6
None	1	14,500,000	1.9
Total	36	$756,444,365	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
32.9 - 40.0	3	$140,400,000	18.6%
40.1 - 50.0	4	127,350,000	16.8
50.1 - 60.0	6	97,903,985	12.9
60.1 - 65.0	10	228,556,245	30.2
65.1 - 70.0	8	106,179,065	14.0
70.1 - 74.3	5	56,055,070	7.4
Total	36	$756,444,365	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
32.9 - 40.0	3	$140,400,000	18.6%
40.1 - 45.0	1	21,953,985	2.9
45.1 - 50.0	5	162,350,000	21.5
50.1 - 55.0	4	29,859,316	3.9
55.1 - 60.0	10	140,561,134	18.6
60.1 - 65.6	13	261,319,930	34.5
Total	36	$756,444,365	100.0%
(1) See footnotes (1) and (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	22	$497,486,979	65.8%
Acquisition	14	258,957,386	34.2
Total	36	$756,444,365	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.860 - 4.000	1	$41,400,000	5.5%
4.001 - 4.500	2	110,350,000	14.6
4.501 - 4.750	4	69,500,000	9.2
4.751 - 5.000	11	247,245,000	32.7
5.001 - 5.250	8	159,421,625	21.1
5.251 - 5.500	8	80,575,810	10.7
5.501 - 5.781	2	47,951,929	6.3
Total	36	$756,444,365	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

13

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.7 - 8.0	1	$28,200,000	3.7%
8.1 - 10.0	12	229,396,316	30.3
10.1 - 12.0	16	340,872,787	45.1
12.1 - 15.0	5	103,623,333	13.7
15.1 - 17.9	2	54,351,929	7.2
Total	36	$756,444,365	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.5 - 8.0	1	$28,200,000	3.7%
8.1 - 10.0	17	285,549,246	37.7
10.1 - 12.0	14	340,419,858	45.0
12.1 - 15.0	3	60,875,262	8.0
15.1 - 17.0	1	41,400,000	5.5
Total	36	$756,444,365	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24	3	$27,409,500	3.6%
36	1	$2,020,000	0.3%
60	5	$65,950,000	8.7%

Distribution of Original Terms to Maturity Date/ARD
Original Term to Maturity Rate/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	2	$77,951,929	10.3%
120	34	678,492,436	89.7
Total	36	$756,444,365	100.0%

Distribution of Remaining Terms to Maturity Date/ARD
Range of Remaining Terms to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
56 - 58	2	$77,951,929	10.3%
116 - 120	34	678,492,436	89.7
Total	36	$756,444,365	100.0%
Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	19	$543,745,000	71.9%
360(2)	17	212,699,365	28.1
Total	36	$756,444,365	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable. (2) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	19	$543,745,000	71.9%
356 - 360(2)	17	212,699,365	28.1
Total	36	$756,444,365	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable. (2) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	27	$489,847,436	64.8%
Yield Maintenance	7	189,751,929	25.1
Defeasance or Yield Maintenance	2	76,845,000	10.2
Total	36	$756,444,365	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	24	$423,419,225	56.0%
Replacement Reserves(1)	21	$336,869,225	44.5%
TI/LC(2)	14	$256,474,928	48.4%
Insurance	9	$157,805,578	20.9%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of total retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

14

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
365 Bond	Multifamily	$65,000,000	8.6%	58	2.79x	11.5%	37.9%
WoodSpring Orlando Portfolio	Hospitality	$12,951,929	1.7%	56	2.10x	16.1%	63.8%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

15

STRUCTURAL OVERVIEW

Distributions	On each Distribution Date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

1.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

2.	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(i) to the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-AB in clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-2 in clause (iii) above, then (v) to the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-4 in clause (v) above.

However, if the certificate balances of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal to the certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and without regard to the Class A-AB scheduled principal balance).

3.	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

16

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)	7.	Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates, in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

8.	Class E-RR certificates: (i) first, to interest on the Class E-RR certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E-RR certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E-RR certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

9.	After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D and Class E-RR certificates are paid all amounts to which they are entitled, the remaining funds available for distribution to the certificates will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F-RR, Class G-RR, Class H-RR and Class I-RR certificates, sequentially, in that order in a manner analogous to the Class E-RR certificates, until the certificate balance of each such class is reduced to zero.

Realized Losses	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class I-RR certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such loss realized on the mortgage loans will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class I-RR certificates, then to the Class H-RR certificates, then to the Class G-RR certificates; then, to the Class F-RR certificates; then, to the Class E-RR certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the related Class X certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

17

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group in the following manner: (A) each class of certificates (other than the Class X certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class I-RR, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans	The Pier 70, 3 Park Avenue, 145 Clinton, 5444 & 5430 Westheimer and Fairbridge Office Portfolio mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The Albertsons Industrial – PA mortgage loan will become a “non-serviced loan” upon the securitization of the Albertsons Industrial – PA controlling companion loan. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan that would otherwise be allocable to the certificates will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class S and Class R certificates) then outstanding (i.e., first, to the Class I-RR certificates, then to the Class H-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E-RR certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than nine months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted
Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class E-RR certificates have been reduced to zero, if the master servicer has received the payment specified in the pooling and servicing

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

agreement from the holder (or holders acting unanimously) of the remaining certificates, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) for the mortgage loans and each REO property remaining in the issuing entity.

Directing Holder /

Controlling Class

Representative	The “Directing Holder” will be (a) with respect to any serviced mortgage loan and any related serviced companion loan, the Controlling Class Representative, (i) until the securitization of the Albertsons Industrial - PA controlling companion loan, the holder of the Albertsons Industrial - PA controlling companion loan, and (ii) upon the securitization of the Albertsons Industrial - PA controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate principal balance). The controlling class is the most subordinate class of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class I-RR certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class E-RR is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate, is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class I-RR certificates, and, on the Closing Date, is expected to appoint itself (or its affiliate) to be the initial Controlling Class Representative.

The initial Directing Holder for the Albertsons Industrial - PA Whole Loan is anticipated to be GSMC, as the holder of the Albertsons Industrial - PA controlling companion loan.

Control/Consultation

Rights	The Directing Holder will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists. For so long as a Control Termination Event exists, but no Consultation Termination Event exists, the Directing Holder will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

A “Control Termination Event” will occur with respect to any serviced mortgage loan (other than the Albertsons Industrial - PA mortgage loan) and any related serviced companion loan, when the Class E-RR certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates.

No Control Termination Event may occur with respect to the controlling holder related to the Albertsons Industrial – PA whole loan and the term Control Termination Event will not be applicable to the controlling holder related to the Albertsons Industrial – PA whole loan.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan (other than the Albertsons Industrial – PA mortgage loan) and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan (other than the Albertsons Industrial – PA mortgage loan) and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

A “Consultation Termination Event” will occur with respect to any serviced mortgage loan (other than the Albertsons Industrial - PA mortgage loan) and any related serviced companion loan, when the Class E-RR certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates

No Consultation Termination Event may occur with respect to the controlling holder related to the Albertsons Industrial – PA whole loan and the term Consultation Termination Event will not be applicable to the controlling holder related to the Albertsons Industrial – PA whole loan.

.	Notwithstanding the foregoing, with respect to the non-serviced whole loans, so long as a Consultation Termination Event does not exist, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related co-lender agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the GSMS 2019-GC38 pooling and servicing agreement (referred to as the “GSMS 2019-GC38 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the GSMS 2019-GC38 PSA. See “Whole Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

365 Bond	Note	Control	Original Balance	Note Holder
	A-1	Yes	$65,000,000	GSMS 2019-GC38
	A-2	No	45,000,000	GS Bank(1)
Total			$110,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

Pace Gallery HQ	Note	Control	Original Balance	Note Holder
	A-1	Yes	$50,000,000	GSMS 2019-GC38
	A-2	No	40,000,000	CREFI(1)
Total			$90,000,000

(1)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.

Pier 70	Note	Control	Original Balance	Note Holder
	A-1	Yes	$80,000,000	DBGS 2018-C1
	A-2	No	35,000,000	GSMS 2019-GC38
Total			$115,000,000

3 Park Avenue	Note	Control	Original Balance	Note Holder
	A-1	Yes	$88,000,000	Benchmark 2019-B9(1)
	A-2	No	34,000,000	GSMS 2019-GC38
	A-3	No	30,000,000	CREFI(2)
	A-4	No	30,000,000	CREFI(2)
Total			$182,000,000

(1)	Note A-1 is currently held by CREFI. The Benchmark 2019-B9 securitization transaction is expected to close prior to the Closing Date.

(2)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.

145 Clinton	Note	Control	Original Balance	Note Holder
	A-1	Yes	$40,000,000	Benchmark 2018-B8
	A-2	No	28,200,000	GSMS 2019-GC38
Total			$68,200,000

5444 & 5430 Westheimer	Note	Control	Original Balance	Note Holder
	A-1	Yes	$30,000,000	Benchmark 2018-B8
	A-2	No	21,000,000	GSMS 2019-GC38
Total			$51,000,000

Albertsons Industrial – PA	Note	Control	Original Balance	Note Holder
	A-1	Yes	$61,732,500	GSMC(1)
	A-2	No	15,000,000	GSMS 2019-GC38
Total			$76,732,500

(1)	Held by GSMC and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Fairbridge Office Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$32,750,000	Benchmark 2019-B9(1)
	A-2	No	15,000,000	GSMS 2019-GC38
Total			$47,750,000

(1)	Note A-1 is currently held by CREFI. The Benchmark 2019-B9 securitization transaction is expected to close prior to the Closing Date.

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the GSMS 2019-GC38 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the applicable special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time. After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a Quorum, or (b) more than 50% of the voting rights of each ABS Interest of Non-Reduced Interests vote affirmatively to so replace the special servicer. A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer as described above or the asset representations reviewer as described below, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates).

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all certificates (other than the Class X, Class S and Class R certificates) on an aggregate basis, and (ii) consist of at least 3 certificateholders or certificate owners that are not affiliated with each other).

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Servicing
Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced whole loan certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicers. Within any prior 12 month period, all excess modification fees earned by the master servicer or by a special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of any class of the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) a control termination event has occurred and is continuing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

23

STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and such mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the related mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles such mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

24

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than four months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization”, “prospective market value at completion”, or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Interests”: Each class of certificates (other than Class S, Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

25

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 13 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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27

365 Bond

Images above include renderings

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

28

365 Bond

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

29

365 Bond

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

30

365 Bond

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Brooklyn, New York		Cut-off Date Principal Balance(2)	$65,000,000
Property Type	Multifamily		Cut-off Date Principal Balance per Unit(1)	$255,813.95
Size (Units)	430		Percentage of Initial Pool Balance	8.6%
Total Occupancy as of 12/16/2018	92.6%		Number of Related Mortgage Loans	None
Owned Occupancy as of 12/16/2018	92.6%		Type of Security	Fee Simple
Year Built / Latest Renovation	2016 / NAP		Mortgage Rate	4.02277182%
Appraised Value	$290,100,000		Original Term to Maturity (Months)	60
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	60

Underwritten Revenues	$16,888,077
Underwritten Expenses	$4,281,457		Escrows
Underwritten Net Operating Income (NOI)	$12,606,620			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,499,120		Taxes	$24,180	$24,180
Cut-off Date LTV Ratio(1)	37.9%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	37.9%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.81x / 2.79x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.5% / 11.4%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$110,000,000	52.4%	Loan Payoff	$180,635,054	86.0%
Mezzanine Debt	100,000,000	47.6	Principal Equity Distribution	26,451,685	12.6
			Origination Costs	2,889,081	1.4
			Reserves	24,180	0.0

Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%

(1)	Calculated based on the aggregate outstanding balance of the 365 Bond Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance of $65,000,000 represents the controlling note A-1 of the $110,000,000 365 Bond Whole Loan, evidenced by two pari passu notes. See “—The Mortgage Loan” below.

■	The Mortgage Loan. The mortgage loan (the “365 Bond Loan”) is part of a whole loan (the “365 Bond Whole Loan”) consisting of two pari passu promissory notes with an aggregate original principal balance of $110,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in a multifamily property located in Brooklyn, New York (the “365 Bond Property”). The 365 Bond Loan, evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 8.6% of the Initial Pool Balance. The related companion loan (the “365 Bond Companion Loan”), evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $45,000,000. Note A-2 is currently held by Goldman Sachs Bank USA, and is expected to be contributed to one or more future securitization transactions. The 365 Bond Whole Loan was originated by Goldman Sachs Bank USA on November 28, 2018. The 365 Bond Whole Loan has an interest rate of 4.02277182% per annum. The borrower utilized the proceeds of the 365 Bond Whole Loan to refinance existing debt on the 365 Bond Property, return equity to the borrower sponsor, pay origination costs, and fund reserves.

The 365 Bond Whole Loan had an initial term of 60 months and has a remaining term of 58 months as of the Cut-off Date. The 365 Bond Whole Loan requires interest only payments during its term. The scheduled maturity date of the 365 Bond Whole Loan is the due date in December 2023. Voluntary prepayment of the 365 Bond Whole Loan is prohibited prior to the due date in September 2023. At any time after the second anniversary of the closing date of the securitization into which the 365 Bond Companion Loan is securitized, the 365 Bond Whole Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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365 Bond

The table below summarizes the promissory notes that comprise the 365 Bond Whole Loan. The relationship between the holders of the 365 Bond Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

Note A-1	$65,000,000	$65,000,000	GSMS 2019-GC38	Yes
Note A-2	45,000,000	45,000,000	GSBI	No
Total	$110,000,000	$110,000,000

The 365 Bond total debt capital structure is shown below:

365 Bond Total Debt Capital Structure

(1)	Based on the appraised value of $290,100,000 as of September 19, 2018.

(2)	Based on the UW NOI of $12,606,620 and the UW NCF of $12,499,120.

(3)	The 365 Bond Mezzanine Loans were sold to unrelated third parties.

(4)	Based on the appraised value of $290,100,000, the Implied Borrower Sponsor Equity is $80,100,000.

■	The Mortgaged Property. The 365 Bond Property is a 430-unit, 12-story multifamily property located at 365 Bond Street, Brooklyn, New York. The 365 Bond Property is located near the Gowanus Canal in Brooklyn and in close proximity to public transportation. Access points to the F, G, D, N, R and W subway lines are within a two mile radius. The neighborhood is a residential and industrial area.

The 365 Bond Property has a 421a tax abatement that expires in 2041. In order to continue to qualify for the tax abatement, at least 20% of the units at the 365 Bond Property must be leased as “affordable-rate units”. Of the 430 units at the 365 Bond Property, 344 (80%) are market-rate units and 86 (20%) are affordable-rate units. 93.6% of the market-rate units are leased, while the affordable-rate units are still leasing up through a third-party government application and lottery process (currently 88.4% leased). Underwritten real estate taxes assume that the 365 Bond Property benefits from the tax abatement through the life of the 365 Bond Whole Loan. There are

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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365 Bond

also two small retail spaces in the 365 Bond Property, which are occupied by Gowanus Dredger’s Canoe Club and D’Amico Coffee, and account for approximately 0.5% of in-place rents. Building amenities include a 24-hour attended lobby and concierge, a fitness center and a rooftop lounge with barbecues.

The 365 Bond Property was completed in August 2016, after the borrower sponsor purchased the land in 2013 for approximately $20,000,000. Construction costs totaled approximately $217,000,000 ($504,651 per unit), which were financed through a $120,000,000 construction loan, $60,000,000 of preferred equity and $57,000,000 of borrower sponsor common equity.

The following table presents certain information relating to the units and rent at the 365 Bond Property:

Unit Mix(1)

Unit Type	# of Units	Total SF	Average SF per Unit	Monthly Actual Rent per Unit	Underwritten Monthly Rent	Underwritten Rent
Studio	121	55,013	455	$2,541	$330,974	$3,971,682
One-Bedroom	228	150,393	660	3,154	758,516	9,102,192
Two-Bedroom	81	84,539	1,044	5,131	445,813	5,349,758
Total / Wtd. Avg.	430	289,945	674	$3,354	$1,535,303	$18,423,632

(1)	As provided by the borrower per the underwritten rent roll dated December 16, 2018.

The following table presents certain information relating to the units and rent at the 365 Bond Property:

Historical Leased %(1)(2)

2017	As of 12/16/2018
76.6%	92.6%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	The increase in occupancy between 2017 and December 16, 2018 is due to the leasing up of the property after construction.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 365 Bond Property:

Cash Flow Analysis(1)

	2017	TTM 10/31/2018	Underwritten(2)	Underwritten $ per Unit
Potential Rental Revenue	$17,265,266	$17,231,615	$18,423,632	$42,846
Loss to Lease	0	0	(1,117,286)	(2,598)
Total Potential Rental Revenue	$17,265,266	$17,231,615	$17,306,346	$40,247
Vacancy Loss	(4,034,366)	(1,096,228)	(1,271,974)	(2,958)
Credit Loss	(58,796)	(5,319)	(5,319)	(12)
Concessions	(1,456,144)	(760,407)	(431,695)	(1,004)
Other Rental Revenue	33,350	79,995	81,360	189
Parking Revenue	732,779	820,431	820,431	1,908
Miscellaneous Revenue	360,839	388,927	388,927	904
Effective Gross Income	$12,842,928	$16,659,015	$16,888,077	$39,275

Total Operating Expenses	4,009,422	4,275,233	4,281,457	9,957

Net Operating Income	$8,833,506	$12,383,782	$12,606,620	$29,318
Replacement Reserves	0	0	107,500	250
Net Cash Flow	$8,833,506	$12,383,782	$12,499,120	$29,068

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of December 16, 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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365 Bond

■	Appraisal. According to the appraisal, the 365 Bond Property had an “as-is” appraised value of $290,100,000 as of September 19, 2018.

■	Environmental Matters. According to a Phase I environmental report, dated September 28, 2018, there is a controlled recognized environmental condition due to historical impacts of benzo(a)pyrene, benzo(a)anthrocene, benzo(b)fluoranthene, arsenic, lead, barium, mercury, xylene, trichloroethylene, perchloroethylene, benzene, phenol, propylbenzene, n-propylbenzene and isopropyl benzene on the 365 Bond Property resulting from its prior use as an oil terminal and other industrial purposes. Residual contamination in the soil is being managed under a site management plan and under engineering and institutional controls. The environmental consultant recommended continued maintenance of engineering controls at the 365 Bond Property and monitoring of soil vapor in alignment with regulatory requirements.

■	Market Overview and Competition. The 365 Bond Property is a 12-story multifamily property located in Brooklyn, New York. The New York City residential market is the largest housing market in the United States. It is composed of a complex and diverse group of properties, from single-family townhouses, low-rise walk-up buildings, and luxury high-rise towers, to converted office buildings for multi-tenant residential use. The majority of the market consists of rental units, many of which are governed by rent stabilization and rent control regulations at state and city levels. According to the appraisal, the New York City rental housing market vacancy rate has remained at approximately 3% to 4% for the past two decades with a 2017 vacancy rate of 3.3% for Brooklyn and 3.6% for the overall New York City Market.

The following table presents certain information relating to the primary competition for the 365 Bond Property:

Competitive Set(1)

	365 Bond(2)	The Williams	172 Montague St	800 Union Street	60 Water Street	Leonard Pointe	The Giovanni	The Margo
Address	365 Bond Street	282 South 5th Street	172-174 Montague Street	800 Union Street	60 Water Street	395 Leonard Street	81 Fleet Place	180 Myrtle Avenue
City, State	Brooklyn, New York	Brooklyn, New York	Brooklyn, New York	Brooklyn, New York	Brooklyn, New York	Brooklyn, New York	Brooklyn, New York	Brooklyn, New York
Year Built	2016	2016	2015	2017	2014	2014	2015	2016
Units	430	82	62	28	232	188	205	228
Studio Rent Per Month	$2,541	$2,825	$2,825	NAP	$3,568	$3,000	$2,531	$2,561
One-Bedroom Rent Per Month	$3,154	$3,792	$3,800	$5,292	$3,947	$3,700	$3,409	$3,383
Two-Bedroom Rent Per Month	$5,131	$5,412	$5,120	$6,647	$6,008	$4,850	$4,135	$4,513
Three-Bedroom Rent Per Month	NAP	NAP	$7,650	$11,688	NAP	NAP	NAP	NAP

(1)	Source: Appraisal.

(2)	As provided by the borrower per the underwritten rent roll dated December 16, 2018.

■	The Borrower. The borrower is LSG 365 Bond Street LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 365 Bond Whole Loan. The non-recourse carveout guarantor under the 365 Bond Whole Loan is LSG Enterprises LLC.

■	Escrows. On the origination date, the borrower funded a tax reserve in the amount of approximately $24,180.

On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months (assuming that the 365 Bond Property does not receive any tax abatement), unless in the case of insurance premiums, the borrower is maintaining a blanket policy. In addition, on each due date during the continuance of a 365 Bond DSCR Trigger Period or during the continuance of an event of default under the 365 Bond Whole Loan, the borrower is required to fund (either directly or in accordance with the cash management described under “—Lockbox and Cash Management” below) a replacement reserve in an amount equal to approximately $8,958 (subject to a cap of $537,500).

A 365 Bond DSCR Trigger Period has been continuing since origination. As of the origination of the 365 Bond Whole Loan, the debt service coverage ratio (as calculated under the loan documents) of the 365 Bond Whole Loan and the 365 Bond Mezzanine Loans was approximately 1.14x.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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365 Bond

A “365 Bond DSCR Trigger Period” means each period commencing when the debt service coverage ratio (as calculated under the loan documents) of the 365 Bond Whole Loan and the 365 Bond Mezzanine Loans, based on the trailing three-month period as of any date of determination, is less than 1.15x, and ending when the debt service coverage ratio (as calculated under the loan documents) of the 365 Bond Whole Loan and the 365 Bond Mezzanine Loans, for the two consecutive calendar quarters immediately preceding the date of determination based upon the trailing three-month period immediately preceding such date of determination, is at least 1.15x (provided there is no continuing event of default under the 365 Bond Whole Loan or any 365 Bond Mezzanine Loan).

■	Lockbox and Cash Management. The 365 Bond Whole Loan is structured with a hard lockbox (except with respect to the parking garage, for which a soft lockbox is in place) and springing cash management. The related loan documents require that the borrower direct all tenants to deposit rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 365 Bond Property (or, in the case of the parking garage, rents minus operating expenses) to be deposited into such lockbox account within one business day following receipt. On each business day that no 365 Bond Trigger Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during the continuance of a 365 Bond Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account.

During the continuance of a 365 Bond DSCR Trigger Period or an event of default under any 365 Bond Mezzanine Loan, the related loan documents require that all amounts on deposit in the cash management account after payment of debt service on the 365 Bond Whole Loan and the 365 Bond Mezzanine Loans, required reserves, budgeted operating expenses, and extraordinary operating or capital expenses (subject to lender approval) are required to be reserved as additional collateral for the 365 Bond Whole Loan. During the continuance of a 365 Bond Bankruptcy Action Trigger Period or an event of default under the 365 Bond Whole Loan, the lender may apply any funds on deposit in the cash management account to any obligations of the borrower under the loan documents in such order of priority as the lender may determine and may hold any such funds as additional collateral for the 365 Bond Whole Loan.

A 365 Bond DSCR Trigger Period has been continuing since origination. As of the origination of the 365 Bond Whole Loan, the debt service coverage ratio (as calculated under the loan documents) of the 365 Bond Whole Loan and the 365 Bond Mezzanine Loans was approximately 1.14x.

A “365 Bond Bankruptcy Action Trigger Period” means each period (i) commencing upon any bankruptcy or similar insolvency proceeding with respect to the property manager, and ending when the borrower replaces the property manager (if such replacement occurs within 60 days of such bankruptcy action); and (ii) from and after any bankruptcy or similar insolvency proceeding with respect to the borrower.

A “365 Bond Trigger Period” means each period (i) during the continuation of an event of default under the 365 Bond Whole Loan or a 365 Bond Mezzanine Loan; (ii) commencing upon any bankruptcy or similar insolvency proceeding with respect to the property manager, and ending when the borrower replaces the property manager (if such replacement occurs within 60 days of such bankruptcy action); (iii) from and after any bankruptcy or similar insolvency proceeding with respect to the borrower; and (iv) during the continuance of a 365 Bond DSCR Trigger Period.

■	Property Management. The 365 Bond Property (other than the parking garage) is managed by Residential Management Group, LLC (d/b/a Douglas Elliman Property Management) pursuant to a management agreement. The parking garage at the 365 Bond Property is managed by Quik Park Bond Street Garage LLC pursuant to a management agreement. Under the related loan documents, the 365 Bond Property is required to remain managed by (a) Residential Management Group, LLC (d/b/a Douglas Elliman Property Management), (b) with respect to the parking garage, Quik Park Bond Street Garage LLC, (c) Beacon Property Management Limited Liability Company, an affiliate of the borrower or (d) any other manager that meets the qualifications of the loan documents. The lender has the right to require the borrower to replace the property manager (i) during the continuance of an event of default under the 365 Bond Whole Loan, (ii) during the continuance of a material default by the property manager under the management agreement or (iii) if the property manager becomes subject to a bankruptcy or similar insolvency proceeding.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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365 Bond

■	Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the 365 Bond Whole Loan, (i) Goldman Sachs Bank USA made a mezzanine loan with an original and Cut-off Date balance of $70,000,000 (the “365 Bond Mezzanine A Loan”) to the direct parent of the borrower (the “365 Bond Mezzanine A Borrower”) secured by a pledge of 100% of the direct equity interests in the borrower, and (ii) 365 Mezz Funding LLC made a mezzanine loan with an original and Cut-off Date balance of $30,000,000 (the “365 Bond Mezzanine B Loan”, and together with the 365 Bond Mezzanine A Loan, the “365 Bond Mezzanine Loans”) to the direct parent of the 365 Bond Mezzanine A Borrower secured by a pledge of 100% of the direct equity interests in the 365 Bond Mezzanine A Borrower. The 365 Bond Mezzanine A Loan carries an interest rate of 5.7000% per annum and the 365 Bond Mezzanine B Loan carries an interest rate of 8.0000% per annum and are coterminous with the 365 Bond Whole Loan. The lenders of the 365 Bond Whole Loan and the 365 Bond Mezzanine Loans entered into an intercreditor agreement that provide for customary consent rights, cure rights and the right to purchase defaulted loans. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 365 Bond Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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37

Torrance towne center

KOHL'S

Smart&Final
FRESH MEAT

HOWARDS

Party City

BIG 5 SPORTING GOODS

Smart & Final
KOHL'S
Party City
Goodwill
HOWARDS
THE COFFEE BEAN & TEA LEAF
Pacific Coast Hwy
Crenshaw Blvd

PEI WEI

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

38

Torrance towne center

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Torrance, California		Cut-off Date Principal Balance	$52,000,000
Property Type	Retail		Cut-off Date Principal Balance per SF	$195.83
Size (SF)	265,538		Percentage of Initial Pool Balance	6.9%
Total Occupancy as of 10/17/2018	97.2%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/17/2018	97.2%		Type of Security	Leasehold
Year Built / Latest Renovation	1958, 1986, 2003 / NAP		Mortgage Rate	4.7780%
Appraised Value	$86,500,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$8,116,077
Underwritten Expenses	$2,794,808		Escrows(1)
Underwritten Net Operating Income (NOI)	$5,321,269			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,292,880		Taxes	$70,646	$38,705
Cut-off Date LTV Ratio	60.1%		Insurance	$0	$5,790
Maturity Date LTV Ratio	60.1%		Replacement Reserves	$100,000	$0
DSCR Based on Underwritten NOI / NCF	2.11x / 2.10x		TI/LC	$1,550,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 10.2%		Other	$87,733	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$52,000,000	100.0%	Loan Payoff	$47,766,501	91.9%
			Reserves	1,808,379	3.5
			Principal Equity Distribution	1,283,195	2.5
			Origination Costs	1,141,925	2.2

Total Sources	$52,000,000	100.0%	Total Uses	$52,000,000	100.0%

(1)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Torrance Towne Center Loan”) is evidenced by a note in the original principal amount of $52,000,000 and is secured by a first mortgage encumbering the borrower's leasehold interest in an anchored retail property in Torrance, California (the “Torrance Towne Center Property”). The Torrance Towne Center Loan was originated by Goldman Sachs Mortgage Company on November 29, 2018 and represents approximately 6.9% of the Initial Pool Balance. The note evidencing the Torrance Towne Center Loan has an outstanding principal balance as of the Cut-off Date of $52,000,000 and an interest rate of 4.7780% per annum. The borrower utilized the proceeds of the Torrance Towne Center Loan to refinance existing debt on the Torrance Towne Center Property (which included the payment of a prepayment penalty), fund reserves, return equity to the borrower sponsor and pay origination costs.

The Torrance Towne Center Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Torrance Towne Center Loan requires interest-only payments during its term. The scheduled maturity date of the Torrance Towne Center Loan is the due date in December 2028. The Torrance Towne Center Loan may be voluntarily prepaid in whole (but not in part) beginning on the due date in March 2021. Any voluntary prepayments prior to the due date in September 2028 require a yield maintenance premium, which may be no less than 1% (or 3% if such prepayment is made following an acceleration of, or event of default under, the Torrance Towne Center Loan) of the amount prepaid.

■	The Mortgaged Property. The Torrance Towne Center Property is a 265,538 SF anchored retail center located in Torrance, California. The Torrance Towne Center Property was built in 1958, 1986 and 2003. The Torrance Towne Center Property is currently 97.2% leased to 28 tenants (including two cell tower tenants). The rent roll consists of a mix of national, regional and local tenants including the following anchors and junior anchors: Kohl's Department Store (sub-ground lease), Smart & Final, Howard’s Appliances, Burke Williams Day Spa, Goodwill Industries, Big 5 Sporting Goods and Total Woman. The Torrance Towne Center Property benefits from a strong historic occupancy which has averaged 98.7% over the last 10 years. The Torrance Towne Center Property is subject to an unsubordinated ground lease with the City of Torrance. See “—Ground Lease” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Torrance Towne Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Kohl's Department Store (GL)(3)	BBB / Baa2 / BBB-	95,697	36.0%	Yes	$1,155,332	$12.07	1/31/2024	NA	NA	6, 5-year options
Total Anchors		95,697	36.0%

Jr. Anchors
Smart & Final	NR / NR / B	21,015	7.9%	Yes	$728,810	$34.68	7/31/2032	NA	NA	2, 5-year options
Howard's Appliances	NR / NR / NR	18,679	7.0	Yes	$514,567	$27.55	9/30/2019	$252	10.9%	2, 5-year options
Burke Williams Day Spa	NR / NR / NR	15,672	5.9	Yes	$715,918	$45.68	12/31/2020	$408	11.2%	2, 5-year options
Goodwill Industries	NR / NR / NR	14,038	5.3	Yes	$346,200	$24.66	12/31/2019	NA	NA	2, 5-year options
Big 5 Sporting Goods	NR / NR / NR	10,000	3.8	Yes	$337,953	$33.80	1/31/2022	$464	7.3%	1, 5-year option
Total Woman	NR / NR / NR	10,000	3.8	Yes	$373,394	$37.34	12/31/2020	$186	20.0%	3, 5-year options
Total Jr. Anchors		89,404	33.7%

Occupied Major		32,888	12.4%	Yes	$1,410,470	$42.89
Occupied In-line		8,019	3.0%	Yes	$458,436	$57.17
Occupied Outparcel		31,811	12.0%	Yes	$1,974,461	$62.07
Total Other(4)		256	0.1%	Yes	$59,526	$232.50
Vacant Spaces		7,463	2.8%	Yes	$0	$0.00
Total Owned SF		265,538	100.0%
Total SF		265,538	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant sales $ per SF are as of August 31, 2018, as provided by the borrower.

(3)	Indicates a sub-ground lease tenant (Kohl’s Department Store (GL): 95,697 SF, $1,155,332 total rent). The City of Torrance owns the land and the tenant owns the improvements.

(4)	Includes storage space (256 SF / $0 UW Base Rent) and two cellular towers (0 SF / $59,526 UW Base Rent).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Torrance Towne Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Kohl's Department Store (GL)(3)	BBB / Baa2 / BBB-	95,697	36.0%	$1,023,750	15.5%	$10.70	1/31/2024	NA	NA	6, 5-year options
Smart & Final	NR / NR / B	21,015	7.9	594,708	9.0	28.30	7/31/2032	NA	NA	2, 5-year options
Bank Of America	A+ / A3 / A-	7,981	3.0	483,012	7.3	60.52	1/31/2028	NA	NA	2, 5-year options
Burke Williams Day Spa	NR / NR / NR	15,672	5.9	451,354	6.8	28.80	12/31/2020	$408	11.2%	2, 5-year options
Howard's Appliances	NR / NR / NR	18,679	7.0	369,844	5.6	19.80	9/30/2019	$252	10.9%	2, 5-year options
Panera Bread	NR / NR / NR	5,198	2.0	297,324	4.5	57.20	5/31/2019	$604	10.7%	1, 5-year option
Total Woman	NR / NR / NR	10,000	3.8	294,000	4.5	29.40	12/31/2020	$186	20.0%	3, 5-year options
Big 5 Sporting Goods	NR / NR / NR	10,000	3.8	270,000	4.1	27.00	1/31/2022	$464	7.3%	1, 5-year option
Comerica Bank	A / A3 / BBB+	3,943	1.5	266,200	4.0	67.51	12/31/2023	NA	NA	3, 5-year options
Goodwill Industries	NR / NR / NR	14,038	5.3	252,684	3.8	18.00	12/31/2019	NA	NA	2, 5-year options
Largest Tenants		202,223	76.2%	$4,302,876	65.2%	$21.28
Remaining Owned Tenants(4)		55,852	21.0	2,300,045	34.8	41.18
Vacant Spaces (Owned Space)		7,463	2.8	0	0.0	0.00
Totals / Wtd. Avg. Tenants		265,538	100.0%	$6,602,921	100.0%	$25.59

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant sales $ per SF are as of August 31, 2018, as provided by the borrower.

(3)	Indicates a sub-ground lease tenant (Kohl’s Department Store (GL): 95,697 SF, $1,155,332 total rent). The City of Torrance owns the land and the tenant owns the improvements.

(4)	Includes storage space (256 SF / $0 UW Base Rent) and two cellular towers (0 SF / $59,526 UW Base Rent).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the Torrance Towne Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA(2)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	41,197	15.5	15.5%	1,104,585	16.7	26.81	5
2020	26,872	10.1	25.7%	811,114	12.3	30.18	3
2021	9,011	3.4	29.1%	456,876	6.9	50.70	7
2022	25,764	9.7	38.8%	1,053,156	15.9	40.88	5
2023	18,245	6.9	45.6%	724,024	11.0	39.68	3
2024	104,697	39.5	85.1%	1,266,750	19.2	12.10	2
2025	3,037	1.1	86.3%	108,696	1.6	35.79	1
2026	0	0.0	86.3%	0	0.0	0.00	0
2027	0	0.0	86.3%	0	0.0	0.00	0
2028	7,981	3.0	89.3%	483,012	7.3	60.52	1
2029	0	0.0	89.3%	0	0.0	0.00	0
2030 & Thereafter	21,015	7.9	97.2%	594,708	9.0	28.30	1
Vacant	7,463	2.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	265,282	100.0%		$6,602,921	100.0%	$25.61	28

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Excludes 256 SF of landlord storage space.

The following table presents certain information relating to historical occupancy at the Torrance Towne Center Property:

Historical Leased %(1)

2015	2016	2017	As of 10/17/2018
99.6%	99.9%	99.6%	97.2%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Torrance Towne Center Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 7/31/2018	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$5,966,680	$6,104,974	$6,379,501	$6,519,905	$6,602,921	$24.87
Contractual Rent Steps	0	0	0	0	66,486	0.25
Overage / Percentage Rent	47,916	82,589	112,468	200,286	200,286	0.75
Total Reimbursement Revenue	995,990	1,126,801	1,149,957	1,174,958	1,249,533	4.71
Market Revenue from Vacant Units	0	0	0	0	381,128	1.44
Other Revenue	88,001	15,628	15,761	13,637	11,212	0.04
Gross Revenue	$7,098,586	$7,329,993	$7,657,687	$7,908,786	$8,511,567	$32.05
Less Vacancy & Credit Loss	0	0	0	0	(395,490)	(1.49)
Effective Gross Income	$7,098,586	$7,329,993	$7,657,687	$7,908,786	$8,116,077	$30.56
Total Operating Expenses	$2,310,589	$2,372,839	$2,466,331	$2,481,800	$2,794,808	$10.53

Net Operating Income	$4,787,997	$4,957,153	$5,191,356	$5,426,986	$5,321,269	$20.04
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	28,388	0.11
Net Cash Flow	$4,787,997	$4,957,153	$5,191,356	$5,426,986	$5,292,880	$19.93

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of October 17, 2018 and contractual rent steps through February 29, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Torrance Towne Center Property had an “as-is” appraised value of $86,500,000 as of September 11, 2018.

■	Environmental Matters. According to a Phase I environmental report, dated September 21, 2018, there are three recognized environmental conditions related to historical uses at the Torrance Towne Center Property for on-site dry cleaning facilities and gasoline service stations, which resulted in documented releases of tetrachloroethene and petroleum hydrocarbons, respectively, each of which impacted the soil. The environmental consultant recommended a limited Phase II environmental report at the Torrance Towne Center Property. In lieu of a Phase II environmental report, the lender required the borrower to obtain environmental insurance at origination with per occurrence and aggregate limits of $3,000,000 and an initial term of 13 years.

■	Market Overview and Competition. According to the appraisal, the Torrance Towne Center Property is located in the South Bay Cities retail submarket of Los Angeles. The average asking rent in the South Bay Cities submarket is $34.92 per SF. Per the appraisal, the Los Angeles County Retail Market vacancy was 7.3% and the submarket vacancy was 4.7%. Over the last 10 years, the submarket inventory increased slightly by 3.4% to 12.5 million SF. Over the last six years, South Bay Cities submarket has witnessed net positive absorption of 386,000 SF and rental rates have increased 24.9% from $27.96 in 2013 to $34.92 in Q2 of 2018.

The following table presents certain information relating to the primary competition for the Torrance Towne Center Property:

Competitive Set(1)

	Torrance Towne Centre(2)	Rolling Hills Plaza	Torrance Crossroads	Madison Park	Vista Plaza Shopping Center
Property Type	Retail	Power Center	Power Center	Un-Anchored Retail Strip	Neighborhood/Community
Year Built / Renovated	1958, 1986, 2003 / NAP	1961 / 2003	1992	1989	1972
Total GLA	265,538	433,153	478,000	72,500	133,000
Total Occupancy	97.2%	89%	100%	100%	100%
Anchors & Jr. Anchors	Kohl's Department Store (GL), Smart & Final, Howard’s Appliances, Burke Williams Day Spa, Goodwill Industries, Big 5 Sporting Goods, Total Woman	Whole Foods, Rite Aid, Trader Joe's, AMC Theater, Bed Bath & Beyond	Sam's Club, Home Depot, Von's	N/A	Sprout's Farmer's Market, Michael's, Salvation Army Store, Kragen

(1)	Source: Appraisal.

(2)	As provided by the borrower per the underwritten rent roll dated October 17, 2018.

■	The Borrower. The borrower is Torrance Towne Center Associates, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Torrance Towne Center Loan. The non-recourse carveout guarantors are Norman R. La Caze and Carole La Caze.

Norman R. La Caze and Carole La Caze founded La Caze Development Company (“LDC”) in 1980 and have been involved in the development, management and rehabilitation of approximately 3.0 million SF of commercial real estate throughout the states of California, Nevada and Hawaii. The total current square footage of properties owned and operated by LDC exceeds 1.4 million SF. The guarantors own over 700,000 SF of retail valued in excess of $200 million, excluding the Torrance Towne Center Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. On the origination date, the borrower funded (i) a tax reserve in the amount of approximately $70,646, (ii) a capital expenditure reserve in the amount of $100,000, (iii) a tenant improvement and leasing commission reserve in the amount of $1,550,000 and (iv) a ground lease reserve in the amount of $87,733.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, except for any portion of property taxes that the Kohl's Department Store (GL) tenant is paying; (ii) an insurance reserve in an amount equal to one-twelfth (one-eleventh for the first year) of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months (or the next ensuing 11 months for the first year), unless the borrower is maintaining a blanket policy; (iii) a ground rent reserve in an amount equal to one-twelfth of the ground rents that the lender reasonably estimates will be payable during the next ensuing 12 months, unless the borrower is paying the ground rent (in which case, the borrower will be required to maintain on reserve an amount equal to one month of ground rent); (iv) a tenant improvement and leasing commission reserve in an amount equal to $16,580, unless the amount contained in such reserve is equal to at least $550,000 (excluding termination proceeds); (v) a capital expenditure reserve in the amount of approximately $4,421 (or $2,826 for so long as the Torrance Towne Center Rollover Tenant is required to pay for all capital expenditures relating to its premises and there is no continuing event of default under the Torrance Towne Center Loan or any lease with a Torrance Towne Center Rollover Tenant), unless the amount contained in such reserve is equal to at least $100,000.

In addition, during a Torrance Towne Center Rollover Trigger Period, excess cash flow is required to be deposited into a rollover reserve for tenant improvements and leasing commissions, as described under “—Lockbox and Cash Management” below.

A “Torrance Towne Center Rollover Tenant” means (i) Kohl’s Department Stores, Inc. and (ii) any successor tenant to the Kohl’s Department Stores, Inc. leased premises.

A “Torrance Towne Center Rollover Trigger Event” means the occurrence of any of the following: (i) any Torrance Towne Center Rollover Tenant gives notice of an intent to vacate all or a material portion of its premises; (ii) any Torrance Towne Center Rollover Tenant fails to renew its lease by the earlier of (a) the date required under its lease and (b) six months prior to the expiration date of its lease; (iii) any Torrance Towne Center Rollover Tenant goes dark, discontinues its operations or business in all or substantially all of its premises, vacates or is otherwise not in occupancy of all or substantially all of its premises for 30 consecutive days (but excluding such events caused solely by casualty or condemnation, renovations or alterations undertaken pursuant to the terms of its lease, or (iv) the filing of a bankruptcy or insolvency petition by or against any Torrance Towne Center Rollover Tenant, any Torrance Towne Center Rollover Tenant is adjudicated bankrupt or any general assignment for the benefit of creditors by any Torrance Towne Center Rollover Tenant.

A “Torrance Towne Center Rollover Trigger Period” means each period commencing upon the occurrence of a Torrance Towne Center Rollover Trigger Event, and ending when (a) in the case of clause (i) or clause (ii) of the definition of “Torrance Towne Center Rollover Trigger Event”, either (1) the related Rollover Tenant enters a renewal or extension of its lease, is in occupancy of the entirety of its premises, is paying normal monthly rent and is open for business, or (2) the related premises has been re-let at an annual rent equal to or greater than the then applicable market rate for such premises and the replacement tenant(s) are in occupancy, open for business and paying full rent (the conditions set forth in clause (2), the “Torrance Towne Center New Lease Conditions”); (b) in the case of clause (iii) of the definition of “Torrance Towne Center Rollover Trigger Event”, either (1) the related Rollover Tenant has recommenced its business and operations in its premises, is paying rent and is otherwise in compliance with the terms of its lease, or (2) the satisfaction of the Torrance Towne Center New Lease Conditions; or (c) in the case of clause (iv) of the definition of “Torrance Towne Center Rollover Trigger Event”, either (1) the case is dismissed 60 days after commencement without any negative impact on the lease or the related Rollover Tenant has affirmed its lease during the related bankruptcy proceeding, and, in each case, the related Rollover Tenant is paying normal monthly rent and is otherwise in compliance with the terms of its lease, or (2) the satisfaction of the Torrance Towne Center New Lease Conditions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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A “Torrance Towne Center Trigger Period” means each period: (i) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 1.20x, and ending when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 1.20x; (ii) during the continuance of a Torrance Towne Center Rollover Trigger Period; and (iii) commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other Torrance Towne Center Trigger Period is ongoing.

■	Lockbox and Cash Management. The Torrance Towne Center Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of the initial Torrance Towne Center Cash Management Period, the lender may deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account, and the borrower will be required to cause all cash revenues relating to the Torrance Towne Center Property and all other money received by the borrower or the property manager with respect to the Torrance Towne Center Property (other than tenant security deposits) to be deposited into such lockbox account or, during a continuing Torrance Towne Center Cash Management Period, a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a Torrance Towne Center Cash Management Period, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no Torrance Towne Center Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

During the continuance of a Torrance Towne Center Cash Management Period, but absent a continuing Torrance Towne Center Trigger Period or event of default under the Torrance Towne Center Loan, all funds in the cash management account in excess of the monthly debt service and required reserves are required to be swept into a borrower-controlled operating account on each business day.

During the continuance of a Torrance Towne Center Trigger Period or, at the lender’s discretion, during an event of default under the Torrance Towne Center Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited (i) during the continuance of a Torrance Towne Center Rollover Trigger Period, into a rollover reserve for tenant improvements and leasing commissions (until the amount contained in such reserve is equal to $550,000), and (ii) otherwise, into an excess cash flow reserve as additional collateral for the Torrance Towne Center Loan.

A “Torrance Towne Center Cash Management Period” means (i) the period from the commencement of the initial Torrance Towne Center Trigger Period until the end of such Torrance Towne Center Trigger Period, (ii) the period from the commencement of the initial event of default under the Torrance Towne Center Loan until the end of such event of default, or (iii) the period from the commencement of any subsequent Torrance Towne Center Trigger Period or event of default under the Torrance Towne Center Loan through the end of the term of the Torrance Towne Center Crossing Loan.

■	Property Management. The Torrance Towne Center Property is currently managed by La Caze Development Company, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Torrance Towne Center Property is required to remain managed by La Caze Development Company, or any other management company approved by the lender (which approval may not be unreasonably withheld, absent an event of default under the Torrance Towne Center Loan), and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under the Torrance Towne Center Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the Torrance Towne Center Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Ground Lease. The borrower’s interest in the Torrance Towne Center Property is through a ground lease with the City of Torrance, which commenced on July 1, 1985 and expires on March 31, 2053. The borrower is required to pay (i) minimum base rent, which is currently $923,967 per year, subject to annual adjustment based on increases in the Consumer Price Index (with a minimum increase of 2% and a maximum increase of 5%) (the “Torrance Towne Center Adjusted Minimum Basic Rent”) and (ii) percentage rent equal to (a) the amount by which monthly gross receipts exceeds the Torrance Towne Center Adjusted Minimum Basic Rent for the corresponding lease year, times (b)(1) 15% through and including December 31, 2023 and (2) 17% thereafter. The ground lease also restricts the percentage of non-sales tax generating tenants at the Torrance Towne Center Property to 30% of the net rentable area.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Torrance Towne Center Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Pace gallery HQ

Images shown above are renderings

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Pace gallery HQ

Pace Gallery HQ

7 & 8
Art Galleries
13,311 SF
6
Terrace
2,071 SF
5
Offices
9,055 SF
4
Offices
10,711 SF
3
Offices
10,711 SF
2
Offices
Art Galleries
10,634 SF
1
Entrance/Bookstore
Art Galleries
9,711 SF
Cellar
MEP Equipment
Storage
8,359 SF

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

49

Pace gallery HQ

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Pace gallery HQ

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	New York, New York	Cut-off Date Principal Balance(4)		$50,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(3)		$1,207.03
Size (SF)	74,563	Percentage of Initial Pool Balance		6.6%
Total Occupancy as of 1/1/2019(1)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/1/2019(1)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2018 / NAP	Mortgage Rate		5.1500%
Appraised Value(2)	$180,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$10,365,183
Underwritten Expenses	$2,258,718	Escrows(5)
Underwritten Net Operating Income (NOI)	$8,106,464		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,636,208	Taxes	$0	$0
Cut-off Date LTV Ratio(2)(3)	50.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	50.0%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	1.73x / 1.62x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	9.0% / 8.5%	Other(2)	$6,792,677	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$90,000,000	100.0%	Loan Payoff	$58,297,079	64.8%
			Principal Equity Distribution	23,870,301	26.5
			Reserves	6,792,677	7.5
			Origination Costs	1,039,942	1.2
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)	The sole tenant at the Pace Gallery HQ Property took possession of its space and began paying full, unabated rent on December 15, 2018. The Pace Gallery LLC (“Pace Gallery”) is completing the build-out of its space and is anticipated to take occupancy in May 2019.
(2)	The Appraised Value represents the prospective market value upon stabilization as of May 1, 2019 which assumes that the interior build-out of the space is completed for the Pace Gallery HQ Property. At origination, the lender reserved $6,792,677 for outstanding core and shell work to be completed by the borrower at the Pace Gallery HQ Property. The borrower sponsor also posted a $19,000,000 letter of credit, which is required to be released upon the lender’s receipt of (i) an estoppel certificate from Pace Gallery stating that the Core and Shell Work (defined below) has been completed in accordance with the terms of the Pace Gallery Lease and (ii) a true and correct copy of a valid, unexpired, temporary certificate of occupancy for the entire Pace Gallery HQ Property. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $180,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the “as-is” appraised value of $170,000,000, are both 52.9%.
(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Pace Gallery HQ Whole Loan. See “—The Mortgage Loan” below.
(4)	The Cut-off Date Principal Balance of $50,000,000 represents the controlling note A-1 of the $90,000,000 Pace Gallery HQ Whole Loan evidenced by two pari passu notes. See “—The Mortgage Loan” below.
(5)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Pace Gallery HQ Loan”) is part of a whole loan (the “Pace Gallery HQ Whole Loan”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a newly developed building which contains Class A office and gallery space located in the Chelsea neighborhood of New York, New York and comprising 74,563 SF of net rentable area (the “Pace Gallery HQ Property”). The Pace Gallery HQ Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 6.6% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2 ($40,000,000) which is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed in one or more future commercial mortgage securitization transactions. The Pace Gallery HQ Whole Loan, which accrues interest at an interest rate of 5.1500% per annum, was originated by CREFI on January 23, 2019, had an original principal balance of $90,000,000 and has an outstanding principal balance as of the Cut-off Date of $90,000,000. The proceeds of the Pace Gallery HQ Whole Loan were primarily used to refinance prior debt secured by the Pace Gallery HQ Property, return equity to the borrower sponsor and pay origination costs.

The table below summarizes the promissory notes that comprise the Pace Gallery HQ Whole Loan. The relationship between the holders of the Pace Gallery HQ Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	GSMS 2019-GC38	Yes
A-2	40,000,000	40,000,000	CREFI(1)	No
Total / Wtd. Avg.	$90,000,000	$90,000,000

(1)       Expected to be contributed to one or more future securitization transactions

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The Pace Gallery HQ Whole Loan has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Pace Gallery HQ Whole Loan requires monthly payments of interest only for the term of the Pace Gallery HQ Whole Loan. The scheduled maturity date of the Pace Gallery HQ Loan is the due date in February 2029. Provided no event of default has occurred and is continuing, at any time after the earlier of (i) January 23, 2023 and (ii) second anniversary of the last securitization of a note comprising part of the Pace Gallery HQ Whole Loan, the Pace Gallery HQ Whole may be (a) defeased with certain “government securities” as permitted under the Pace Gallery HQ Whole Loan documents, or (b) prepaid with payment of a yield maintenance premium. Voluntary prepayment of the Pace Gallery HQ Whole Loan is permitted on or after the due date occurring in December 2028 without payment of any prepayment premium.

■	The Mortgaged Property. The Pace Gallery HQ Property is a newly developed Class A office and art gallery building totaling 74,563 SF located at 540 West 25th Street in New York City. The Pace Gallery HQ Property is comprised of an eight-story office building with art gallery space that is situated mid-block, on the south side of 25th Street, between Tenth and Eleventh Avenues. The Pace Gallery HQ Property is located within the Arts District within the Chelsea neighborhood of Manhattan. The Pace Gallery HQ Property is 100.0% leased to and upon completion will serve as the global headquarters for Pace Gallery which, according to various sources including Conde Nast Traveler, is one of the leading contemporary art galleries in the world. Although Pace Gallery is not yet operating out of the Pace Gallery HQ Property, the borrower sponsor has delivered the space to the tenant and Pace Gallery has taken full possession of its space, is currently completing its initial build-out, and is paying full, unabated annual rent of $8.4 million (representing an underwritten base rent of $112.66 per SF on a triple-net basis). An initial certificate of occupancy has not yet been issued for the Pace Gallery HQ Property and, based solely upon a letter by the borrower’s architect issued in connection with the origination of the Pace Gallery HQ Whole Loan, upon completion of Pace Gallery’s outstanding interior work and the borrower’s core and shell work, in each case, in accordance with the plans and specifications for such work, the Pace Gallery HQ Property will be eligible to receive a certificate of occupancy. Pursuant to its lease, Pace Gallery is responsible for obtaining the certificate of occupancy for the Pace Gallery HQ Property upon completion of its interior work and the Pace Gallery HQ Whole Loan documents require the borrower to obtain or cause to be obtained a certificate of occupancy. The Pace Gallery HQ Whole Loan documents provide for a non-recourse carveout for losses in connection with (A) the failure to obtain a temporary or permanent final certificate of occupancy for the Pace Gallery HQ Property or (B) in the event a temporary certificate of occupancy for the Pace Gallery HQ Property is been issued, the expiration of such temporary certificate of occupancy without the simultaneous issuance of either a renewal temporary certificate of occupancy or a permanent certificate of occupancy.

The Pace Gallery HQ Property has column-free, multi-use floor plates. The construction includes black volcanic stone and a glass curtain façade that wraps around the entire building and provides all floors with floor-to-ceiling windows. The ground and second floors have a custom lighting concept that automatically adjusts the ambient light to complement the works on display. Additionally, the ground floor features 18-foot ceilings and serves as the primary showroom space while the upper floors feature 10- to 19-foot ceilings and consist of a mix of office and gallery space. As of December 31, 2018, Pace Gallery had completed approximately $5.5 million of interior work and is responsible for any remaining costs of completing the interior build-out.

The tenant, Pace Gallery, is an established contemporary art gallery that represents over 70 artists and estates world-wide. The gallery started on Boston’s Newbury Street in 1960 and moved to New York City in 1963. The Pace Gallery moved to its current location at 537 West 24th Street, in West Chelsea, in 2001 and has remained in the same space for nearly 20 years while subsequently expanding into two additional locations in New York City as well as outposts in Palo Alto, London, Beijing, Hong Kong, Seoul and Geneva. Upon completion of its interior build-out, Pace Gallery will be consolidating its three current New York City locations into its global headquarters at the Pace Gallery HQ Property. The Pace Gallery lease includes a $20.0 million security deposit, which is currently in the form of an evergreen letter of credit issued by JPMorgan Chase Bank, N.A. Upon the Pace Gallery taking occupancy and completing its build-out, the security deposit letter of credit reduces to $10.0 million. As of December 31, 2017, Pace Gallery reported a total net worth of approximately $110.0 million.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the sole tenant at the Pace Gallery HQ Property:

Largest Owned Tenant by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Pace Gallery	NR / NR / NR	74,563	100.0%	$8,652,000	100.0%	$116.04	12/14/2038	NAP
Total		74,563	100.0%	$8,652,000	100.0%	$116.04

(1)	Based on the underwritten rent roll dated January 1, 2019.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $252,000 in contractual rent steps through December 2019.

The following table presents certain information relating to the lease rollover schedule at the Pace Gallery HQ Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030 & Thereafter	74,563	100.0	100.0%	8,652,000	100.0	$116.04	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	74,563	100.0%		$8,652,000	100.0%	$116.04	1

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $252,000 in contractual rent steps through December 2019.

The following table presents certain information relating to historical leasing at the Pace Gallery HQ Property:

Historical Leased %

As of 1/1/2019(1)
Owned Space	100.0%

(1)	Most Recent occupancy is based on the underwritten rent roll dated as of January 1, 2019. No historical occupancy information is available as the Pace Gallery HQ Property was built in 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Pace Gallery HQ Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent(2)	$8,400,000	$112.66
Rent Steps(3)	252,000	3.38
Potential Income from Vacant Space	0	0.00
Reimbursements	2,258,718	30.29
Gross Potential Rent	$10,910,718	$146.33
Economic Vacancy & Credit Loss(4)	(545,536)	(7.32)
Effective Gross Income	$10,365,183	$139.01

Real Estate Taxes	$1,545,263	$20.72
Insurance	37,500	0.50
Management Fee	310,955	4.17
Other Operating Expenses	365,000	4.90
Total Operating Expenses	$2,258,718	$30.29

Net Operating Income	$8,106,464	$108.72
Replacement Reserves	14,913	0.20
TI/LC	455,343	6.11
Net Cash Flow	$7,636,208	$102.41

(1)	The Pace Gallery HQ Property was built in 2018, therefore no historical information is available.
(2)	Underwritten Base Rent is based on the underwritten rent roll dated as of January 1, 2019.
(3)	Represents approximately $252,000 in contractual rent steps through December 2019.
(4)	Underwritten Vacancy & Credit Loss represents the economic vacancy of 5.0%.

■	Appraisal. According to the appraisal, the Pace Gallery HQ Property had an “as-is” appraised value of $170,000,000 as of December 3, 2018 and an “as-stabilized” value of $180,000,000 as of May 1, 2019. The “as-stabilized” value assumes that the sole tenant, Pace Gallery, has completed its build-out and taken occupancy at the Pace Gallery HQ Property. On the origination date of the Pace Gallery HQ Whole Loan, the borrower funded an upfront reserve of $6,792,677 for outstanding costs associated with the core and shell work required to be completed by the borrower at the Pace Gallery HQ Property pursuant to the Pace Gallery lease (the “Core and Shell Work”). The borrower sponsor also posted an evergreen letter of credit equal to $19.0 million which is released, provided no event of default has occurred and is continuing, upon the lender’s receipt of (i) an estoppel certificate from Pace Gallery stating the Core and Shell Work has been completed in accordance with the terms of the Pace Gallery lease and (ii) a true and correct copy of a valid, unexpired, temporary certificate of occupancy for the Pace Gallery HQ Property.

■	Environmental Matters. According to the Phase I environmental reports, dated December 18, 2018, there are no recognized environmental conditions or recommendations for further action at the Pace Gallery HQ Property.

■	Market Overview and Competition. The Pace Gallery HQ Property is located at 540 West 25th Street between 10th and 11th Avenue and, according to the appraisal, is located within the Chelsea office submarket (of the greater Midtown South office market). According to the appraisal, as of the third quarter of 2018, the Chelsea office submarket had an office inventory of approximately 25.1 million SF, a 6.6% vacancy rate and average asking rents of $74.16 per SF. According to the appraisal, average asking rents for directly comparable office leases for newly constructed space range from $106.51 per SF to $185.00 per SF, representing a significant premium for newly constructed space when compared to existing office space in the Chelsea office submarket. See the “Comparable Office Leases” chart below for detail on leases that are considered directly comparable to the Pace Gallery lease by the appraisal. The appraisal concluded a gross market rent for the Pace Gallery HQ Property of $175.00 per SF for grade level retail space, $150.00 per SF for the office space located on floors two through five and $155.00 per SF for the office space located on floors seven and eight (there is no market rent conclusion for floor six because it represents the outdoor terrace), based on a modified gross lease structure and estimated lease term of 15 years. The weighted average in place underwritten gross rent at the Pace Gallery HQ Property is equal to $146.33 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The Pace Gallery HQ Property is located within the New York-Jersey City-White Plains metropolitan statistical area (the “New York MSA”). According to the appraisal, the New York MSA has a population of approximately 14.4 million and a year-end 2018 median household income of $67,700. Access to the Pace Gallery HQ Property is provided by subway, train and a highway. The closest subway station is four blocks to the southeast and services the A, C and E subway lines. Pennsylvania Station, located approximately seven blocks from the Pace Gallery HQ Property, is located one subway stop north of the aforementioned subway station and provides access to the 1, 2, 3 subway lines as well as NJ Transit and the Long Island Railroad. The Pace Gallery HQ Property is located on the west side of Manhattan on 25th Street, providing accessibility to both the Holland and Lincoln Tunnels.

Comparable Leases(1)

Property	Property Type	Leased Area (SF)	Lease Tenant	Lease Type	Lease Start	Lease Term (Yrs)	Gross Rent Per SF
Pace Gallery HQ Property(2)	Mixed Use	74,563	Pace Gallery	Modified Gross	Dec-18	20.0	$146.33
Confidential (SoHo)	Office	63,346	Confidential	Modified Gross	Jan-19	15.0	$160.00
0 Bond Street	Office	13,144	Sartiano	Modified Gross	Oct-18	16.1	$106.51
424 Fifth Avenue	Office	192,751	WeWork	Net (Grossed Up)	Sep-18	15.9	$112.88
888 Broadway	Office	37,607	Netflix	Modified Gross	Sep-18	15.0	$130.00
61 Ninth Avenue	Office	142,342	Aetna	Net (Grossed Up)	July-18	12.3	$137.27
412 West 15th Street	Office	6,092	Copenhagen Infrastruture Partners	Modified Gross	Mar-18	7.5	$145.00
412 West 15th Street	Office	11,474	Tikehau Capital	Modified Gross	Feb-18	10.0	$185.00
860 Washington Street	Office	13,069	SoFi	Modified Gross	Mar-17	11.0	$155.00
860 Washington Street	Office	21,979	Delos Living LLC	Modified Gross	Oct-15	10.4	$150.00
545 West 20th Street	Retail	4,400	Garth Greenan Gallery	Modified Gross	June-16	10.0	$140.00
543 West 23rd Street	Retail	1,420	Morgan Lehamn Gallery	Modified Gross	June-16	10.0	$130.00
508 West 24th Street	Retail	4,812	Cara Gallery	Modified Gross	May-16	10.0	$155.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2019.

■	The Borrower. The borrower is Wenat Realty Associates L.P., a New York limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pace Gallery HQ Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Samuel G. Weinberg who serves as President and CEO of Weinberg Properties. Weinberg Properties, founded in 1925, is a full service real estate owner and developer based in New York City which currently owns other commercial properties in Manhattan such as 360 East 57th Street (New York City multifamily building known as The Morrison), 537-541 West 24th Street, 160 Leroy Street and 7 West 46th Street.

■	Escrows. On the origination date of the Pace Gallery HQ Whole Loan, the borrower funded a reserve of approximately $6,792,677 for outstanding costs associated with completing the Core and Shell Work at the Pace Gallery HQ Property.

On each due date, the borrower will be required to fund the following reserves (i) if the Reserve Waiver Conditions have not been satisfied, one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) if the Reserve Waiver Conditions have not been satisfied, one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that, monthly deposits for insurance reserves will be waived if the Pace Gallery HQ Property is covered under an acceptable blanket policy, (iii) if a Pace Gallery HQ Trigger Period has occurred and is continuing, a monthly replacement reserve deposit of approximately $1,243, and (iv) if a Pace Gallery HQ Trigger Period has occurred and continuing, approximately $6,214 for tenant improvements and leasing commissions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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In the event that the borrower is entitled to retain any portion of the security deposit delivered in accordance with a Specified Tenant Lease (the amount so permitted to be retained or drawn, the “Retained Security Deposit Amount”), the borrower is required to deposit the Retained Security Deposit Amount into a reserve (the “Retained Security Deposit Reserve”).

“Reserve Waiver Conditions” shall mean each of the following: (i) no Pace Gallery HQ Trigger Period has occurred and is continuing, (ii) the lease with a Specified Tenant (defined below) (a “Specified Tenant Lease”) is in full force and effect, (iii) with respect to the reserve for taxes, the Specified Tenant is obligated pursuant to the Specified Tenant Lease to reimburse the borrower for all taxes and the lender has received evidence of compliance by such tenant, (iv) with respect to the reserve for insurance premiums, the Specified Tenant is obligated pursuant to its lease to maintain all insurance required to be maintained by the borrower pursuant to the Pace Gallery HQ Whole Loan documents and such tenant pays all premiums therefore directly to the applicable insurance provider, and (v) the borrower delivers to the lender evidence, as applicable, that (a) all taxes have been paid prior to the date the same are due and payable and (b) all insurance required by the Pace Gallery HQ Whole Loan documents is maintained and premiums due in connection therewith have been paid prior to the date the same are due and payable.

On the monthly payment date following the date any Specified Tenant fails to make any monthly payment of rent or additional rent, all excess cash flow up to the amount of the rent or additional rent that such tenant failed to pay will be required to be deposited into a reserve with the lender for and to be used for the payment of tenant improvements and leasing commissions that may be incurred by the borrower in connection with re-tenanting the space demised to such tenant. Provided no event of default has occurred and is continuing, the lender will be required to disburse amounts held in the reserve for tenant improvements and leasing commissions that are incurred in connection with re-tenanting the space demised to such tenant.

A “Pace Gallery HQ Trigger Period” means a period (A) commencing upon the first to occur of (i) the occurrence and continuance of an event of default under the Pace Gallery HQ Loan documents, (ii) the debt service coverage ratio falling below 1.20x, (iii) any termination or cancellation of a Specified Tenant Lease and/or a Specified Tenant Lease failing to be in full force and effect, (iv) a Specified Tenant being in default under its lease, (v) a Specified Tenant (a) failing to be in physical possession of any portion of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space or (b) giving notice that it is terminating its lease for all or any portion of its space, (vi) any bankruptcy or similar insolvency of the Specified Tenant (B) expiring upon (i) in the case of any Pace Gallery HQ Trigger Period commenced in connection with clause (A)(i) above, the cure of the applicable event of default, (ii) in the case of any Pace Gallery HQ Trigger Period commenced in connection with clause (A)(ii) above, the DSCR remaining at or above 1.25 to 1.00 for two consecutive calendar quarters, (iii) in the case of any Pace Gallery HQ Trigger Period commenced in connection with clauses (A)(iii), A(iv), (A)(v) and/or (A)(vi) above, the earlier to occur of (x) the leasing of the entire space demised pursuant to the applicable Specified Tenant Lease in accordance with the terms of the Pace Gallery HQ Loan documents, the applicable Tenant under such new lease being in actual, physical occupancy of, and open to the public for business and paying the full amount of the rent due under such new lease or (y) the occurrence of the following, as applicable, (1) the applicable Specified Tenant has cured all defaults which exist beyond applicable notice and grace periods under the applicable Specified Tenant Lease, (2) the applicable Specified Tenant is in actual, physical possession of the space demised pursuant to the applicable Specified Tenant Lease, open to the public for business during customary hours and not “dark”, (3) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (4) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant, the applicable Specified Tenant has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (5) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease. Notwithstanding the foregoing, a Pace Gallery HQ Trigger Period shall not be deemed to cease in the event any other triggering event is then ongoing.

A “Specified Tenant” means, as applicable, (i) Pace Gallery, (ii) any other tenant leasing all or a portion of the Pace Gallery HQ Property pursuant to any lease and (iii) any guarantor of a tenant lease at the Pace Gallery HQ Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Letter of Credit. In connection with the origination of the Pace Gallery HQ Whole Loan, the borrower sponsor posted an evergreen letter of credit, issued by Citibank N.A., in the amount of $19,000,000, which is required to be released, provided no event of default under the Pace Gallery HQ Whole Loan has occurred and is continuing, upon the lender’s receipt of (i) an estoppel certificate from Pace Gallery stating the Core and Shell Work has been completed in accordance with the terms of the Pace Gallery lease and (ii) a true and correct copy of a valid, unexpired, temporary certificate of occupancy for the Pace Gallery HQ Property.

■	Lockbox and Cash Management. The Pace Gallery HQ Loan documents require a springing lockbox account with springing cash management. Upon the occurrence and during the continuance of a Pace Gallery HQ Trigger Period, the borrower is required to deliver a tenant direction letter to the Pace Gallery tenant directing it to remit its rent payments directly to the lockbox account. The borrower is also required to deliver a tenant direction letter to each and every future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the Pace Gallery HQ Property into the lockbox account within two (2) business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Pace Gallery HQ Trigger Period exists. Upon the occurrence and during the continuance of a Pace Gallery HQ Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender and all amounts on deposit therein after payment of debt service, required reserves, budgeted operating expenses and approved extraordinary expenses are required to be reserved as additional collateral for the Pace Gallery HQ Whole Loan. Upon an event of default under the Pace Gallery HQ Whole Loan documents, the lender may apply funds in such order of priority as it may determine.

If any Specified Tenant fails to make any monthly payment of rent or additional rent (or any portion thereof) the borrower will be required to promptly provide written notice thereof to lender specifying the amount of rent and/or additional rent that should have been paid on the applicable due date. Provided no event of default has occurred and is continuing, upon the lender’s receipt of such notice, the lender will be required to deposit from the Retained Security Deposit Reserve into the cash management account an amount equal to the monthly payment of rent and/or additional rent that was not paid.

■	Property Management. The Pace Gallery HQ Property is currently self-managed. Under the Pace Gallery HQ Whole Loan documents, in connection with engaging any property manager, such property manager will be required to execute an assignment of management agreement in the form attached to the Pace Gallery HQ Whole Loan agreement, which form provides that the lender will have the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the Pace Gallery HQ Whole Loan documents is continuing; (iii) property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager with a successor property manager pursuant to a new management agreement approved by the lender in the lender’s reasonable discretion (which approval may, following securitization, be conditioned on receipt of a rating agency confirmation from the applicable rating agencies).

■	Mezzanine or Secured Subordinate Indebtedness. None.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Pace Gallery HQ Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at terrorism insurance premiums equal to two times the amount of all the then-current premiums for all property and business interruption/rental loss insurance coverages required for the Pace Gallery HQ Whole Loan on a standalone basis (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance) for each subsequent policy term. See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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LifeStorage

LifeStorage

LifeStorage

LifeStorage

LifeStorage

LifeStorage

LifeStorage
LifeStorage

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	12	Loan Seller	GSMC
Location (City/State)	Various / Various	Cut-off Date Principal Balance	$45,350,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF	$58.71
Size (SF)	772,483	Percentage of Initial Pool Balance	6.0%
Total Occupancy as of 11/16/2018	90.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/16/2018	90.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1969-2007 / 1978-2006	Mortgage Rate	4.4080%
Appraised Value	$92,340,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	NAP
		Original Interest Only Period (Months)	120

Underwritten Revenues	$9,409,584
Underwritten Expenses	$4,067,826	Escrows
Underwritten Net Operating Income (NOI)	$5,341,758		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,264,509	Taxes	$0	$0
Cut-off Date LTV Ratio	49.1%	Insurance	$0	$0
Maturity Date LTV Ratio	49.1%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.64x / 2.60x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.8% / 11.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$45,350,000	49.6%	Purchase Price	$91,000,000	99.5%
Principal’s New Cash Contribution	46,092,048	50.4	Origination Costs	442,048	0.5

Total Sources	$91,442,048	100.0%	Total Uses	$91,442,048	100.0%

■	The Mortgage Loan. The mortgage loan (the “Heitman Life Storage Portfolio Loan”) is evidenced by a note in the original principal amount of $45,350,000 and is secured by first mortgages and deeds of trust encumbering the borrower’s fee simple interest in a portfolio of 12 self storage properties in five states (the “Heitman Life Storage Portfolio Properties”). The Heitman Life Storage Portfolio Loan was originated by Goldman Sachs Mortgage Company on December 19, 2018 and represents approximately 6.0% of the Initial Pool Balance. The note evidencing the Heitman Life Storage Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $45,350,000 and an interest rate of 4.4080% per annum. The borrower utilized the proceeds of the Heitman Life Storage Portfolio Loan to acquire the Heitman Life Storage Portfolio Properties and pay origination costs.

The Heitman Life Storage Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Heitman Life Storage Portfolio Loan requires interest only payments during its term. The scheduled maturity date of the Heitman Life Storage Portfolio Loan is the due date in January 2029. Voluntary prepayment of the Heitman Life Storage Portfolio Loan is prohibited prior to October 6, 2028. At any time after the second anniversary of the securitization Closing Date, the Heitman Life Storage Portfolio Loan may be defeased in whole or in part with direct, non-callable obligations of the United States of America.

■	The Mortgaged Properties. The Heitman Life Storage Portfolio Loan is comprised of 12 properties built between 1969 and 2007, located in five states. The Heitman Life Storage Portfolio Properties consist of 772,483 SF and total and owned occupancy are both 90.8%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the Heitman Life Storage Portfolio Properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
East Elliot Road	Gilbert	Arizona	11.5%	71,823	1995	$10,860,000	$593,237
FM 1431	Round Rock	Texas	10.9	99,292	2006	11,060,000	567,290
Rayford Road	Spring	Texas	10.8	65,540	2007	8,610,000	584,984
East Cornwallis Road	Durham	North Carolina	10.6	78,185	1992	10,040,000	555,531
McNeil Drive	Austin	Texas	10.0	93,212	1994	9,560,000	523,025
FM 2222	Austin	Texas	8.1	58,953	1996	6,560,000	417,399
South Congress Avenue	Delray Beach	Florida	7.8	51,637	1969	7,350,000	413,006
Westheimer Road	Houston	Texas	6.5	57,531	1996	5,720,000	358,596
Shell Road	Virginia Beach	Virginia	6.4	52,722	1991	5,310,000	341,200
Southwest Military Drive	San Antonio	Texas	6.4	48,657	1980	5,440,000	334,937
Old Denton Road	Carrollton	Texas	5.8	51,431	1996	6,240,000	298,254
West Camelback Road	Phoenix	Arizona	5.3	43,500	1984	5,590,000	277,052
Total			100.0%	772,483		$92,340,000	$5,264,509

The following table presents certain information relating to historical occupancy for the Heitman Life Storage Portfolio Properties:

Historical Leased %(1)

2015	2016	2017	As of 11/16/2018
90.1%	91.7%	91.3%	90.8%

(1)	As provided by the borrower and reflects average occupancy as of December 31 for the indicated year unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Heitman Life Storage Portfolio Properties:

Cash Flow Analysis

	2015	2016	2017	TTM 10/31/2018	Underwritten	Underwritten $ per SF
Potential Rental Revenue	$8,115,764	$8,334,488	$8,263,645	$8,210,671	$9,401,661	$12.17
Vacancy Loss	0	0	0	0	(904,008)	(1.17)
Effective Rental Revenue	$8,115,764	$8,334,488	$8,263,645	$8,210,671	$8,497,653	$11.00
Reimbursement Revenue	283,030	323,651	341,606	359,102	359,102	0.46
Miscellaneous Revenue	636,943	618,668	573,198	552,829	552,829	0.72
Effective Gross Revenue	$9,035,737	$9,276,807	$9,178,449	$9,122,602	$9,409,584	$12.18
Real Estate Taxes	1,143,379	1,158,097	1,345,737	1,427,081	1,417,949	1.84
Insurance	108,749	97,597	99,103	102,725	178,896	0.23
Utilities	207,444	209,306	206,990	196,907	196,907	0.25
Repairs & Maintenance	349,500	347,744	333,425	350,549	350,549	0.45
Management Fee	451,787	463,840	458,922	532,293	564,575	0.73
Payroll (Office, Security, Maintenance)	741,467	745,451	811,093	838,088	838,088	1.08
Advertising	197,759	215,297	259,761	236,328	236,328	0.31
Other Expenses	268,528	281,582	284,768	284,534	284,534	0.37
Total Operating Expenses	$3,468,613	$3,518,914	$3,799,799	$3,968,505	$4,067,826	$5.27
Net Operating Income	$5,567,124	$5,757,893	$5,378,650	$5,154,097	$5,341,758	$6.92
Replacement Reserves	0	0	0	0	77,248	0.10
Net Cash Flow	$5,567,124	$5,757,893	$5,378,650	$5,154,097	$5,264,509	$6.82

■	Appraisals. According to the appraisals, the Heitman Life Storage Portfolio Properties had an aggregate “as-is” appraised value of $92,340,000 as of various dates between November 17, 2018 and November 20, 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Environmental Matters. According to Phase I environmental reports, dated between November 29, 2018 and December 18, 2018, there are no recognized environmental conditions or recommendations for further action at the Heitman Life Storage Portfolio Properties other than (i) with respect to the Heitman Life Storage Properties identified as FM 2222, South Congress Avenue and Southwest Military Drive, the implementation of asbestos operations and maintenance plans, (ii) with respect to the Heitman Life Storage Portfolio Property identified as Westheimer Road, the repair of sources of moisture or water intrusion and (iii) with respect to the Heitman Life Storage Portfolio Property identified as FM 2222 the sampling of a well to determine the presence of lead in the water.

■	Market Overview and Competition. The Heitman Life Storage Portfolio consists of 12 properties in five states. The appraisal concluded the competitive set market vacancy for each asset. The following highlights the competitive set and surrounding supply for each Heitman Life Storage Portfolio Property:

Property Name(1)	Vacancy(2)	Total Self-Storage SF(3)
East Elliot Road	7.5%	953,219
FM 1431	10.2%	939,200
Rayford Road	6.9%	807,566
East Cornwallis Road	8.8%	440,101
McNeil Drive	9.5%	637,393
FM 2222	11.6%	821,501
South Congress Avenue	8.4%	560,883
Westheimer Road	9.5%	1,515,331
Shell Road	7.3%	700,471
Southwest Military Drive	10.1%	420,367
Old Denton Road	10.0%	908,712
West Camelback Road	8.9%	353,801

1)	Source: Appraisal.

2)	Represents average vacancy of stabilized properties in the competitive set.

3)	Supply between a 2-5 mile radius of each respective Heitman Life Storage Portfolio Property.

■	The Borrower. The borrower is SH 7100-7111 LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Heitman Life Storage Portfolio Loan. Other than the borrower, no person or entity guarantees the non-recourse carveouts with respect to the Heitman Life Storage Portfolio Loan.

■	Escrows. On each due date during the continuance of a Heitman Life Storage Portfolio Trigger Period or an event of default under the Heitman Life Storage Portfolio Loan, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy; and (ii) a capital expenditure reserve in the amount of approximately $6,437.

A “Heitman Life Storage Portfolio Trigger Period” means each period: (i) commencing when the debt yield (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 7.50%, and ending when the debt yield (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 7.50%; and (ii) commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other Heitman Life Storage Portfolio Trigger Period is ongoing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Lockbox and Cash Management. The Heitman Life Storage Portfolio Loan is structured with a soft lockbox and springing cash management. The borrower will be required to cause all cash revenues relating to the Heitman Life Storage Portfolio Properties and all other money received by the borrower or the property manager with respect to the Heitman Life Storage Portfolio Properties (other than tenant security deposits) to be deposited into a lender-controlled lockbox account or, during a continuing Heitman Life Storage Portfolio Trigger Period or an event of default under the Heitman Life Storage Portfolio Loan, a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a Heitman Life Storage Portfolio Trigger Period or an event of default under the Heitman Life Storage Portfolio Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no Heitman Life Storage Portfolio Trigger Period or event of default under the Heitman Life Storage Portfolio Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

During the continuance of a Heitman Life Storage Portfolio Trigger Period or, at the lender’s discretion, during an event of default under the Heitman Life Storage Portfolio Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the Heitman Life Storage Portfolio Loan.

■	Property Management. The Heitman Life Storage Portfolio Properties are currently managed by Life Storage Solutions, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Heitman Life Storage Portfolio Properties are required to remain managed by Life Storage Solutions, LLC, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under the Heitman Life Storage Portfolio Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the Heitman Life Storage Portfolio Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the Heitman Life Storage Portfolio Loan is continuing, the borrower has the right at any time after the second anniversary of the securitization Closing Date to obtain the release of one or more of the Heitman Life Storage Portfolio Properties subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the product of the Heitman Life Storage Portfolio Release Price Percentage and the allocated loan amount of each individual Heitman Life Storage Portfolio Property to be released, (ii) after giving effect to such release, the debt yield (as calculated under the loan documents) is equal to or greater than the greater of (a) 11.86% and (b) the debt yield immediately prior to such release, (iii) delivery of a Rating Agency Confirmation, and (iv) delivery of a REMIC opinion.

A “Heitman Life Storage Portfolio Release Price Percentage” means (i) with respect to any Heitman Life Storage Portfolio Property whose allocated loan amount together with the cumulative allocated loan amounts of each other Heitman Life Storage Portfolio Property for which a release has been permitted is equal to or less than $6,802,500, 110%, (ii) with respect to any Heitman Life Storage Portfolio Property whose allocated loan amount together with the cumulative allocated loan amounts of each other Heitman Life Storage Portfolio Property for which a release has been permitted is equal to or less than $13,605,000 (but greater than $6,802,500), 115%, and (iii) with respect to any other Heitman Life Storage Portfolio Property, 120%.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Heitman Life Storage Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage, together with a 180-day extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	Melrose Park, Illinois		Cut-off Date Principal Balance		$41,400,000
Property Type	Industrial		Cut-off Date Principal Balance per SF		$26.51
Size (SF)	1,561,613		Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 1/2/2019	100.0%		Number of Related Mortgage Loans(1)		1
Owned Occupancy as of 1/2/2019	100.0%		Type of Security		Fee Simple
Year Built / Latest Renovation	1955 / 2000		Mortgage Rate		3.8600%
Appraised Value	$126,000,000		Original Term to Maturity (Months)(2)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$7,635,267
Underwritten Expenses	$229,058		Escrows
Underwritten Net Operating Income (NOI)	$7,406,209			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,027,518		Taxes	$0	$0
Cut-off Date LTV Ratio	32.9%		Insurance	$0	$0
Maturity Date LTV Ratio	32.9%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	4.57x / 4.34x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	17.9% / 17.0%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$41,400,000	32.8%	Purchase Price	$124,950,000	99.1%
Mezzanine Debt	53,062,500	42.1	Origination Costs	1,134,444	0.9
Principal New Cash Contribution	31,621,944	25.1
Total Sources	$126,084,444	100.0%	Total Uses	$126,084,444	100.0%

(1)	The borrower sponsor for the Albertsons Industrial – IL Loan is also the borrower sponsor for the Albertsons Industrial – PA loan.

(2)	The Albertsons Industrial – IL Loan has an Anticipated Repayment Date (the “ARD”) of the due date in January 2029 and a stated maturity date as of the due date in January 2034.

■	The Mortgage Loan. The mortgage loan (the “Albertsons Industrial – IL Loan”) is evidenced by a note in the original principal amount of $41,400,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an industrial property located in Melrose Park, Illinois (the “Albertsons Industrial – IL Property”). The Albertsons Industrial – IL Loan was originated by Goldman Sachs Mortgage Company on January 2, 2019 and represents approximately 5.5% of the Initial Pool Balance. The Albertsons Industrial – IL Loan has an interest rate of (i) prior to the ARD, 3.86% per annum and (ii) from and after the ARD, the greater of (a) 6.86% and (b) the rate for U.S. dollar swaps with a five-year maturity, as of two business days prior to the ARD, plus 4.14% per annum. All interest in excess of the initial rate will be deferred and not be payable until the outstanding principal balance of the Albertsons Industrial – IL Loan has been paid in full. The borrower utilized the proceeds of the Albertsons Industrial – IL Loan to finance the acquisition of the Albertsons Industrial – IL Property and pay origination costs. The borrower acquired the Albertsons Industrial – IL Property in a sale-leaseback transaction.

The Albertsons Industrial – IL Loan had an initial term of 120 months to the ARD and has a remaining term of 119 months to the ARD as of the Cut-off Date. The stated maturity date is the due date in January 2034 (the “Albertsons Industrial – IL Stated Maturity Date”). The Albertsons Industrial – IL Loan requires interest only payments during its term through the Albertsons Industrial – IL Stated Maturity Date. The Albertsons Industrial – IL Loan may be voluntarily prepaid in whole or in part beginning on the due date in January 2020. Any voluntary prepayments prior to the due date in October 2028 require a yield maintenance premium, which may be no less than 1% of the amount prepaid.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The Albertsons Industrial - IL Loan total debt capital structure is shown below:

Albertsons Industrial – IL Total Debt Capital Structure

(1)	Based on the appraised value of $126,000,000 as of November 28, 2018.

(2)	Based on the UW NOI of $7,406,209 and the UW NCF of $7,027,518.

(3)	The Albertsons Industrial – IL Mezzanine A Loan is held by GSMC and anticipated to be sold to an unrelated third party. The Albertsons Industrial – IL Mezzanine B Loan was sold to an unrelated third party.

(4)	Based on the appraised value of $126,000,000, the Implied Borrower Sponsor Equity is $31,537,500.

■	The Mortgaged Property. The Albertsons Industrial – IL Property is a 1,561,613 SF warehouse/distribution industrial property located in Melrose Park, Illinois. The Albertsons Industrial – IL Property was built in 1955 and has freezing, cooling and ambient storage capabilities. The Albertsons Industrial – IL Property is located on an approximately 109 acre site and consists of six buildings. The Albertsons Industrial – IL Property features 352 dock high doors, 14 drive-in doors, 997 auto parking spaces and 785 trailer parking spaces. New Albertsons L.P. (“Albertsons”) is the sole tenant at the Albertsons Industrial – IL Property and signed a 20-year lease with nine five-year extension options (and a one year extension option) as part of the sale-leaseback transaction. New Albertsons L.P. is a subsidiary of Safeway Inc., which is a subsidiary of Albertsons Companies, Inc., a national food and drug retailer in the United States. Albertsons Companies, Inc. retail stores offer grocery products, general merchandise, health and beauty care products, pharmacy, fuel, and other items and services. As of February 24, 2018, Albertsons Companies, Inc. operated 2,318 stores under various banners, including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Market Street, Pavilions, Star Market, Carrs, and Haggen, 1,777 pharmacies, 1,275 in-store branded coffee shops, and 397 adjacent fuel centers, as well as a meal kit company. Albertsons Companies, Inc. is headquartered in Boise, Idaho.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to lease at the Albertsons Industrial - IL Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options(2)
Albertsons	NR / B3 / B	1,561,613	100.0%	$7,808,065	100.0%	$5.00	1/31/2039(3)	9, 5-year options
Totals / Wtd. Avg. Tenants		1,561,613	100.0%	$7,808,065	100.0%	$5.00

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Albertsons has the right to exercise a one year renewal option at the expiration of the original term or any extension option.

(3)	The Albertsons Industrial – IL Property is leased under a 20-year absolute net lease.

The following table presents certain information relating to the lease rollover schedule at the Albertsons Industrial - IL Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	1,561,613	100.0	100.0%	7,808,065	100.0	5.00	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,561,613	100.0%		$7,808,065	100.0%	$5.00	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Albertsons Industrial – IL Property:

Historical Leased %(1)

As of 1/2/2019
100.0%

(1)	The Albertsons Industrial – IL Property was owner occupied prior to executing the Albertsons lease on January 2, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Albertsons Industrial – IL Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$7,808,065	$5.00
Reimbursement Revenue	229,058	0.15
Gross Revenue	$8,037,123	$5.15
Vacancy Loss	(401,856)	(0.26)
Effective Gross Revenue	$7,635,267	$4.89

Management Fee(4)	$229,058	$0.15
Total Operating Expenses	$229,058	$0.15

Net Operating Income	$7,406,209	$4.74
TI/LC	222,530	0.14
Replacement Reserves	156,161	0.10
Net Cash Flow	$7,027,518	$4.50

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	There are no historical cash flow figures as the Albertsons Industrial - IL Property was owner occupied prior to executing the Albertsons lease on January 2, 2019.

(3)	Underwritten cash flow based on contractual rents as of January 2, 2019 and contractual rent steps through February 29, 2020.

(4)	The Albertsons Industrial – IL Property is self-managed by the sole tenant without a management fee. Underwritten management fee is based on 3% of effective gross revenue.

■	Appraisal. According to the appraisal, the Albertsons Industrial – IL Property had an “as-is” appraised value of $126,000,000 as of November 28, 2018.

■	Environmental Matters. According to a Phase I environmental report, dated December 13, 2018, there is a recognized environmental condition at the Albertsons Industrial – IL Property stemming from a release of hydraulic oil, that was reported to the Illinois Environmental Management Agency in 2017, when a subcontractor removing below-grade piping associated with the in-ground hydraulic lift system on the Albertsons Industrial – IL Property discovered a hydraulic oil leak in the piping. Based on the date of construction of the affected building, the Phase I stated that it is possible that the hydraulic oil contains polychlorinated biphenyls (PCBs). Although the sampling results from the first two quarterly sampling events did not identify contaminants above the regulatory remedial objectives for petroleum-related contaminants, free-phase hydraulic oil was identified in two of the temporary monitoring wells at the site during the third quarterly sampling event. As a consequence, a permanent recovery well was installed and a temporary well was converted into a permanent monitoring well from which wells free-phase hydraulic oil was periodically bailed and removed. Subsequent sampling in November 2018 to delineate the extent of the soil contamination and to identify the limits of the free-phase hydraulic oil in the soil showed that the free-phase hydraulic oil in the soil likely had been defined. Based on those results, the consultant prepared a proposal for the following remedial actions: (a) to excavate and dispose off-site the impacted soils and to remove approximately 1000 gallons of groundwater and free-phase hydraulic oil, (b) following the excavation, to place ORC Advanced chemicals into the base of the excavation to reduce concentrations of any residual contamination remaining and (c), thereafter, to undertake 8 quarterly groundwater monitoring events.

■	Market Overview and Competition. The Albertsons Industrial – IL Property is located in Melrose Park, Illinois, which is within the Greater Chicago, Illinois industrial market and West Cook North industrial submarket. According to the appraisal, the following highlights the market and submarket, respectively:

Greater Chicago, Illinois Industrial Market: As of the third quarter of 2018, the Greater Chicago, Illinois industrial market had approximately 1,302.7 million SF of industrial space, a vacancy rate of 6.1% and an average asking rental rate of $5.96 per SF.

West Cook North Industrial Submarket: As of the third quarter of 2018, the West Cook North industrial submarket had approximately 60.7 million SF of industrial space, a vacancy rate of 7.4% and an average asking rental rate of $5.66 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The appraisal identified five comparable industrial leases that had rents ranging from $2.54 per SF to $6.77 per SF with a weighted average of $5.29 per SF and concluded a market rent of $5.00 per SF for the Albertsons Industrial – IL Property. The in-place base rent per SF at the Albertsons Industrial – IL Property is $5.00 per SF.

The following table presents select comparable industrial leases for the Albertsons Industrial – IL Property:

Industrial Lease Comparables(1)

Property Name	Tenant Name	Location	Lease Date	Tenant GLA	Lease Term (Mos.)	Lease Type	Base Rent per SF	Escalations
Albertsons Industrial – IL(2)	Albertsons	Melrose Park, IL	Jan-19	1,561,613	240	Absolute Net	$5.00	(3)
Safeway Distribution Center	Safeway, Inc.	Tracy, CA	Aug-18	1,888,627	240	Absolute Net	$6.60	1.50%
Single Tenant Distribution Facility	Quaker Foods	Columbus, OH	Dec-17	706,162	36	Net	$2.54	2.00%
Nestle USA, Inc.	Nestle Waters	Breinigsville, PA	Jan-17	1,045,153	144	NNN	$5.20	2.00%
Mars-Wrigley Facility	Mars Candy	Elwood, IL	Aug-15	1,388,690	126	Net	$4.35	2.00%
Gordon Food Service	Gordon Foods	Lithia Springs, GA	Apr-15	590,000	133	Absolute Net	$6.77	2.00%
Comparable Property Avg. / Wtd. Avg.(4)				1,123,726	157		$5.29

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 2, 2019.

(3)	Rent will escalate by the lesser of annual CPI increases, or 1.75% in years 2-10 and 1.50% thereafter.

(4)	Comparable Property Average does not include the Albertsons Industrial – IL Property.

■	The Borrower. The borrower is Chicago Grocery Property LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Albertsons Industrial – IL Loan. The non-recourse carveout guarantor under the Albertsons Industrial – IL Loan is USRA Net Lease III Capital Corp.

■	Escrows. On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless the Albertsons tenant is paying the property taxes or insurance premiums, as applicable. In addition, on each due date during the continuance of an Albertsons Industrial – IL Trigger Period, the borrower is required to fund (i) a tenant improvement and leasing commission reserve in an amount equal to approximately $195,202 and (ii) a capital expenditure reserve in an amount equal to approximately $32,534.

Notwithstanding the foregoing, if on any due date prior to the ARD the Albertsons Industrial – IL Conditions are satisfied, then the borrower will not be required to fund the capital expenditure reserve, the tenant improvement and leasing commission reserve or the excess cash flow reserve.

“Albertsons Industrial – IL Conditions” means all of the following: (i) an Albertsons Industrial – IL Trigger Period is continuing and no event of default is then continuing, (ii) the Albertsons tenant is timely paying all rent pursuant to its lease, and (iii) the aggregate amount contained in the tax and insurance reserve, the capital expenditure reserve, the tenant improvement and leasing commission reserve (excluding termination proceeds) and the excess cash flow reserve (as described in “—Lockbox and Cash Management”) is equal to or greater than $23,424,195.

An “Albertsons Industrial – IL Trigger Period” means, prior to the ARD, each period: (i) during the continuance of (a) an event of default by the borrower under the Albertsons lease (beyond any applicable grace or cure period) that, in the lender’s reasonable opinion, is reasonably expected to lead to the termination of the Albertsons lease, (b) a bankruptcy or similar insolvency proceeding of the Albertsons tenant or any guarantor under the Albertsons lease, (c) an Albertsons Industrial – IL Tenant Vacancy Period or (d) an event of default under an Albertsons Industrial – IL Mezzanine Loan; (ii) commencing when the net operating income (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than $6,246,452, and ending when the net operating income (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than $6,246,452; and (iii) commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other Albertsons Industrial – IL Trigger Period is ongoing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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An “Albertsons Industrial – IL Tenant Vacancy Period” means any period during the continuance of which the Albertsons tenant (i) vacates or ceases to occupy a substantial portion of the Albertsons Industrial – IL Property or (ii) “goes dark” or otherwise discontinues its operations at all or a substantial portion of the Albertsons Industrial – IL Property, in each case under clause (i) and clause (ii), for more than (x) 90 consecutive days or (y) 150 days in any 12-month period (excluding a temporary vacancy for purpose of repair, restoration or alterations in accordance with the loan documents).

■	Lockbox and Cash Management. The Albertsons Industrial – IL Loan is structured with a hard lockbox and in-place cash management. The related loan documents require that the borrower direct the Albertsons tenant to deposit rent directly to a lender-controlled lockbox account, and the borrower is required to cause all cash revenues relating to the Albertsons Industrial – IL Property and all other money received by the borrower or the property manager with respect to the Albertsons Industrial – IL Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day, all amounts in the lockbox account (subject to a $5,000 minimum balance) are required to be swept into the cash management account.

Prior to the ARD, for so long as no Albertsons Industrial – IL Trigger Period or event of default under the Albertsons Industrial – IL Loan is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lenders under the Albertsons Industrial – IL Loan and the Albertsons Industrial – IL Mezzanine Loans on the next monthly payment date are required to be swept into a borrower-controlled operating account on each business day. During the continuance of an Albertsons Industrial – IL Trigger Period (or, at the lender’s discretion, during the continuance of an event of default under the Albertsons Industrial – IL Loan) or from and after the ARD (regardless of whether an Albertsons Industrial – IL Trigger Period or event of default under the Albertsons Industrial – IL Loan is continuing), all amounts in the cash management account are required to be applied to the payment of debt service on the Albertsons Industrial – IL Loan and the Albertsons Industrial – IL Mezzanine Loans and operating expenses and the funding of required reserves, with any remaining amounts to be (i) from and after the ARD, applied to the principal and excess interest under the Albertsons Industrial – IL Loan until such amounts are reduced to zero, or (ii) prior to the ARD, reserved in an excess cash flow reserve account as additional collateral for the Albertsons Industrial – IL Loan.

Notwithstanding the foregoing, if on any due date prior to the ARD the Albertsons Industrial – IL Conditions are satisfied, then the amounts in the cash management account are required to be applied to the payment of debt service and the funding of the tax and insurance reserve, with any remaining amounts (to the extent such remaining amounts exceed $23,424,195) to be swept into a borrower-controlled operating account.

■	Property Management. The Albertsons Industrial – IL Property is self-managed by the Albertsons tenant. Under the related loan documents, the Albertsons Industrial – IL Property is required to remain managed by (i) the borrower, (ii) the Albertsons tenant or a third party manager engaged by the Albertsons tenant (for so long as the Albertsons lease is in full force and effect), or (iii) any third-party property manager appointed by the borrower and subject to the lender’s consent and satisfaction of certain conditions under the related loan documents.

The lender has the right to replace, or require the borrower to replace, any third-party property manager appointed by the borrower with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under the Albertsons Industrial – IL Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the Albertsons Industrial – IL Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (vi) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vii) if the property manager is adjudicated insolvent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the Albertsons Industrial – IL Loan, (i) Goldman Sachs Mortgage Company made a mezzanine loan with an original and Cut-off Date balance of $40,467,500 (the “Albertsons Industrial – IL Mezzanine A Loan”) to the direct parent of the borrower (the “Albertsons Industrial – IL Mezzanine A Borrower”) secured by a pledge of 100% of the direct equity interests in the borrower, and (ii) CF Albertsons Chicago, LLC made a mezzanine loan with an original and Cut-off Date balance of $12,595,000 (the “Albertsons Industrial – IL Mezzanine B Loan”, and together with the Albertsons Industrial – IL Mezzanine A Loan, the “Albertsons Industrial – IL Mezzanine Loans”) to the direct parent of the Albertsons Industrial – IL Mezzanine A Borrower secured by a pledge of 100% of the direct equity interests in the Albertsons Industrial – IL Mezzanine A Borrower. The Albertsons Industrial – IL Mezzanine A Loan carries an interest rate of (i) prior to the ARD, 6.25% per annum and (ii) from and after the ARD, the greater of (a) 9.25% and (b) the rate for U.S. dollar swaps with a five-year maturity, as of two business days prior to the ARD, plus 6.33% per annum. The Albertsons Industrial – IL Mezzanine B Loan carries an interest rate of (i) prior to the ARD, 7.75% per annum and (ii) from and after the ARD, the greater of (a) 11.74% and (b) the rate for U.S. dollar swaps with a five-year maturity, as of two business days prior to the ARD, plus 8.82% per annum. The lenders of the Albertsons Industrial – IL Loan and the Albertsons Industrial – IL Mezzanine Loans entered into an intercreditor agreement that provide for customary consent rights, cure rights and the right to purchase defaulted loans. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Albertsons Industrial – IL Property, as well as 18 months of rental loss and/or business interruption coverage, together with a two-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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HISTORIC CORE OF PIER 70
TENANT SITE PLAN
GUSTO
tea
JUUL
OBSCURA
A Madison Square Garden Company
RH
UBER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	San Francisco, California	Cut-off Date Principal Balance(5)	$35,000,000
Property Type	Office / Industrial Mixed Use	Cut-off Date Principal Balance per SF(3)	$356.24
Size (SF)	322,814	Percentage of Initial Pool Balance	4.6%
Total Occupancy as of 9/1/2018(1)	99.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2018	99.8%	Type of Security	Leasehold
Year Built / Latest Renovation	1885-1941 / 2019	Mortgage Rate	4.8780%
Appraised Value	$217,300,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$16,362,203
Underwritten Expenses	$3,732,653	Escrows(6)
Underwritten Net Operating Income (NOI)(2)	$12,629,550	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(2)	$12,458,314	Taxes	$2,267,641	$128,884
Cut-off Date LTV Ratio(3)	52.9%	Insurance	$0	$0
Maturity Date LTV Ratio(3)(4)	45.6%	Replacement Reserves	$0	$5,380
DSCR Based on Underwritten NOI / NCF(3)	2.22x / 2.19x	TI/LC	$2,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(3)	11.0% / 10.8%	Other(7)	$20,946,954	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$115,000,000	100.0%	Construction Loan Payoff	$40,574,443	35.3%
Seismic Loan Payoff	25,154,375	21.9
Principal Equity Distribution	22,384,051	19.5
Unfunded Obligations Reserve	14,800,300	12.9
Restoration Hardware Reserve	4,093,962	3.6
Reserves	6,320,333	5.5
Origination Costs	1,672,536	1.5

Total Sources	$115,000,000	100.0%	Total Uses	$115,000,000	100.0%

(1)	Total Occupancy includes (i) two JUUL expansion spaces (14,323 SF, $55.00 per SF), for which JUUL has executed a lease, but is not anticipated to take occupancy or begin paying rent until April 2019, (ii) Restoration Hardware, Inc. (55,950 SF, $41.81 per SF), which has executed a lease and is paying rent, but is not anticipated to take occupancy of its space until January 2020; and (iii) Gusto (1,089 SF, $49.59 per SF), which has executed a lease, is paying rent, but is not anticipated to take occupancy until June 2019. We cannot assure you that these tenants will take occupancy or begin paying rent as anticipated or at all.

(2)	Substantially all of the Pier 70 Property is subject to a master lease relating to the historic tax credit structure of the Pier 70 Whole Loan. The Pier 70 Whole Loan was underwritten based on the underlying tenant rents. However, for so long as the master lease is in effect, the borrower will be entitled to receive payments only under the master lease (as to the master leased portion of the Pier 70 Property) and not the underlying tenant rents. See “—Master Lease” below. Based on the 2019 master lease payments and borrower sponsor budget, the Underwritten NCF DSCR would be 2.07x and the Underwritten NCF Debt Yield would be 10.3%.

(3)	The LTV, DSCR, Debt Yield and Cut-Off Principal Balance per SF calculations are based on the aggregate outstanding principal balance of the Pier 70 Whole Loan. See “—The Mortgage Loan” below.

(4)	The Maturity Date LTV Ratio is calculated using an “as-stabilized” value of $252,300,000. The Maturity Date LTV Ratio based on the “as-is” appraised value is 52.9%. The “as-stabilized” value assumes stabilized operations at the Pier 70 Property including completion of unfunded obligations less the net present value of the minimum rent ground lease payments.

(5)	The Cut-off Date Principal Balance of $35,000,000 represents note A-2 of the $115,000,000 Pier 70 Whole Loan evidenced by two pari passu notes. See “—The Mortgage Loan” below.

(6)	See “—Escrows ” below.

(7)	Other Reserves include Unfunded Obligations Reserve ($14,800,299.50), Restoration Hardware Reserve ($4,093,962.40), Buildings 102 and 113 Capital Expenditure Reserve ($2,000,000), and Port Loan Reserve ($52,692.24).

■	The Mortgage Loan. The mortgage loan (the “Pier 70 Loan”) is part of a whole loan (the “Pier 70 Whole Loan”) consisting of two pari passu promissory notes with an aggregate original principal balance of $115,000,000. The Pier 70 Whole Loan is secured by the borrower’s leasehold interest in a 322,814 SF mixed use project located in the Dogpatch neighborhood of San Francisco, California (the “Pier 70 Property”) and a pledge of the Pier 70 Managing Member’s interest in the Pier 70 Master Tenant (each as defined under “—Put Option” below). The Pier 70 Whole Loan has a 10-year initial term, is interest only for the entire term and accrues interest at a fixed rate that is equal to 4.8780%. The Pier 70 Loan, which will be included in the GSMS 2019-GC38 securitization transaction, is evidenced by the non-controlling note A-2 and has an original principal balance as of the Cut-off Date of $35,000,000. The related companion loan, evidenced by the controlling note A-1, has an original principal balance as of the Cut-off Date of $80,000,000. Note A-1 was contributed to DBGS 2018-C1. The Pier 70 Loan was originated by Goldman Sachs Mortgage Company on September 26, 2018 and represents approximately 4.6% of the Initial Pool Balance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The table below summarizes the promissory notes that comprise the Pier 70 Whole Loan. The relationship between the holders of the Pier 70 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

Note A-1	$80,000,000	$80,000,000	DBGS 2018-C1	Yes
Note A-2	$35,000,000	$35,000,000	GSMS 2019-GC38	No
Total	$115,000,000	$115,000,000

The Pier 70 Whole Loan proceeds were used to repay existing debt relating to construction and seismic retrofitting, fund reserves, pay origination costs and return equity to the borrower sponsor. Based on the “as-is” appraised value of $217,300,000 as of July 12, 2018, the Cut-off Date LTV is 52.9%. The most recent prior financing of the Pier 70 Property was not included in a securitization.

The Pier 70 Whole Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The Pier 70 Whole Loan requires interest only payments during its term. The scheduled maturity date of the Pier 70 Whole Loan is the payment date in October 2028. Voluntary prepayment of the Pier 70 Whole Loan is prohibited prior to July 6, 2028. Provided that no event of default under the Pier 70 Whole Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first payment date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Pier 70 Property is an approximately 322,814 SF, nine building, mixed-use property that was built between 1885 and 1941 and is undergoing expansion and renovation in 2018 and 2019. The collateral for the Pier 70 Whole Loan is (i) a leasehold interest in certain land and improvements on such land in the historic core of Pier 70, which was recently redeveloped in San Francisco’s historical industrial core, and (ii) an equity pledge of the Pier 70 Managing Member’s interest in the Pier 70 Master Tenant. The Pier 70 Property was formerly the headquarters of Union Iron Works and Bethlehem Steel. The Pier 70 Property is situated on the waterfront within the Dogpatch district of San Francisco. After the borrower sponsor signed a 66-year ground lease with the Port of San Francisco, seismic retrofitting and new building systems for seven buildings began in mid-2015 and were completed in 2017 (except for Building 101 and Building 102, which are scheduled to be completed in 2019). Tenants in the Pier 70 Property include Uber Technologies, Restoration Hardware, Inc. and Obscura Digital, a Madison Square Garden company.

The Pier 70 Property is located in the center of the greater Pier 70 district redevelopment area intended to reintegrate and restore the 69-acre Pier 70 Area. The area includes plans for 1,100 to 2,150 apartment units adjacent to the Pier 70 Property, additional waterfront retail and amenities, and planned light rail stops connecting Dogpatch and Mission Bay to downtown San Francisco through the city’s Central Subway Project, the latest extension of San Francisco’s transit plan. We cannot assure you that this project will be completed as anticipated or at all. The Pier 70 Property is 99.8% leased to five tenants as of September 1, 2018.

Uber Technologies (“Uber”) (131,070 SF; 40.6% of GLA; 40.6% of UW Base Rent). Uber leases two suites: 113W, which is predominantly office and amenity space (lease expiration January 31, 2020) and 114-116, which is used for research and development (lease expiration April 30, 2028). Uber operates several subsidiary companies at this location including JUMP, Elevate, and Otto. JUMP is Uber’s recently acquired Uber Bike platform which operates dockless, pedal-assist bikes. Uber Elevate is Uber’s initiative to launch uberAIR, which is an aerial electric ride-hailing service. Otto is an American self-driving technology company that focuses on radars, cameras and laser sensors to detect obstacles. The Pier 70 Property is approximately one mile from the future Uber headquarters in Mission Bay. In addition to the tenant improvement allowance provided by the borrower sponsor, Uber reportedly invested $15 million ($114 per SF) to complete their buildout.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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JUUL Labs, Inc. (“JUUL”) (61,385 SF; 19.0% of GLA; 17.0% of UW Base Rent). JUUL manufactures and markets e-cigarettes. Its products include device kits, JUULpods in different flavors, and accessories. JUUL retails its products online through its e-commerce platform. In December 2018, Atria (NYSE: MO), the parent company of Philip Morris USA, took a 35% stake in JUUL. The Pier 70 Property serves as JUUL’s headquarters location. JUUL subleases building 104 from Tea Collection, with the lease expiring in September 2022. JUUL recently signed a direct lease with the borrower sponsor to extend the term of building 104 and to expand into an additional 15,383 SF in buildings 102 and 123. Building 102 is currently under renovation and expected to be completed by March 2019 with rent commencing in April 2019. We cannot assure you that this construction will be completed as anticipated or at all. According to news reports, the Food and Drug Administration conducted an inspection at JUUL’s space on September 28, 2018 as part of a reported effort to curtail e-cigarette sales to minors. On November 13, 2018, JUUL released a statement announcing it would stop selling flavored products in retail stores and was eliminating its U.S.-based social media accounts on Facebook and Instagram. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” in the Preliminary Prospectus.

Restoration Hardware, Inc. (“Restoration Hardware”) (55,950 SF; 17.3% of GLA; 16.5% of UW Base Rent). Pier 70 is expected to be home to a new Restoration Hardware showroom. The Restoration Hardware space is under construction and anticipated to be completed in December 2019. We cannot assure you that this construction will be completed as anticipated or at all. Restoration Hardware anticipates taking occupancy by January 2020. Restoration Hardware is also constructing an additional approximately 13,050 SF of showroom space. Restoration Hardware anticipates taking occupancy in this expansion space by January 2020. Restoration Hardware is currently in possession of its premises, paying rent and investing additional capital in their space to complete tenant improvements. We cannot assure you that this tenant will take occupancy or continue paying rent as anticipated or at all.

ZenPayroll, Inc., dba Gusto, (“Gusto”) (50,757 SF; 15.7% of GLA; 20.4% of UW Base Rent). Gusto operates an online platform that provides payroll, benefits, human resource, and integration services for employers and employees in the United States. Gusto was founded in 2011 and is headquartered at the Pier 70 Property with an additional office in Denver, Colorado. Gusto operates in all 50 states.

Obscura Digital, a Madison Square Garden company (“Obscura”) (23,017 SF; 7.1% of GLA; 5.5% of UW Base Rent). Obscura designs and develops immersive, interactive digital art installations and experiences around the world. Obscura was founded in 2000 and was acquired by Madison Square Garden in November 2017 for an undisclosed sum. Obscura uses the Pier 70 Property as an office space and studio showroom for large visual productions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Pier 70 Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Uber(4)	NR / NR / NR	131,070	40.6%	$5,749,600	40.6%	$43.87	Various(4)	(5)
Gusto(6)	NR / NR / NR	50,757	15.7	2,880,675	20.4	56.75	10/31/2028	1, 5-year option
JUUL(7)	NR / NR / NR	61,385	19.0	2,400,041	17.0	39.10	3/30/2029	NA
Restoration Hardware(8)	NR / NR / NR	55,950	17.3	2,339,016	16.5	41.81	1/31/2059	1, 5-year option
Obscura Digital	NR / NR / NR	23,017	7.1	782,578	5.5	34.00	1/31/2025	2, 5-year options
Largest Tenants		322,179	99.8%	$14,151,909	100.0%	$43.93
Vacant Space		635	0.2	0
Totals / Wtd. Avg. Tenants		322,814	100.0%	$14,151,909

(1)	Based on the underwritten rent roll dated September 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent $ per SF based on in-place rents from the Pier 70 Property with contractual rent steps through September 30, 2019. See footnote (2) to Mortgaged Property Information chart above and “—Master Lease” below regarding the master lease structure at the Pier 70 Property.

(4)	Uber leases (51,299 SF, $59.23 per SF) expiring on January 31, 2020 and (79,771 SF, $33.99 per SF) expiring on April 30, 2028.

(5)	Uber’s R&D space has four, five-year options and Uber’s Office space has the right to (i) renew the Term for two, one-year options or (ii) extend the term to be coterminous with buildings 114-116.

(6)	Gusto has executed a lease for 1,089 SF, $49.59 per SF, and is paying rent, but is not anticipated to take occupancy June 2019. We cannot assure you that this tenant will take occupancy as anticipated or at all.

(7)	JUUL subleases space totaling 46,002 SF from Tea Collection expiring in September 2022. JUUL has executed a direct lease with respect to such space, which will commence on the expiration of the Tea Collection lease in October 2022. JUUL has also executed leases for two spaces (14,323 SF, $55.00 per SF), with respect to which JUUL is not anticipated to take occupancy or begin paying rent until April 2019. We cannot assure you that this tenant will begin paying rent as anticipated or at all. JUUL has the right to terminate its leaser if the landlord does not deliver an SNDA from the lender by March 15, 2019.

(8)	Restoration Hardware, Inc. (55,950 SF, $41.81 per SF) has executed a lease and is paying rent, but is not anticipated to take occupancy of its space in January 2020. We cannot assure you that this tenant will take occupancy or continue paying rent as anticipated or at all.

The following table presents certain information relating to the lease rollover schedule at the Pier 70 Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0	0	0.0	0.00	0
2020	51,299	15.9	15.9	3,038,183	21.4	59.23	1
2021	0	0.0	15.9	0	0.0	0.00	0
2022	0	0.0	15.9	0	0.0	0.00	0
2023	0	0.0	15.9	0	0.0	0.00	0
2024	0	0.0	15.9	0	0.0	0.00	0
2025	23,017	7.1	23.0	782,578	5.5	34.00	1
2026	0	0.0	23.0	0	0.0	0.00	0
2027	0	0.0	23.0	0	0.0	0.00	0
2028	130,528	40.4	63.5	5,592,091	39.5	42.84	2
2029	61,385	19.0	82.5	2,400,041	16.9	39.10	1
Thereafter	55,950	17.3	99.8	2,339,016	16.5	41.81	1
Vacant	635	0.2	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	322,814	100.0%		$14,151,909	100.0%	$43.93	6

(1)	Based on the underwritten rent roll dated September 1, 2018.

(2)	Annual UW/Base Rent $ per SF based on in-place rents paid by the underlying tenants to the Pier 70 Master Tenant, with contractual rent steps through September 30, 2019. See footnote (2) to Mortgaged Property Information chart above and “—Master Lease” below regarding the master lease structure at the Pier 70 Property.

The following table presents certain information relating to historical occupancy at the Pier 70 Property:

Historical Leased %(1)

As of 9/1/2018
99.8%

(1)	Historical financials are not available because the property was redeveloped between 2015 and 2018. Portions of the Pier 70 Property are still under construction and are anticipated to be completed in December 2019. We cannot assure you that this construction will be completed as anticipated or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pier 70 Property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rent	$14,151,909	$43.84
Reimbursement Revenue	2,900,300	8.98
Parking Revenue	140,400	0.43
Market Revenue from Vacant Units	30,763	0.10
Gross Revenue	$17,223,372	$53.35
Less: Vacancy	(861,169)	(2.67)
Effective Gross Revenue	$16,362,203	$50.69
Total Operating Expenses	3,732,653	11.56
Net Operating Income	$12,629,550	$39.12
TI/LC	106,673	0.33
Replacement Reserves	64,563	0.20
Net Cash Flow	$12,458,314	$38.59

(1)	Historical financials are not available because the property was redeveloped between 2015 and 2018. Portions of the Pier 70 Property are still under construction and are anticipated to be completed in December 2019. We cannot assure you that this construction will be completed as anticipated or at all.
(2)	Substantially all of the Pier 70 Property is subject to a master lease relating to the historic tax credit structure of the Pier 70 Whole Loan. UW Net Cash Flow is based on the underlying tenant rents. However, for so long as the master lease is in effect, the borrower will be entitled to receive payments only under the master lease (as to the master leased portion of the Pier 70 Property) and not the underlying tenant rents. The master lease rents are less than UW Net Cash Flow, and are set forth below under “Master Lease”.

■	Appraisal. According to the appraisal, the Pier 70 Property had an “as-is” appraised value of $217,300,000 as of July 12, 2018 and an “as-stabilized” appraised value of $252,300,000 as of October 1, 2019.

■	Environmental Matters. According to a Phase I environmental report, dated August 14, 2018, based on the results of the previous environmental investigations, there is a controlled recognized environmental condition at the Pier 70 Property related to elevated levels of polycyclic aromatic hydrocarbons, heavy metals and petroleum hydrocarbons above the Regional Water Quality Control Board’s environmental screening levels. Due to the installation of durable covers, adoption of institutional controls, monitoring and maintenance, the environmental report determined that health risks to commercial users is mitigated and controlled and no additional investigation or mitigating measures are needed.

■	Market Overview and Competition. The Pier 70 Property is located in the South of Market submarket within the Dogpatch district of San Francisco. The Pier 70 Property benefits from a central waterfront location surrounded by transit, local amenities, parks, public open spaces and entertainment attractions. The Pier 70 Property is located three blocks south of Mission Bay where the new Golden State Warriors’ Chase Center, UCSF hospital and campus and the San Francisco Giants’ AT&T Park are located. Slated to open for the Warriors’ 2019-2020 season, the future 18,000 seat Chase Center is expected to host NBA basketball games, concerts, cultural events, family shows and convention activities. We cannot assure you that this project will be completed as anticipated or at all.

According to the appraisal, the Pier 70 Property is served by local transportation options and is connected to all of San Francisco and the Greater Bay Area via the MUNI bus and light rail, the CalTrain and Interstate 280. The nearest MUNI light rail station is located within one block of the Pier 70 Property at 3rd and 20th Streets. There is a CalTrain Station at 22nd and Indiana Street. The San Francisco International Airport is located about 15 miles from the Pier 70 Property; travel time is about 30 minutes, depending on traffic conditions. The San Francisco CBD, the economic and cultural center of the region, is approximately three miles north of the Pier 70 Property.

The appraisal identified five comparable office leases and four comparable industrial leases. Office rents range from $51.00 to $86.00 per SF with a concluded a market rent of $60.00 per SF NNN. Industrial rents range from $29.00 to $63.94 per SF with a concluded a market rent of $38.00 per SF NNN.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the primary competition for the Pier 70 Property:

Competitive Office Set(1)

	Pier 70	350 Rhode Island North	660 Third Street	China Basin Wharfside	645 Harrison Street	Foundry Square IV
Year Built	1885-1941	2002	1920	NAV	1947	2003
Size (SF)	322,814	127,074	95,904	502,579	148,076	247,238
Tenant	Various(2)	City & County of San Francisco	Eero	Lyft	Planet Labs	Slack
Tenant Size (SF)	Various(2)	125,122	30,253	57,692	65,000	228,998
Rental Rate per SF	$48.58(2)	$51.00	$72.00	$86.00	$62.00	$56.50
Lease Type	Various(2)	Net	Modified Gross	Full Service	Modified Gross	Net

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 1, 2018.

Competitive Industrial Set(1)

Property Name	Year Built	# of Stories	Total GLA (SF)	Tenant Name	Lease Date	Term (Mos.)	Lease Area (SF)	Annual Base Rent per SF	Lease Type
Pier 70 Property	1885-1941	1	322,814(2)	Various(2)	Various(2)	Various(2)	Various(2)	$33.99(2)	Various(2)
208 Utah Street	1911	4	76,453	Strava	Jul-18	84	34,000	$63.94	Modified Gross
450 Shotwell Street	1918	2	38,159	Driver	Dec-17	72	23,500	$63.94	Modified Gross
1201 Bryant Street	1927	4	139,741	GM Cruise LLC	Jun-17	98	139,741	$52.50	Modified Gross
1960 Folsom Street	1937	1	29,000	Victory Automotive	Feb-16	180	29,000	$29.00	Modified Gross

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 1, 2018.

■	The Borrower. The borrower is Historic Pier 70, LLC, a single purpose Delaware limited liability company structured to be a bankruptcy remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pier 70 Whole Loan. The borrower sponsor and nonrecourse carveout guarantor is Julian Robert Orton, III (a/k/a J.R. Orton, III), an individual.

J.R. Orton, III is the President of Orton Development Inc. (“ODI”). Since 1984, ODI has engaged in rehabilitation and redevelopment projects. ODI projects total over 20 million SF, spanning approximately 80 properties including office, industrial, research and development and live-work space. ODI focuses on design to address vacancy, urban blight, environmental damage, structural challenges and functional obsolescence, with a specialty in repositioning large and historic properties. ODI is based in Emeryville, California with additional offices in San Francisco and Pasadena, California; Charlotte, North Carolina; and Indianapolis, Indiana.

■	Escrows. Basic Carrying Costs Escrow. On the origination date, the borrower deposited approximately $2,267,641 into a basic carrying costs escrow account. On each payment date, the borrower will be required to fund (i) a monthly amount equal to one-twelfth of the amount of taxes that the lender reasonably estimates will be payable during the next ensuing 12 months and (ii) the ground rent reserve in a monthly amount equal to one-twelfth of the amount of ground rent that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance escrows are waived so long as (i) no event of default under the Pier 70 Whole Loan is continuing and (ii) the borrower has provided the lender with evidence that insurance satisfying the insurance policy requirements in the related loan documents has been obtained under a blanket insurance policy. If such conditions are no longer satisfied, on each due date, the borrower will be required to fund an insurance reserve in a monthly amount equal to one-twelfth of the amount of insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

TI/LC Reserve. On the origination date, the borrower deposited $2,000,000 into a tenant improvement and leasing commission reserve. On each payment date, the borrower is required to fund the tenant improvement and leasing commission reserve in an amount equal to approximately $40,352 (subject to a cap of $2,000,000, excluding amounts attributable to termination proceeds).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Unfunded Obligations Reserve. On the origination date, the borrower deposited approximately $14,800,300 into an unfunded obligations reserve relating to outstanding base work and tenant improvements at the Restoration Hardware space and leasing commissions for Gusto and JUUL.

Port Loan Reserve. On the origination date, the borrower deposited approximately $52,692 into a reserve relating to the Port Loan (as described under “—Mezzanine or Secured Subordinate Indebtedness” below). In addition, to the extent the amount on reserve is less than 300% of the first principal and interest payment under the Port Loan, then the borrower will be required to reserve an amount equal to such difference.

Capital Expenditure Reserve. On each payment date, the borrower is required to escrow an amount equal to approximately $5,380 into a capital expenditure reserve (subject to a cap of $175,000).

Buildings 102 and 113 Capital Expenditure Reserve. On the origination date, the borrower deposited $2,000,000 into a reserve for future capital expenditures related to Building 102 (JUUL expansion space) and Building 113 (future coffee bar in the 113 atrium). The borrower sponsor is expected to use this reserve for hard and soft construction costs associated with the construction of Building 102 and any of the small spaces in Building 113. Any excess will be released on the date the construction of Building 102 is substantially complete.

Major Tenant Reserve. During the continuance of any Pier 70 Major Tenant Reserve Period, all amounts in the cash management account in excess of debt service, operating expenses and required reserves (other than the excess cash flow reserve) will be reserved in the major tenant reserve (subject to a cap of $4,000,000) for reimbursement of tenant improvements and leasing commissions with respect to the affected space.

A Pier 70 Major Tenant Period has existed since February 6, 2019, due to Uber’s failure to extend the term of its lease with respect to the Uber Suite 113W space 12 months prior to the lease expiration.

A “Pier 70 Major Tenant Reserve Period” means each period (i) that commences upon the occurrence of a Pier 70 Major Tenant Event and concludes when (i) the space subject to such Pier 70 Major Tenant Event has been leased to a tenant that is in occupancy and open for business pursuant to a lease approved by the lender or (ii) such Pier 70 Major Tenant Event has ceased to exist (provided no other Pier 70 Major Tenant Event exists).

A “Pier 70 Major Tenant Event” occurs when Uber (with respect to Uber Suite 113W or Uber Suite 114-116) or Gusto (with respect to its space) or any successor tenant (i) files for bankruptcy, is adjudged bankrupt, is insolvent or otherwise makes a general assignment for the benefit of its creditors, (ii) gives notice of termination of its lease, (iii) vacates or ceases all or substantially all operations of its business in such leased premises, (iv) is entitled to terminate its lease as a result of a continuing event of default under the terms of its lease, or (v) fails to extend the term of its lease as of the earlier of 12 months prior to the lease expiration or the date required pursuant to its lease.

Put Option Reserve. On or prior to the date that is the earlier to occur of (i) June 1, 2024 or (ii) 90 days prior to the 5th anniversary of the date on which the last historic building is placed in service for purposes of Section 47(b) of the Internal Revenue Code, either (i) the borrower will be required to escrow, or provide a letter of credit equal to, an amount equal to $1,018,323 (or such larger amount as the lender determines in good faith is the estimated price of the Put Option) or (ii) all amounts in the cash management account in excess of debt service, operating expenses and required reserves (other than the major tenant and excess cash flow reserves) will be reserved in the put option reserve (subject to a cap of $1,018,323 or such larger amount as the lender determines in good faith is the estimated price of the Put Option).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Restoration Hardware Reserve. The borrower has provided a letter of credit in lieu of a required reserve deposit in the amount of approximately $4,093,962, which represents 110% of costs that tenant Restoration Hardware has identified as unforeseen costs related to the renovation of its building for which Restoration Hardware believes it should be reimbursed. The borrower is disputing these expenses and the $4,093,962 letter of credit will be held by the lender until the dispute is resolved through an amendment to the lease and a clean estoppel is delivered to the lender. The $4,093,962 letter of credit may be replaced by funds placed into the applicable reserve account.

■	Ground Lease. The borrower’s interest with respect to the Pier 70 Property is through a ground lease from the City and County of San Francisco operating by and through the San Francisco Port Commission ("Ground Lessor"), that commenced on July 29, 2015 and expires on July 29, 2081 (the “Ground Lease”). The borrower is required to pay the following amounts under the Ground Lease:

—	On a monthly basis beginning on the date at which the developer, Historic Pier 70, LLC or Orton Development, Inc., recovers its equity and achieves an initial return on investment, (the “Developer Equity Repayment Date”), rent (the “Participation Rent”) in an amount equal to 50% of any remaining revenues and payments received by the borrower from the Pier 70 Property after subtracting out operating expenses, debt service payments due under the Pier 70 Whole Loan and the Port Loan and any parking tax payable to the City of San Francisco; provided that while the Pier 70 Master Lease is in place, rents from the Pier 70 Master Tenant will be disregarded for purposes of determining the Participation Rent, and the revenues and payments received by Pier 70 Master Tenant less its operating expenses will be utilized to calculate the Participation Rent instead of such Pier 70 Master Lease rent. Pursuant to an estoppel from the Ground Lessor, the payment of Participation Rent may only be made after payment of debt service payments due under the Pier 70 Whole Loan and the Port Loan. In the event the issuing entity takes title to the Pier 70 Property as a result of a foreclosure or deed-in-lieu of foreclosure or similar transaction, the Developer Equity Repayment Date will reset and not be deemed to have occurred with respect to the issuing entity until an amount equal to any then outstanding equity and initial return on investment of borrower, the outstanding amount of the Pier 70 Whole Loan and any foreclosure costs (less any amount received from any guarantor of the Pier 70 Whole Loan in respect of repayment of the Pier 70 Whole Loan) (“Lender Developer Equity”) has been repaid.

—	From and after the date that is the later of: (i) the Port Loan being repaid or (ii) the earlier of (a) 20th anniversary of the commencement date of the Ground Lease or (b) the 10th anniversary of the Developer Equity Repayment Date, rent in an amount equal to $16,667, adjusted based on the Consumer Price Index every five years (the “Minimum Rent”). On the 10th anniversary of the commencement of paying the Minimum Rent (and every 10th anniversary thereafter), the Minimum Rent will be adjusted to the higher of (i) the Minimum Rent then in effect or (ii) 60% of the average Participation Rent over the immediately preceding five years. Minimum Rent will not be due under the Ground Lease for any month in which Participation Rent due for such month is greater than the amount of Minimum Rent that would be due for such month.

—	Late charges and default interest under the Ground Lease.

—	The borrower is required to pay the Ground Lessor 50% of any net proceeds received in connection with any financing of the Pier 70 Property (including the Pier 70 Whole Loan) and a portion (10%) of any net proceeds received in connection with any transfer of the Pier 70 Property, with certain exceptions. In the event the issuing entity (or its successors or assigns or its wholly-owned subsidiary) takes title to the Pier 70 Property as a result of a foreclosure or deed-in-lieu of foreclosure or similar transaction, the sharing of net transfer or refinancing proceeds with respect to a subsequent transfer or refinancing will apply, but any such proceeds will be reduced by the amount of the Lender Developer Equity.

■	Master Lease. The renovation of the Pier 70 Property qualified for federal historic tax credits. The borrower sold 99% of the federal historic tax credits to Bank of America, N.A. In order to facilitate this sale, the borrower, as landlord, entered into a master lease with respect to the Historic Buildings (the “Pier 70 Master Lease”) with Historic P70 Master Tenant, LLC, as tenant (the “Pier 70 Master Tenant”), which is 99% owned by Bank of America, N.A. and 1% owned by P70 Management, LLC (the “Pier 70 Managing Member”). Both the borrower and the Pier 70 Master Tenant are managed by the Pier 70 Managing Member, which is owned and controlled by the borrower sponsor. The borrower is 10% owned by the Pier 70 Master Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Pursuant to the Pier 70 Master Lease, the Pier 70 Master Tenant is entitled to rents from tenants located in buildings 14, 29, 101, 104, 113E, 113W, 114, 115, 116, 122 and 123 at the Pier 70 Property (the “Historic Buildings”) and is required to pay operating expenses and capital expenditures related to the Historic Buildings. The Pier 70 Master Tenant is required to pay the following annual base rent (the “Pier 70 MT Base Rent”) to the borrower:

Year Ending December 31,	Annual Base Rent	Year Ending December 31,	Annual Base Rent
2018	$11,080,000	2028	$12,261,856
2019	$11,100,000	2029	$12,292,511
2020	$11,280,000	2030	$12,323,242
2021	$11,470,000	2031	$12,354,050
2022	$11,760,000	2032	$12,384,935
2023	$12,140,000	2033	$12,415,897
2024	$12,140,000	2034	$12,446,937
2025	$12,170,350	2035	$12,478,055
2026	$12,200,776	2036	$12,509,250
2027	$12,231,278	2037	$12,540,523

If all of the Pier 70 Master Tenant’s cash receipts (excluding cash from capital contributions, loans and casualty/condemnation proceeds, prepayments, security deposits), less its operating expenses and amounts payable to Bank of America, N.A. under the Pier 70 Master Tenant’s operating agreement (“Pier 70 Master Tenant Net Cash Flow”) are insufficient to pay rent in full according to the above schedule in addition to impositions, the Pier 70’s Master Tenant’s monetary obligations under the Pier 70 Master Lease will nonetheless be deemed satisfied so long as Pier 70 Master Tenant applies 100% of its Pier 70 Master Tenant Net Cash Flow to the partial satisfaction of such monetary obligations and pays the remainder on a deferred basis within 12 months of the otherwise due date.

The Pier 70 Master Lease is subordinate to the Pier 70 Whole Loan, pursuant to a subordination, non-disturbance and attornment agreement. Such agreement imposes certain restrictions on the lender’s remedies, including restrictions on the ability to terminate the Pier 70 Master Lease during the period wherein the historic tax credits are subject to recapture, and restrictions on the lender’s ability to transfer the Pier 70 Property following a foreclosure and replace the Pier 70 Managing Member.

The Pier 70 Master Lease currently does not encompass income generated by Building 102. The borrower collects rent on Building 102 and pays associated expenses. The lender is required to permit the borrower to amend the Pier 70 Master Lease to include Building 102, subject to an annual increase to Pier 70 MT Base Rent.

■	Put Option. When Bank of America, N.A. achieves its required internal rate of return and certain other conditions are satisfied (the “Flip Date”), the respective interests in the Pier 70 Master Tenant will automatically change to 5% owned by Bank of America, N.A. and 95% owned by the Pier 70 Managing Member.

For the six months following the later of the expiration of the period during which the federal historic tax credits are subject to recapture and the Flip Date, Bank of America, N.A. will have the right to put its 5% interest in the Pier 70 Master Tenant to the Pier 70 Managing Member (the “Put Option”) for a price equal to (i) 5% of the capital contributions of Bank of America, N.A. to the Pier 70 Master Tenant (“Base Put Price”) plus (ii) an amount determined by Bank of America, N.A. in its sole discretion but no greater than the lesser of (a) the sum of certain amounts payable to Bank of America, N.A. then outstanding and (b) an amount that when added to the Base Put Price equals the fair market value (as determined by an independent appraiser) of Bank of America, N.A.’s interest in the Pier 70 Master Tenant. After Bank of America, N.A. closes on its Put Option, the lender can require the borrower to terminate the Pier 70 Master Lease and collect all rents directly. Bank of America, N.A. is not obligated to exercise its Put Option.

■	Property Management. The Pier 70 Property is managed by Hall Equities Group, a California corporation that is not an affiliate of the borrower.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Lockbox and Cash Management. The Pier 70 Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to direct the tenants (other than the tenants leasing space that is subject to the Pier 70 Master Lease) to pay rent directly to a lender-controlled lockbox account and the borrower is required to cause all cash revenues relating to the Pier 70 Property (including rents received from the Pier 70 Master Tenant under the Pier 70 Master Lease) and all other money received by the borrower or the property manager with respect to the Pier 70 Property (other than (i) tenant security deposits required to be held in escrow accounts and (ii) amounts due to the Pier 70 Master Tenant under the leases relating to space that is subject to the Pier 70 Master Lease) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day, all amounts in the lockbox account are required to be swept into the cash management account.

For so long as no Pier 70 Trigger Period or event of default under the Pier 70 Whole Loan is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender on the next monthly payment date are required to be swept into a borrower-controlled operating account on each business day, except as described above under “Escrows—Major Tenant Reserve” and “—Put Option Reserve”. During the continuance of a Pier 70 Trigger Period (or, at the lender’s discretion, during the continuance of an event of default under the Pier 70 Whole Loan), all amounts in the cash management account are required to be applied to the payment of debt service and operating expenses and the funding of required reserves, with any remaining amounts (except as described above under “Escrows—Major Tenant Reserve” and “—Put Option Reserve”) to be reserved in an excess cash flow reserve account as additional collateral.

A “Pier 70 Trigger Period” means each period (i) that commences when net operating income, determined as of the first day of any quarter, is less than approximately $9,382,814 and concludes when net operating income, determined as of the first day of each of two consecutive quarters thereafter, is equal to or greater than approximately $9,382,814, and (ii) that commences when certain financial statements required to be delivered by the borrower are not delivered and concludes when such financial statements are delivered and indicate that no Pier 70 Trigger Period is ongoing.

■	Release, Substitution and Addition of Collateral. None.

■	Mezzanine or Secured Subordinate Indebtedness. Port Loan. The borrower entered into a loan with the San Francisco Port Commission (the “Port”) in the original principal amount of $1,500,000 (the “Port Loan”) in order to provide financing to the borrower, as tenant under the Ground Lease, for a portion of the seismic work performed on Building 113. Interest has been accruing on the Port Loan at a per annum rate of 4.41% since July 29, 2015. The first payment date under the Port Loan is the first day of the first full calendar month following the Developer Equity Repayment Date, and thereafter the accrued interest will be added to the principal balance. The Port Loan will be a 10-year fully amortizing loan. The Port Loan is unsecured and is subordinate to the Pier 70 Whole Loan.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Pier 70 Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the Pier 70 Property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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BED BATH &
BEYOND

BED BATH &
BEYOND
HAVERTYS
FURNITURE
TJ·maxx
PETSMART
Total Wine
FedEx Office
at&t
PERIMETER SQUARE

TJ·maxx

HAVERTYS
FURNITURE

PETSMART

FedEx Office
STOP

Total Wine
BEER & MORE
NOW HIRING

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS
Perimeter Square
130 Perimeter Center West
Atlanta, GA 30346
Atlanta
Roswell
Alpharetta
Sandy Springs
Norcross
Marietta
Kennesaw
Acworth
Suwanee
Buford
Lawrenceville
Tucker
Smyrna
Snellville
Stone Mountain
Lithonia
Douglasville
Austell
Hiram
Emerson
Holly Springs
Flowery Branch
Gresham Park
Conyers
Union City
Fairburn
Stockbridge
Jonesboro
Tyrone
Fayetteville
McDonough
HARTSFIELD-JACKSON ATLANTA INTERNATIONAL AIRPORT
Rosewell
Dunwoody
Sandy Springs
Chamblee
Atlanta
BUCKHEAD
PERIMETER CENTER
CUMBERLAND
NORTH BROOKHAVEN
BROOKHAVEN
CHASTAIN PARK
ASHFORD PARK
NORTH BUCKHEAD
RIDGEDALE PARK
BUCKHEAD FOREST
LENOX PARK
River Shopping Center
Dunwoody Place
Cherokee Town & Country Club
Steel Canyon Golf Club
Riverment Golf and Country Club
Holcomb Center
Horseshoe Bend Country Club
Dunwoody Country Club
Dunwoody Village
Georgia Perimeter College-Dunwoody
Atlanta Country Club
Perimeter Pointe
Perimeter Village
Perimeter Mall
Cromwell Square
Sandy Springs Plaza
City Walk Sandy Springs
The Exchange at Hammond
The Prado Shopping Center
Northside Hospital
Saint Joseph Hospital of Atlanta
Children's Healthcare of Atlanta
Murphey Candler Park
Peachtree Pavilion
Chamblee Plaza
North Dekalb Stadium
Blackburn Park
Cambridge Square
Keswick Park
Oglethorpe Crossing
Pinetree Plaza
Northwoods Plaza Shopping Center
Walmart Supercenter
City Farmers Market
Brook Park
Whole Foods Market
Peachtree Golf Club
Oglethorpe University
DEKALB PEACHTREE AIRPORT
Gateway Shopping Center
Rosewell-Wieuca Shopping Center
Chastain Square Shopping Center
Chastain Memorial Park
North Fulton Golf Course
Brookhaven Park
Buckhead Court
Powers Ferry Square Shopping Center
Phipps Plaza
Buckhead Station
Lenox Square
Piedmont Peachtree Crossing
Briarwood Recreation Center
McDaniel School Park
Northeast Plaza
DUNWOODY CLUB DR
DALRYMPLE RD NE
MT VERNON RD
ABERNATHY RD NE
RIVER VALLEY RD
CHAMBLEE DUNWOODY RD
TILLY MILL RD
WINTERS CHAPEL RD NW
HAMMOND DR NE
JOHNSON FERRY RD NE
HIGH POINT RD NE
ROSWELL RD NE
WINDSOR PKY NE
CHAMBLEE TUCKER RD
BUFORD HWY NE
DRESDEN DR NE
PEACHTREE RD NE
W PACES FERRY RD NW
NORTHSIDE DR
400
9
285
141
85
75

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Atlanta, Georgia	Cut-off Date Principal Balance		$35,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$188.11
Size (SF)	186,059	Percentage of Initial Pool Balance		4.6%
Total Occupancy as of 1/1/2019	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/1/2019	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1994 / NAP	Mortgage Rate		5.5455%
Appraised Value	$54,650,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$4,474,960
Underwritten Expenses	$1,438,066	Escrows
Underwritten Net Operating Income (NOI)	$3,036,893		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,914,930	Taxes	$0	$0
Cut-off Date LTV Ratio	64.0%	Insurance	$0	$0
Maturity Date LTV Ratio	64.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.54x / 1.48x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.7% / 8.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,000,000	77.9%	Loan Payoff	$44,445,389	98.9%
Principal's New Cash Contribution	9,924,788	22.1	Origination Costs	479,399	1.1

Total Sources	$44,924,788	100.0%	Total Uses	$44,924,788	100.0%

■	The Mortgage Loan. The mortgage loan (the “Perimeter Square Loan”) is evidenced by a note in the original principal amount of $35,000,000 and is secured by a first mortgage encumbering the borrower's fee simple interest in an anchored retail property in Atlanta, Georgia (the “Perimeter Square Property”). The Perimeter Square Loan was originated by Goldman Sachs Mortgage Company on October 10, 2018 and represents approximately 4.6% of the Initial Pool Balance. The note evidencing the Perimeter Square Loan has an outstanding principal balance as of the Cut-off Date of $35,000,000 and an interest rate of 5.5455% per annum. The borrower utilized the proceeds of the Perimeter Square Loan to refinance existing debt on the Perimeter Square Property and pay origination costs.

The Perimeter Square Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Perimeter Square Loan requires interest only payments during its term. The scheduled maturity date of the Perimeter Square Loan is the due date in November 2028. The Perimeter Square Loan may be voluntarily prepaid in whole (but not in part) beginning on the due date in March 2021. Any voluntary prepayments prior to August 6, 2028 require a yield maintenance premium, which may be no less than 1% (or 3% if such prepayment is made following an acceleration of, or event of default under, the Perimeter Square Loan) of the amount prepaid.

■	The Mortgaged Property. The Perimeter Square Property is a 186,059 SF retail center anchored by Bed Bath & Beyond, Havertys Furniture, T.J. Maxx and PetSmart. The Perimeter Square Property has been 100.0% occupied since 2008 and was 100.0% occupied as of January 1, 2019. Investment-grade tenants occupy 47.3% of the Perimeter Square Property (40.9% of underwritten total rent). Bed Bath & Beyond and T.J. Maxx have been tenants at the Perimeter Square Property since it was built in 1994, while PetSmart and Havertys Furniture were added to the Perimeter Square Property in 1995 and 1997, respectively. Additionally, all of the Perimeter Square Property’s tenants have been in occupancy for more than 10 years, while 88.7% of the tenancy by SF has been in occupancy for more than 20 years. The Perimeter Square Property provides approximately 946 parking spaces, resulting in a parking ratio of approximately 5.1 spaces per 1,000 SF of owned GLA. The weighted average sales for the Perimeter Square Property are $306 per SF and the weighted average occupancy cost based on total rent was 8.1% for tenants that reported sales (Bed Bath & Beyond as of December 2017, Total Wine & More as of February 2018, T.J. Maxx as of December 2017 and PetSmart as of December 2017).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Perimeter Square Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	UW Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Havertys Furniture	NR / NR / NR	44,000	23.6%	Yes	$999,492	$22.72	7/31/2022	NA	NA	2, 5-year options
Bed Bath & Beyond	NR / Baa3 / BB+	50,000	26.9	Yes	899,138	17.98	1/31/2020	$194	9.3%	3, 5-year options
Total Wine & More(3)	NR / NR / NR	21,000	11.3	Yes	827,834	39.42	2/28/2024	$458	8.6%	2, 5-year options
T.J. Maxx	NR / A2 / A+	32,500	17.5	Yes	779,419	23.98	8/31/2029	$392	6.1%	2, 5-year options
PetSmart	NR / Caa3 / CCC	25,858	13.9	Yes	594,221	22.98	1/31/2020	$292	7.9%	4, 5-year options
Total Anchors		173,358	93.2%		$4,100,103	$23.65

Occupied In-line		12,701	6.8%	Yes	$576,216	$45.37

Total Owned SF		186,059	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant sales $ per SF are based on TTM ending December 2017, as provided by the borrower, unless otherwise stated.

(3)	Tenant sales $ per SF are based on TTM ending February 2018, as provided by the borrower.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Perimeter Square Property:

Eight Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Total Rent	% of Total UW Total Rent	UW Total Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Havertys Furniture	NR / NR / NR	44,000	23.6%	$999,492	21.4%	$22.72	7/31/2022	NA	NA	2, 5-year options
Bed Bath & Beyond	NR / Baa3 / BB+	50,000	26.9	899,138	19.2	17.98	1/31/2020	$194	9.3%	3, 5-year options
Total Wine & More(3)	NR / NR / NR	21,000	11.3	827,834	17.7	39.42	2/28/2024	$458	8.6%	2, 5-year options
T.J. Maxx	NR / A2 / A+	32,500	17.5	779,419	16.7	23.98	8/31/2029	$392	6.1%	2, 5-year options
PetSmart	NR / Caa3 / CCC	25,858	13.9	594,221	12.7	22.98	1/31/2020	$292	7.9%	4, 5-year options
FedEx Kinko's	NR / NR / NR	7,200	3.9	343,785	7.4	47.75	9/30/2023	NA	NA	1, 5-year option
AT&T	A- / Baa2 / BBB	5,500	3.0	227,251	4.9	41.32	6/30/2022	NA	NA	1, 5-year option
AT&T (Antenna)	A- / Baa2 / BBB	1	0.0	5,180	0.1	5,180.04	6/30/2022	NA	NA	NA
Totals / Wtd. Avg. Tenants		186,059	100.0%	$4,676,320	100.0%	$25.13

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant sales $ per SF are based on TTM ending December 2017, as provided by the borrower, unless stated otherwise.

(3)	Tenant sales $ per SF are based on TTM ending February 2018, as provided by the borrower.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the Perimeter Square Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Total Rent	% of Total UW Total Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	75,858	40.8	40.8%	1,493,359	31.9	19.69	2
2021	0	0.0	40.8%	0	0.0	0.00	0
2022(2)	49,501	26.6	67.4%	1,231,923	26.3	24.89	2
2023	7,200	3.9	71.2%	343,785	7.4	47.75	1
2024	21,000	11.3	82.5%	827,834	17.7	39.42	1
2025	0	0.0	82.5%	0	0.0	0.00	0
2026	0	0.0	82.5%	0	0.0	0.00	0
2027	0	0.0	82.5%	0	0.0	0.00	0
2028	0	0.0	82.5%	0	0.0	0.00	0
2029	32,500	17.5	100.0%	779,419	16.7	23.98	1
2030 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	186,059	100.0%		$4,676,320	100.0%	$25.13	7

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Includes 1 SF for AT&T (Antenna). Excluding this tenant the UW Total Rent $ per SF is approximately $24.78.

The following table presents certain information relating to historical occupancy at the Perimeter Square Property:

Historical Leased %(1)

2016	2017	As of 1/1/2019
100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Perimeter Square Property:

Cash Flow Analysis(1)

	2016	2017	TTM(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$3,102,063	$3,145,668	$3,176,304	$3,351,443	$18.01
Contractual Rent Steps	0	0	0	6,222	0.03
Overage / Percentage Rent	65,472	64,330	69,638	59,638	0.32
Total Reimbursement Revenue	689,887	862,662	1,066,137	1,265,239	6.80
Gross Revenue	$3,857,423	$4,072,661	$4,312,079	$4,682,542	$25.17
Vacancy & Credit Loss	0	0	0	(207,582)	(1.12)
Effective Gross Income	$3,857,423	$4,072,661	$4,312,079	$4,474,960	$24.05

Total Operating Expenses	$918,474	$957,793	967,667	$1,438,066	$7.73

Net Operating Income	$2,938,949	$3,114,868	$3,344,412	$3,036,893	$16.32
TI/LC	0	0	0	94,054	0.51
Capital Expenditures	0	0	0	27,909	0.15
Net Cash Flow	$2,938,949	$3,114,868	$3,344,412	$2,914,930	$15.67

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	TTM reflects the trailing 12-month period ending November 30, 2018.

(3)	Underwritten cash flow based on contractual rents as of January 1, 2019 and contractual rent steps through February 29, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Perimeter Square Property had an “as-is” appraised value of $54,650,000 as of September 12, 2018.

■	Environmental Matters. According to a Phase I environmental report, dated September 17, 2018, there are no recognized environmental conditions or recommendations for further action at the Perimeter Square Property.

■	Market Overview and Competition. According to the appraisal, the Perimeter Square Property is located in the Central Perimeter submarket in Atlanta, Georgia, approximately 15 miles north of downtown Atlanta. The Perimeter Square Property is located at the intersection of Perimeter Central West and Central Parkway, which has an average daily traffic count of 28,500 vehicles per day. The Perimeter Square Property is located approximately less than one mile from Perimeter Mall, which is an approximately 1.5 million SF mall anchored by Von Maur, Dillard’s, Macy’s and Nordstrom. Additional major retailers in the a three mile radius include Walmart, Target, Home Place, Marshalls, Costco, Home Depot, Best Buy, PetSmart and T.J. Maxx. Additionally, the Central Perimeter submarket has the second largest inventory of office space in the metropolitan Atlanta area with approximately 30 million SF of space.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius was 15,026, 103,143 and 232,814, respectively. The 2018 estimated average income within a one-, three- and five-mile radius was $119,395, $127,430 and $130,459, respectively. According to the appraisal, the Perimeter Square Property offers accessibility to strong consumer demographics, proximity to dominant retail demand drivers, and has access to major employment centers.

The Perimeter Square Property is located in the Central Perimeter retail submarket, which had a total retail inventory of approximately 11.0 million SF, a vacancy rate of 4.8% and an average asking rental rate of $23.29 per SF on a triple net basis as of the second quarter of 2018. The appraisal determined a stabilized vacancy rate of 1.7%

The following table presents certain information relating to the primary competition for the Perimeter Square Property:

Competitive Set(1)

	Perimeter Square(2)	Exchange at Hammond & Shops at Parkside	Center of Winter Park	Fountains of Miramar	Parkaire Landing	Shoppes at Legacy Park	North Point MarketCenter
Property Type	Retail	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	1994	1971	1965	2005	1987	2015	1994
Total GLA	186,059	334,787	244,977	139,329	132,600	216,497	427,053
Total Occupancy	100%	98%	98%	97%	95%	95%	95%

Anchors & Jr. Anchors	Bed Bath & Beyond Havertys Furniture T.J. Maxx PetSmart Total Wine & More	Whole Foods Marshalls Office Depot Petco The Springs Cinema & Taphouse	Home Goods Marshalls Michaels Office Depot Ross Dress for Less LA Fitness	Ross Dress for Less Marshalls Home Goods Pet Supermarket	Kroger Cobb County Library Tuesday Morning Dollar Tree	Dick’s Sporting Goods Bed Bath & Beyond The Fresh Market Cost Plus World Market DSW PetSmart	Babies ‘R’ Us Dick’s Sporting Goods Marshalls Bed Bath & Beyond Nordstrom Rack SteinMart PetSmart Old Navy Dave and Busters

(1)	Source: Appraisal.

(2)	As provided by the borrower per the underwritten rent roll dated January 1, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Borrower. The borrower is TKG Perimeter Square, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Perimeter Square Loan. The non-recourse carveout guarantor is E. Stanley Kroenke (“Kroenke”).

Kroenke has served as the sponsor on approximately 43 securitized conduit loans since 2011 with loan proceeds in excess of $1.3 billion. Kroenke is the owner of Kroenke Sports & Entertainment, LLC, which controls five professional sports franchises (with significant interest in a sixth), two sports stadiums, four television channels, four radio stations, and various magazines and websites. Sports franchise ownership includes the Denver Nuggets (NBA), Colorado Avalanche (NHL), Colorado Rapids (MLS) and Los Angeles Rams (NFL). Kroenke is also the largest shareholder of the English football club, Arsenal. Additionally, Kroenke is the owner of The Kroenke Group (TKG), a real estate development and investment firm that focuses on acquiring commercial properties in the United States. In January 2019, Forbes reported Kroenke’s net worth to be approximately $8.5 billion.

■	Escrows. On each due date, subject to the Perimeter Square Recourse Election described below, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless, in the case of insurance premiums, the borrower elects to pay the annual premiums through a premium financing agreement through a third-party premium finance company in accordance with the loan documents, (ii) a replacement reserve in an amount equal to approximately $2,326, and (iii) a tenant improvement and leasing commission reserve in an amount equal to approximately $10,417, unless the amount contained in such reserve is equal to at least $500,000 (excluding termination proceeds). In addition, subject to the Perimeter Square Recourse Election described below, the borrower was required to fund a reserve at origination in the amount of $284,362 in order to fund the cost of certain deferred maintenance conditions, including the repair or replacement of the roof at the Perimeter Square Property.

Notwithstanding the foregoing escrow deposit requirements, the loan documents provide the borrower with the right to avoid making the escrow reserve deposits described above (including the origination date reserve deposit in respect of deferred maintenance conditions) by electing to become (together with Kroenke) personally liable on a full recourse basis for the amount of such reserves (the "Perimeter Square Recourse Election"). Upon exercise of the Perimeter Square Recourse Election, the obligation to make reserve deposits will be suspended until the occurrence of a Perimeter Square Cash Management Period or, in the case of the tax and insurance reserve, the borrower fails to provide timely evidence of the payment of taxes and insurance premiums. The borrower has made the Perimeter Square Recourse Election as of the origination date, and consequently no escrow deposits were collected.

Furthermore, during a Perimeter Square Rollover Trigger Period, excess cash flow is required to be deposited into a rollover reserve for tenant improvements and leasing commissions, as described under “—Lockbox and Cash Management” below.

A “Perimeter Square Cash Management Period” means (i) the period from the commencement of the initial Perimeter Square Trigger Period until the end of such Perimeter Square Trigger Period, (ii) the period from the commencement of the initial event of default under the Perimeter Square Loan until the end of such event of default, or (iii) the period from the commencement of any subsequent Perimeter Square Trigger Period or event of default under the Perimeter Square Loan through the end of the term of the Perimeter Square Loan.

A “Perimeter Square Rollover Tenant” means (i) Bed Bath & Beyond, (ii) Havertys Furniture and (iii) any successor tenant to the Bed Bath & Beyond or Havertys Furniture leased premises.

A “Perimeter Square Rollover Trigger Event” means the occurrence of any of the following: (i) any Perimeter Square Rollover Tenant gives notice of an intent to terminate its lease or vacate all or a material portion of its premises; (ii) any Perimeter Square Rollover Tenant fails to renew its lease by the earlier of (a) the date required under its lease and (b) six months prior to the expiration date of its lease; (iii) any Perimeter Square Rollover Tenant goes dark, discontinues its operations or business in all or substantially all of its premises, vacates or is otherwise not in occupancy of all or substantially all of its premises for 14 consecutive days (or 120 consecutive days if such event was caused solely by casualty or condemnation, renovations or assignments due to the sale or acquisition of its lease); or (iv) the filing of a bankruptcy petition by or against any Perimeter Square Rollover Tenant or the guarantor under its lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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A “Perimeter Square Rollover Trigger Period” means each period commencing upon the occurrence of a Perimeter Square Rollover Trigger Event, and ending when (a) in the case of clause (i) or clause (ii) of the definition of “Perimeter Square Rollover Trigger Event”, either (1) the related Perimeter Square Rollover Tenant enters a renewal or extension of its lease, is in occupancy of the entirety of its premises, is paying normal monthly rent and is open for business, (2) the related premises has been re-let at an annual rent equal to or greater than the then applicable market rate for such premises and the replacement tenant(s) are in occupancy, open for business and paying full rent (the conditions set forth in clause (2), the “Perimeter Square New Lease Conditions”), or (3) the delivery of a Perimeter Square Qualifying Master Lease; (b) in the case of clause (iii) of the definition of “Perimeter Square Rollover Trigger Event”, either (1) the related Perimeter Square Rollover Tenant has recommenced its business and operations in its premises, is paying rent and is otherwise in compliance with the terms of its lease, (2) the satisfaction of the Perimeter Square New Lease Conditions or (3) the delivery of a Perimeter Square Qualifying Master Lease; or (c) in the case of clause (iv) of the definition of “Perimeter Square Rollover Trigger Event”, either (1) the related Perimeter Square Rollover Tenant has affirmed its lease during the related bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease, (2) the satisfaction of the Perimeter Square New Lease Conditions or (3) the delivery of a Perimeter Square Qualifying Master Lease.

A “Perimeter Square Trigger Period” means each period: (i) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 1.15x, and ending on the earlier of (a) when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 1.15x and (b) the delivery of a master lease between the borrower, as landlord, and Kroenke, as master tenant, that has a term of at least five years and provides for rent in an amount sufficient, when combined with rent payable under all other leases in effect at the Perimeter Square Property, to generate a debt service coverage ratio of at least 1.25x (such master lease, a “Perimeter Square Qualifying Master Lease”); (ii) during the continuance of a Perimeter Square Rollover Trigger Period; and (iii) commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other Perimeter Square Trigger Period is ongoing.

■	Lockbox and Cash Management. The Perimeter Square Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of the initial Perimeter Square Cash Management Period, the lender may deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account and the borrower will be required to cause all cash revenues relating to the Perimeter Square Property and all other money received by the borrower or the property manager with respect to the Perimeter Square Property (other than tenant security deposits) to be deposited into such lockbox account or, during a continuing Perimeter Square Cash Management Period, a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a Perimeter Square Cash Management Period, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no Perimeter Square Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

During the continuance of a Perimeter Square Cash Management Period, but absent a continuing Perimeter Square Trigger Period or event of default under the Perimeter Square Loan, all funds in the cash management account in excess of the monthly debt service and required reserves are required to be swept into a borrower-controlled operating account on each business day.

During the continuance of a Perimeter Square Trigger Period or, at the lender’s discretion, during an event of default under the Perimeter Square Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited (i) during the continuance of a Perimeter Square Trigger Period caused solely by a Perimeter Square Rollover Trigger Event, into a rollover reserve for tenant improvements and leasing commissions, and (ii) otherwise, into an excess cash flow reserve as additional collateral for the Perimeter Square Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Property Management. The Perimeter Square Property is currently managed by TKG Management, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Perimeter Square Property is required to remain managed by TKG Management, Inc. or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under the Perimeter Square Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the Perimeter Square Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Additional Debt. The loan documents permit preferred equity payable to Kroenke or his controlled affiliates, for so long as such preferred equity is limited to a distribution preference over common equity and accrues at a stated rate, but does not contain any remedy for non-payment.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Perimeter Square Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the Perimeter Square Property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)	$34,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$272.68
Size (SF)	667,446	Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 10/23/2018	85.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/23/2018	85.5%	Type of Security(3)	Fee Simple
Year Built / Latest Renovation	1977 / 2001	Mortgage Rate	4.7500%
Appraised Value	$505,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$34,812,941
Underwritten Expenses	$16,549,901	Escrows(4)
Underwritten Net Operating Income (NOI)	$18,263,040	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,090,332	Taxes	$3,668,201	$641,935
Cut-off Date LTV Ratio(1)	36.0%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	36.0%	Replacement Reserve	$0	$18,543
DSCR Based on Underwritten NOI / NCF(1)	2.08x / 1.84x	TI/LC	$0	$100,000
Debt Yield Based on Underwritten NOI / NCF(1)	10.0% / 8.8%	Other(5)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$182,000,000	100.0%	Loan Payoff	$124,865,096	68.6%
Principal Equity Distribution	47,938,924	26.3
Origination Costs	5,527,780	3.0
Reserves	3,668,201	2.0
Total Sources	$182,000,000	100.0%	Total Uses	$182,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 3 Park Avenue Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance of $34,000,000 represents the non-controlling note A-2 of the $182,000,000 3 Park Avenue Whole Loan evidenced by four pari passu notes. The related companion loans, which are evidenced by the controlling note A-1 ($88,000,000) and non-controlling notes A-3 ($30,000,000) and A-4 ($30,000,000), are currently held by CREFI and expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(3)	The borrower is both the ground lessee and ground lessor under a ground lease encumbering the 3 Park Avenue Property. See “—The Mortgaged Property” below.

(4)	See “—Escrows” below.

(5)	The borrower is required under the loan documents to pay for and perform 100% of the unfunded landlord obligations ($1,523,458) and deferred maintenance ($28,500, which is the estimated cost according to the engineering report) at the 3 Park Avenue Property. If an event of default has occurred and is continuing or the borrower has breached any requirements under the loan documents, the borrower will be required to deliver cash or a letter of credit to the lender in the amount that the lender determines is necessary to complete all unfunded landlord obligations, deferred maintenance and any remaining unfunded free rent obligations.

■	The Mortgage Loan. The mortgage loan (the “3 Park Avenue Loan”) is part of a Whole Loan (the “3 Park Avenue Whole Loan”) evidenced by four pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a portion of a Class A office and retail condominium located in New York, New York (the “3 Park Avenue Property”). The 3 Park Avenue Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $34,000,000 and represents approximately 4.5% of the Initial Pool Balance. The related companion loans are evidenced by the controlling note A-1 ($88,000,000) and non-controlling notes A-3 ($30,000,000) and A-4 ($30,000,000), which are currently held by Citi Real Estate Funding Inc. (“CREFI”) and are expected to be contributed to (i) in the case of the note A-1, the Benchmark 2019-B9 securitization transaction, and (ii) in the cases of notes A-3 and A-4, one or more future commercial mortgage securitization transactions. The 3 Park Avenue Whole Loan, which accrues interest at an interest rate of 4.7500% per annum, was originated by CREFI on November 30, 2018, had an original principal balance of $182,000,000 and has an outstanding principal balance as of the Cut-off Date of $182,000,000. The proceeds of the 3 Park Avenue Whole Loan were primarily used to refinance prior debt secured by the 3 Park Avenue Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The table below summarizes the promissory notes that comprise the 3 Park Avenue Whole Loan. The relationship between the holders of the 3 Park Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$88,000,000	$88,000,000	Benchmark 2019-B9(1)	Yes
A-2	34,000,000	34,000,000	GSMS 2019-GC38	No
A-3	30,000,000	30,000,000	CREFI(2)	No
A-4	30,000,000	30,000,000	CREFI(2)	No
Total	$182,000,000	$182,000,000

(1)	Note A-1 is currently held by CREFI and is expected to be contributed to the Benchmark 2019-B9 securitization transaction.

(2)	Expected to be contributed to one or more future securitization transactions.

The 3 Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 3 Park Avenue Whole Loan. The scheduled maturity date of the 3 Park Avenue Whole Loan is the due date in December 2028. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 30, 2021 and (ii) the second anniversary of the last securitization of a note comprising part of the 3 Park Avenue Whole Loan, the 3 Park Avenue Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents. Voluntary prepayment of the 3 Park Avenue Whole Loan is permitted on or after the due date in June 2028 without payment of any prepayment premium.

■	The Mortgaged Property. The 3 Park Avenue building is a Class A office building located on Park Avenue in New York City (between 33rd and 34th Street), in the Murray Hill neighborhood of midtown Manhattan. The 3 Park Avenue building, in its entirety, consists of a 42-story, 888,295 SF office building on a 46,470 SF site. The collateral for the 3 Park Avenue Whole Loan consists of a condominium unit comprised of 641,186 SF of office space on floors 14 through 41 and 26,260 SF of multi-level retail space with frontage on Park Avenue and 34th Street. The only other condominium unit within the condominium regime (not part of the collateral) consists of floors 2 through 12 and is fully occupied by the Norman Thomas High School and has a separate entrance located on 33rd Street. The 3 Park Avenue Property is currently 85.5% occupied by 31 tenants (27 office tenants and four retail tenants). Retail tenancy includes New York Sports Club, Le Pain Quotidien, Starbucks and a news stand and consists of 3.9% of net rentable area and 4.4% of UW Base Rent. The top office tenants at the 3 Park Avenue Property based on underwritten base rent consist of Houghton Mifflin Harcourt, TransPerfect Translations (“TransPerfect”) and Return Path, Inc. (“Return Path”) (collectively representing 35.8% of net rentable area and 42.4% of UW Base Rent (inclusive of rent steps)).

The 3 Park Avenue Property was built in 1977 and renovated in 2001. Additionally, the lobby of the 3 Park Avenue Property is currently undergoing an approximately $3.0 million renovation, which is anticipated to be completed by year-end 2019 and will include glass and wood paneling. Since 2015, the borrower sponsor has invested approximately $23.7 million in tenant improvements and $8.6 million in various building improvements.

The largest tenant based on underwritten base rent, Houghton Mifflin Harcourt (15.3% of NRA; 18.1% of UW Base Rent; rated B- by S&P), occupies 101,421 SF of office space through December 2027 with one, five-year renewal option and an additional 400 SF of storage space through May 2019 with one, two-year renewal option. The Houghton Mifflin Harcourt space consists of the entire 18th, 19th, 21st and 24th floors (91,288 SF) and 10,533 SF on the 23rd floor. Houghton Mifflin Harcourt, a publisher of education materials, provides content, services and technology solutions for educational institutions and consumers worldwide. Houghton Mifflin Harcourt operates in two segments: (i) education and (ii) trade publishing. The education segment provides educational products, technology platforms, and services, including print and digital content in the form of textbooks, digital courseware, instructional aids, educational assessments, and intervention solutions for students. The trade publishing segment primarily develops, markets, and sells consumer books in print and digital formats, as well as licenses book rights to other publishers and electronic businesses; and trade and reference materials, such as adult and children’s fiction and non-fiction books to schools, colleges, libraries, office supply distributors, and other businesses. Houghton Mifflin Harcourt was founded in

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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1832 and has been located at the 3 Park Avenue Property since 2014. Houghton Mifflin Harcourt signed an initial lease for 36,932 SF in November 2014 (part of the 18th floor and the entire 19th floor) and has since expanded to occupy a total of 101,821 SF.

The second largest tenant based on underwritten base rent, TransPerfect (13.7% of NRA; 15.0% of UW Base Rent), occupies 91,220 SF of office space through September 2019 with no renewal options. TransPerfect originally executed a lease in July 1995 for a portion of the 28th floor and has since expanded and moved its space in increments to comprise its aggregate 91,220 SF footprint at the 3 Park Avenue Property as of the underwritten rent roll dated October 23, 2018. The TransPerfect space consists of the entire 38th, 39th and 40th floors at the 3 Park Avenue Property (69,735 SF) and three smaller units ranging from 4,200 to 11,334 SF on other floors throughout the building. TransPerfect, which was founded in 1992 and is headquartered at the 3 Park Avenue Property, is a privately held provider of language and business services. TransPerfect, which provides translation and discovery services primarily to companies in the legal and healthcare fields, currently employs approximately 5,000 full-time employees, has a network of over 5,000 certified linguists and subject-area specialists, and operates in over 90 offices globally. As of December 2018, TransPerfect has completed more than 300,000 projects, has served over 10,000 clients and has more than 3,000 global organizations which currently employ TransPerfect’s GlobalLink product suite for management of multilingual content.

The third largest tenant based on underwritten base rent, Return Path (6.9% of NRA; 9.3% of UW Base Rent), occupies 46,002 SF of office space on the 30th and 41st floors. Return Path leases space on the 41st floor (23,280 SF) through July 2025 with no extension options and on the 30th floor (22,722 SF) through February 2020 with one, five-year renewal option that would extend the lease expiration date of the 30th floor space to July 31, 2025. Return Path, founded in 1999 and headquartered at the 3 Park Avenue Property, uses data and insight to help optimize email marketing for clients. Return Path partners with more than 70 providers of mailbox and security solutions, covering approximately 2.5 billion email inboxes. Also feeding into Return Path’s data platform is their consumer network of more than two million consumers, delivering insight into user behavior, brand affinity, and consumer preferences.

The following table presents certain information relating to the major tenants at the 3 Park Avenue Property:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Houghton Mifflin Harcourt(4)	NR/NR/B-	101,821	15.3%	$5,406,038	18.1%	$53.09	12/31/2027	1, 5-year option
TransPerfect Translations	NR/NR/NR	91,220	13.7	4,478,073	15.0	$49.09	9/30/2019	NAP
Return Path(5)	NR/NR/NR	46,002	6.9	2,782,842	9.3	$60.49	7/31/2025	1, 5-year option
P. Kaufmann Contract	NR/NR/NR	57,000	8.5	2,530,200	8.5	$44.39	12/31/2022	NAP
Zeta Global Holding Corp.	NR/NR/NR	23,000	3.4	1,483,500	5.0	$64.50	1/31/2029	NAP
Pira Energy Group	NR/NR/NR	27,577	4.1	1,434,004	4.8	$52.00	2/29/2020	NAP
Mimeo.com	NR/NR/NR	22,722	3.4	1,226,988	4.1	$54.00	11/30/2025	1, 5-year option
Institute of Electrical Engineers	NR/NR/NR	22,000	3.3	1,078,000	3.6	$49.00	12/31/2025	1, 5-year option
Icon Capital Corporation	NR/NR/NR	23,000	3.4	1,058,000	3.5	$46.00	7/31/2022	NAP
Prophase Training Group	NR/NR/NR	15,255	2.3	679,833	2.3	$44.56	5/31/2019	NAP
Ten Largest Owned Tenants		429,597	64.4%	$22,157,478	74.2%	$51.58
Remaining Tenants		141,282	21.2	7,687,051	25.8	$54.41
Vacant		96,567	14.5	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		667,446	100.0%	$29,844,528	100.0%	$52.28

(1)	Based on the underwritten rent roll dated October 23, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

(4)	Includes 400 SF of storage space that is currently leased to Houghton Mifflin Harcourt through May 31, 2019 with one, two-year lease extension option. Houghton Mifflin Harcourt pays $53.19 per SF for its leased office space and $27.37 per SF for its leased storage space.

(5)	Includes 22,722 SF expiring on February 29, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the 3 Park Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	120,051	18.0	18.0%	5,867,774	19.7	$48.88	5
2020	69,199	10.4	28.4%	3,717,747	12.5	$53.73	5
2021	14,400	2.2	30.5%	604,800	2.0	$42.00	1
2022	93,675	14.0	44.5%	4,212,370	14.1	$44.97	4
2023	3,001	0.4	45.0%	156,052	0.5	$52.00	1
2024	21,090	3.2	48.2%	1,043,198	3.5	$49.46	2
2025	73,002	10.9	59.1%	4,071,082	13.6	$55.77	3
2026	11,020	1.7	60.7%	563,031	1.9	$51.09	2
2027	123,810	18.5	79.3%	6,905,687	23.1	$55.78	4
2028	10,357	1.6	80.8%	673,205	2.3	$65.00	2
2029	31,274	4.7	85.5%	2,029584	6.8	$64.90	2
2030 & Thereafter	0	0.0	85.5%	0	0.0	$0.00	0
Vacant	96,567	14.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	667,446	100.0%		$29,844,528	100.0%	$52.28	31

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

The following table presents certain information relating to historical leasing at the 3 Park Avenue Property:

Historical Leased%(1)

2016	2017	As of 10/23/2018(2)
93.0%	89.0%	85.5%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated October 23, 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 3 Park Avenue Property:

Cash Flow Analysis(1)

	2016	2017	TTM 9/30/2018	Underwritten(2)	Underwritten $ per SF
Base Rent	$28,255,581	$29,188,961	$27,363,611	$29,503,156	$44.20
Contractual Rent Steps(3)	0	0	0	341,372	0.51
Gross Up Vacancy	0	0	0	6,429,188	9.63
Total Reimbursement Revenue	1,665,986	1,520,736	1,772,965	1,913,556	2.87
Other Income(4)	2,143,179	1,647,433	1,475,270	1,294,685	1.94
Gross Revenue	$32,064,746	$32,357,130	$30,611,845	$39,481,957	$59.15
Other Income 2(5)	1,666,158	1,731,735	1,778,898	1,760,172	2.64
Vacancy & Credit Loss(6)	0	0	0	(6,429,188)	(9.63)
Effective Gross Income	$33,730,904	$34,088,864	$32,390,743	$34,812,941	$52.16

Real Estate Taxes	$6,635,117	$7,094,175	$7,191,410	$7,336,401	$10.99
Insurance	543,256	545,365	569,379	573,019	0.86
Management Fee	1,190,355	1,369,353	1,275,076	1,044,388	1.56
Other Operating Expenses	6,787,811	7,557,185	7,596,093	7,596,093	11.38
Total Operating Expenses	$15,156,539	$16,566,079	$16,631,958	$16,549,901	$24.80

Net Operating Income(7)	$18,574,365	$17,522,785	$15,758,785	$18,263,040	$27.36
TI/LC	0	0	0	1,950,188	2.92
Capital Expenditures	0	0	0	222,521	0.33
Net Cash Flow	$18,574,365	$17,522,785	$15,758,785	$16,090,332	$24.11

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated October 23, 2018.

(3)	Includes $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

(4)	Other Income consists of sub-metered electric income and electric inclusion in the rent.

(5)	Other Income 2 consists of porter wages over a base year for certain tenants, steam and water income, internet income, tenant services income and other miscellaneous sources.

(6)	Vacancy is underwritten to the current, economic vacancy of 16.3%.

(7)	The increase from TTM 9/30/2018 Net Operating Income to Underwritten Net Operating Income was primarily due to five tenants executing leases since January 2018 for a total of $2,607,244. This is comprised of Merus Global Investments (lease start: January 12, 2018; underwritten base rent: $546,084), Robert Burke Associates (lease start: February 1, 2018; underwritten base rent: $20,410), Nicolas P. Chiara & Co., Inc. (lease start: June 1, 2018; underwritten base rent: $185,250), Scarinci & Hollenback (lease start: June 20, 2018; underwritten base rent: $372,000) and Zeta Global Holding Corp. (lease start: February 1, 2019; underwritten base rent: $1,483,500).

■	Appraisal. According to the appraisal, the 3 Park Avenue Property had an “as-is” appraised value of $505,000,000 as of October 25, 2018.

■	Environmental Matters. Based on a Phase I environmental report dated October 18, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at 3 Park Avenue Property.

■	Market Overview and Competition. The 3 Park Avenue Property is located in New York, New York, within the Midtown office market (specifically the Midtown East office market). Located on Park Avenue between 33rd and 34th Streets, the 3 Park Avenue Property is located within general walking distance to key transportation hubs such as Grand Central Terminal, Pennsylvania Station and the New York City Port Authority. The Queens-Midtown Tunnel, which connects Midtown Manhattan with Long Island City, New York and provides primary access for vehicles with entrance and exit ramps, is located within three blocks from the 3 Park Avenue Property.

According to the appraisal, the 3 Park Avenue Property is located within the New York-Jersey City-White Plains NY-NJ metropolitan statistical area (the “NY-NJ MSA”). As of May 2018, the NY-NJ MSA had an unemployment rate of approximately 4.0%, a median household income of approximately $69,400 and a population of approximately 14.6 million.

According to the appraisal, as of the third quarter of 2018, the Midtown Manhattan office market recorded transactions totaling approximately 17.2 million SF (approximately 15.9% higher than the same time period in 2017) with the overall vacancy rate declining by approximately 0.4% since the third quarter of 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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As of the third quarter of 2018, the Midtown East office market contained approximately 59.7 million SF of Class A office space, had a direct vacancy rate of 7.7% and average asking rents of $75.38 per SF (compared to underwritten gross rent of $55.63 per SF at the 3 Park Avenue Property). As of the same time period, according to the appraisal, the Murray Hill submarket contained approximately 6.8 million SF of Class A office space, had a direct vacancy rate of 4.5% and average asking rents of $71.97. The appraisal surveyed a competitive set of 21 buildings with a total net rentable area of 10,537,254 SF, average direct occupancy of approximately 88.5%, and average asking rents ranging from $60.00 per SF to $95.00 per SF. Of the buildings surveyed, six office buildings were considered directly competitive by the appraisal (highlighted in the chart below). The 3 Park Avenue Property’s weighted average underwritten gross rent per SF of $55.63 is approximately 23.1% lower than the appraisal’s weighted average gross market rent for occupied space of $68.49 per SF.

The following table presents certain information relating to comparable buildings for the 3 Park Avenue Property:

Office Building Comparables(1)

Property Name	NRA (SF)	Direct Available SF	Sublease Available SF	Direct Occupancy (%)	Total Occupancy (%)	Direct Asking Rent per SF (Low)	Direct Asking Rent per SF (High)
3 Park Avenue Property(2)	667,446	96,567	NAP	85.5%	85.5%	$65.00(3)	$70.00(3)
One Park Avenue	801,500	0	0	100.0%	100.0%	NAP	NAP
Two Park Avenue	960,000	62,217	4,544	93.5%	93.0%	$85.00	$95.00
260 Madison Avenue	508,891	20,718	0	95.9%	95.9%	$65.00	$65.00
99 Park Avenue	480,000	7,955	30,311	98.3%	92.0%	$75.00	$75.00
475 Park Avenue South	440,000	153,154	8,170	65.2%	63.3%	$65.00	$75.00
90 Park Avenue	785,000	88,112	13,257	88.8%	87.1%	$65.00	$90.00
Total (excluding 3 Park Avenue)	3,975,391	332,156	56,282
Average (excluding 3 Park Avenue)	662,565	55,359	9,380

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 23, 2018.

(3)	Represents the range of market rents, determined by the appraisal, for vacant space at the 3 Park Avenue Property.

■	The Borrower. The borrower is Three Park Building LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3 Park Avenue Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation, a private real estate development and management firm that develops, redevelops and operates various commercial property types, was founded in 1981. The firm has commercial properties in New York, Houston, South Florida and Southern California. The ongoing net worth and liquidity covenant during the term of the 3 Park Avenue Whole Loan for Charles Steven Cohen is $500.0 million and $50.0 million, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. In connection with the origination of the 3 Park Avenue Whole Loan, the borrower funded a reserve of approximately $3,668,201 for real estate taxes.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 3 Park Avenue Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially approximately $641,935) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the loan documents), (iii) a replacement reserve equal to $18,543 (subject to a cap of $1,112,604), and (iv) a tenant improvements and leasing commissions rollover reserve in an amount equal to: (a) $100,000 on each due date on which the balance in the TI/LC reserve is below $2,000,000 and (b) $50,000 on each due date on which the balance in the tenant improvements and leasing commissions reserve is equal to or greater than $2,000,000 and less than $3,000,000 (if the balance in the tenant improvements and leasing commissions reserve account is equal to or greater than $3,000,000, the borrower is not required to make monthly deposits in to the tenant improvements and leasing commissions reserve account).

■	Lockbox and Cash Management. The loan documents require a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the 3 Park Avenue Property directing each of them to remit their rent checks directly to a lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the 3 Park Avenue Property and deposit the same into the lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a 3 Park Avenue Trigger Period exists. Upon the occurrence and during the continuance of a 3 Park Avenue Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 3 Park Avenue Whole Loan. Provided no event of default is ongoing, the lender is required to make funds in the excess cash flow reserve account available for: (x) leasing expenses which are incurred in accordance with the loan documents (to the extent there are insufficient funds in the tenant improvements and leasing commissions reserve), (y) taxes and/or insurance premiums (to the extent there are insufficient funds available in the tax and/or insurance account) and (z) operating expenses expressly approved by lender approved by the lender or set forth in a budget expressly approved by the lender (to the extent there is insufficient cash flow available pursuant to the cash management waterfall to pay for the same). To the extent that no 3 Park Avenue Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower. Upon an event of default under the 3 Park Avenue Whole Loan, the lender will apply funds to the debt in such priority as it may determine.

A “3 Park Avenue Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio being less than 1.20x, and will end, (a) with respect to clause (i) upon a cure, if applicable, of the event of default, and (b) with respect to clause (ii) if the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, no 3 Park Avenue Trigger Period will be deemed to exist pursuant to clause (ii) of the previous sentence during any period that the 3 Park Avenue Collateral Cure Conditions are satisfied.

The “3 Park Avenue Collateral Cure Conditions” will be deemed satisfied if the borrower deposits cash into the excess cash flow account or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the 3 Park Avenue Whole Loan, in an amount equal to 20% of the bi-annual aggregate debt service payments that are due as of the origination date of the 3 Park Avenue Whole Loan (i.e. an amount which, assuming the debt service coverage ratio is 1.00x for a given quarter, if added to underwritten cash flow, for said given six month period, would be sufficient to achieve a 1.20x debt service coverage ratio) (the “3 Park Avenue Collateral Deposit Amount”) and thereafter, on each six month anniversary date of the date that the borrower made such deposit (or delivered such letter of credit), the borrower deposits additional cash collateral into the excess cash flow account in the amount of the 3 Park Avenue Collateral Deposit Amount or increases the amount of the letter of credit by an

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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amount equal to the 3 Park Avenue Collateral Deposit Amount (as applicable). Amounts deposited in order to satisfy the 3 Park Avenue Collateral Cure Conditions will be released to the borrower if no 3 Park Avenue Trigger Period would exist without satisfaction of the 3 Park Avenue Collateral Cure Conditions.

■	Property Management. The 3 Park Avenue Property is managed by Cohen Brothers Realty Corporation, an affiliate of the borrower sponsor. Provided that no event of default is occurring under the loan documents and that replacement of the property manager would not give rise to any termination right or termination fee under the condominium documents, the borrower may terminate the management agreement and replace the property manager with a property manager approved by the lender (which approval may be conditioned upon receipt of a rating agency confirmation). The lender may, or may require the borrower to, terminate the property manager upon the occurrence of: (i) an event of default under the loan documents, (ii) a default under the management agreement beyond the cure period, (iii) the insolvency of or commencement of insolvency or bankruptcy proceedings involving the property manager that is not dismissed within 90 days of the filing thereof or any voluntary bankruptcy or insolvency proceeding involving the property manager, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, and replace the property manager with a property manager approved by the lender (which may be conditioned upon the lender’s receipt of a rating agency confirmation). If an affiliated property manager is terminated, the borrower has the right (instead of appointing a new manager as set forth above) to self-manage the property for so long as: (x) no event of default has occurred and (y) the borrower manages the property in a manner consistent with the loan documents.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. The borrower is permitted to incur mezzanine financing (the “3 Park Avenue Mezzanine Loan”) secured by the 100% direct or indirect equity ownership interest held in the borrower; provided that certain conditions set forth in the loan documents are satisfied, which include (without limitation): (i) no event of default exists; (ii) after giving effect to the 3 Park Avenue Mezzanine Loan, (a) the debt yield on the 3 Park Avenue Whole Loan and the 3 Park Avenue Mezzanine Loan combined is equal to or greater than 8.85%, and (b) the debt service coverage ratio on the 3 Park Avenue Whole Loan and the 3 Park Avenue Mezzanine Loan combined is equal to or greater than 1.85x and the combined loan-to-value ratio is equal to or less than 49%; (iii) the holder of the 3 Park Avenue Mezzanine Loan enters into a mezzanine intercreditor agreement with the lender in form and substance acceptable to the lender and the rating agencies; (iv) the holder of the 3 Park Avenue Mezzanine Loan is a “qualified equityholder” satisfying the requirements of the loan documents; and (v) a Rating Agency Confirmation is delivered in connection with the consummation of the 3 Park Avenue Mezzanine Loan.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the original principal balance of the 3 Park Avenue Whole Loan (with a replacement cost endorsement), plus business interruption coverage in an amount equal to 100% of the projected gross income for the 3 Park Avenue Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. However, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA) is no longer in effect, the borrower is not required to spend more than two times the then-current premium for a separate “all-risk” or equivalent policy (including business interruption coverage) for terrorism coverage (but is required to purchase the maximum coverage available for such amount). See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Chula Vista, California		Cut-off Date Principal Balance	$28,943,192
Property Type	Hospitality		Cut-off Date Principal Balance per Room	$195,562.11
Size (Rooms)	148		Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 11/30/2018	93.8%		Number of Related Mortgage Loans	None
Owned Occupancy as of 11/30/2018	93.8%		Type of Security	Fee Simple
Year Built / Latest Renovation	2017 / NAP		Mortgage Rate	5.3500%
Appraised Value	$43,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP

Underwritten Revenues	$8,994,271
Underwritten Expenses	$4,950,726		Escrows
Underwritten Net Operating Income (NOI)	$4,043,545			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,683,774		Taxes	$71,621	$24,601
Cut-off Date LTV Ratio	67.3%		Insurance	$20,419	$2,917
Maturity Date LTV Ratio	56.1%		Replacement Reserves	$0	$21,370
DSCR Based on Underwritten NOI / NCF	2.08x / 1.90x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	14.0% / 12.7%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	100.0%	Loan Payoff	$20,572,243	70.9%
			Principal Equity Distribution	8,034,600	27.7
			Origination Costs	301,118	1.0
			Reserves	92,040	0.3

Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%

■	The Mortgage Loan. The mortgage loan (the “Residence Inn Chula Vista Loan”) is evidenced by a note in the original principal amount of $29,000,000 and is secured by a first mortgage encumbering the borrower's fee simple interest in an extended stay hospitality property located in Chula Vista, California (the “Residence Inn Chula Vista Property”). The Residence Inn Chula Vista Loan was originated by Goldman Sachs Mortgage Company on December 6, 2018 and represents approximately 3.8% of the Initial Pool Balance. The note evidencing the Residence Inn Chula Vista Loan has an outstanding principal balance as of the Cut-off Date of $28,943,192 and an interest rate of 5.3500% per annum. The borrower utilized the proceeds of the Residence Inn Chula Vista Loan to refinance existing debt on the Residence Inn Chula Vista Property, return equity to the borrower sponsor, pay origination costs and fund reserves.

The Residence Inn Chula Vista Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Residence Inn Chula Vista Loan requires payments of interest and principal sufficient to amortize the Residence Inn Chula Vista Loan over a 30-year amortization schedule. The scheduled maturity date of the Residence Inn Chula Vista Loan is the due date in December 2028. Voluntary prepayment of the Residence Inn Chula Vista Loan is prohibited prior to the due date in August 2028. Provided that no event of default under the related loan documents is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Residence Inn Chula Vista Property is a 148-room extended stay hospitality property located in Chula Vista, California. Developed by the borrower sponsor in 2017, the Residence Inn Chula Vista Property offers a variety of suites including king studio, two-queen studio, one-bedroom king suites, one-bedroom queen suites and two-bedroom suites which all feature a kitchen, a refrigerator and a microwave. Additional amenities at the hotel include a daily complimentary breakfast buffet, The Market (a sundry/convenience store), a 24-hour state-of-the-art fitness center, an outdoor pool with a Whirlpool hot tub, an outdoor sport court, a barbeque, a fire pit and a picnic area. The hotel also has a business center and a laundry room for guest use.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the 2017 demand analysis with respect to the Residence Inn Chula Vista Property based on market segmentation, as provided in the appraisal for the Residence Inn Chula Vista Property:

2017 Accommodated Room Night Demand(1)

Property	Commercial / Government	Leisure	Group
Residence Inn Chula Vista	70.0%	20.0%	10.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Residence Inn Chula Vista Property and various market segments, as provided in a November 2018 travel research report for the Residence Inn Chula Vista Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM November 2018	110.5%	122.7%	135.5%

(1)	Source: November 2018 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Residence Inn Chula Vista Property:

Residence Inn Chula Vista(1)

TTM 11/30/2018
Occupancy	93.8%
ADR	$171.76
RevPAR	$161.03

(1)	Historical occupancy, ADR and RevPAR are not available prior to TTM 11/30/2018 as the Residence Inn Chula Vista was constructed in 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Residence Inn Chula Vista Property:

Cash Flow Analysis

	TTM 11/30/2018(1)	Underwritten	Underwritten $ per Room
Rooms Revenue	$8,698,907	$8,841,315	$59,739
Food & Beverage Revenue	32,099	33,015	223
Other Operating Departments Revenue	121,702	119,941	810
Total Revenue	$8,852,708	$8,994,271	$60,772

Room Expense	$1,791,014	$1,800,353	$12,165
Food & Beverage Expense	6,472	6,471	44
Other Expense	50,095	48,583	328
Total Departmental Expense	$1,847,581	$1,855,407	$12,537
Total Undistributed Expense(2)	$2,635,703	$2,737,602	$18,497
Gross Operating Profit	$4,369,424	$4,401,262	$29,738

Real Estate Taxes	$236,227	$319,000	$2,155
Insurance	18,939	35,004	237
Other Fixed Expenses	4,120	3,713	25
Total Fixed Expense	$259,286	$357,717	$2,417

Net Operating Income	$4,110,138	$4,043,545	$27,321
FF&E	354,108	359,771	2,431
Net Cash Flow	$3,756,030	$3,683,774	$24,890

(1)	TTM includes 12 months actual from December 2017 to November 2018.

(2)	Total Undistributed Expense includes general and administrative expense, management expense, franchise fee, marketing expense, repair & maintenance expense and utilities expense.

■	Appraisal. According to the appraisal, the Residence Inn Chula Vista Property had an “as-is” appraised value of $43,000,000 as of October 19, 2018.

■	Environmental Matters. According to a Phase I environmental report, dated November 1, 2018, there are no recognized environmental conditions or recommendations for further action at the Residence Inn Chula Vista Property.

■	Market Overview and Competition. Chula Vista, the second largest city in the San Diego metropolitan area, is located approximately eight miles from San Diego and approximately nine miles from the Mexican border. Chula Vista is a community with a population of 73,971 in a three-mile radius. The Residence Inn Chula Vista Property represents the first new hotel development in the Chula Vista market in two decades. Hotel room demand comes from several sources, including: corporate travelers, leisure visitors from Mexico, athletes, family and spectators at the nearby Olympic Training Center, and concert attendees at the Coors Amphitheatre, a 20,000-seat music venue in Chula Vista. The Olympic Training Center, also known as the Chula Vista Elite Athlete Training Center (2.2 miles from the Residence Inn Chula Vista Property), is an official U.S. Olympic Committee training facility. Other nearby California attractions include Aquatica San Diego Water Park and Las Americas Premium Outlets.

Primary commercial and government demand generators in the market include a variety of companies in the area such as United Technologies Corporation (UTC), Hitachi America, Ltd., and other high-tech manufacturing companies. Given the Residence Inn Chula Vista Property’s location near Tijuana, there is strong demand from cross-border commuters associated with manufacturing facilities in Tijuana. A significant amount of government demand is also generated by the U.S. Customs and Border Protection, United States Citizenship and Immigration Services (USCIS) and the U.S. Department of Homeland Security, which are all located nearby.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the primary competition for the Residence Inn Chula Vista Property:

Competitive Set(1)

Competitive Set	Number of Rooms	Year Built	2017 Occupancy	2017 ADR	2017 RevPAR
Holiday Inn Express San Diego South Chula Vista	88	2007	85% – 90%	$130 – $140	$115 – $120
Holiday Inn Express Hotel & Suites Otay Mesa	99	2007	80% – 85%	$110 – $115	$90 – $95
Comfort Inn Chula Vista San Diego South	100	1978	70% – 75%	$100 – $105	$75 – $80
Total / Wtd. Avg. Competitive Set			80.5%	$115.91

(1)	Source: Appraisal.

■	The Borrower. The borrower is Centerpark Promenade Hotel, LLC, a Delaware limited liability company and a single-purpose, bankruptcy-remote SPE controlled by the borrower sponsor. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Residence Inn Chula Vista Loan. The non-recourse carveout guarantor under the Residence Inn Chula Vista Loan is Alfred E. Baldwin, both in his personal capacity and as Trustee of the A&D Baldwin Family Trust dated July 11, 1985.

Baldwin & Sons or its predecessor companies and partnerships has a 60-year track record as a homebuilder, having constructed over 20,000 single-family residences in Los Angeles, Orange and San Diego Counties. In addition to the Residence Inn Chula Vista Property and extensive land holdings, Alfred Baldwin has ownership in a 143,000 SF grocery store-anchored shopping center in San Diego and a 300-unit multifamily property in Chula Vista, California. Alfred Baldwin is the CEO and key principal of Baldwin & Sons.

■	Escrows. On the origination date, the borrower funded a tax reserve in the amount of approximately $71,621 and an insurance reserve in the amount of $20,419.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy, and (ii) a furniture, fixtures and equipment reserve in the amount of (a) from January 2019 through (and including) December 2019, approximately $21,370; (b) from January 2020 through (and including) December 2020, one-twelfth of 3% of the operating income for the Residence Inn Chula Vista Property for the previous 12-month period (as determined on December 31 of each year); and (c) thereafter, one-twelfth of 4% of the operating income for the Residence Inn Chula Vista Property for the previous 12-month period (as determined on December 31 of each year).

■	Lockbox and Cash Management. The Residence Inn Chula Vista Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of the initial Residence Inn Chula Vista Cash Management Period (and again upon the occurrence of a subsequent Residence Inn Chula Vista Cash Management Period, if the borrower elects to close the lockbox account as described in the next sentence), the lender may deliver notices to each credit card processing company servicing the Residence Inn Chula Vista Property directing them to remit all credit card receivables directly to a lender-controlled lockbox account, and (unless the borrower elects to close the lockbox account as described in the next sentence) the borrower will be required to cause all cash revenues relating to the Residence Inn Chula Vista Property and all other money received by the borrower or the property manager with respect to the Residence Inn Chula Vista Property (other than tenant security deposits) to be deposited into such lockbox account or, during a continuing Residence Inn Chula Vista Cash Management Period, a lender-controlled cash management account within one business day of receipt. Upon termination of the initial Residence Inn Chula Vista Cash Management Period, the borrower may cause the lockbox account to be closed, and the requirements described in the prior sentence will not apply until a subsequent Residence Inn Chula Vista Cash Management Period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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On each business day that no Residence Inn Chula Vista Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during the continuance of a Residence Inn Chula Vista Cash Management Period, all amounts in the lockbox account are required to be remitted to the cash management account. During the continuance of a Residence Inn Chula Vista Trigger Period or, at the lender’s discretion, during an event of default under the Residence Inn Chula Vista Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the Residence Inn Chula Vista Loan.

A “Residence Inn Chula Vista Cash Management Period” means each period (i) during the continuance of a Residence Inn Chula Vista Trigger Period; and (ii) during the continuance of an event of default under the Residence Inn Chula Vista Loan.

A “Residence Inn Chula Vista Trigger Period” means each period (i) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 1.30x, and ending when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 1.30x; (ii) commencing upon the borrower’s failure to deliver required monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Residence Inn Chula Vista Trigger Period is ongoing; and (iii) when the franchise agreement or a replacement is not in full force and effect.

■	Property Management. The Residence Inn Chula Vista Property is managed by Evolution Hospitality, LLC pursuant to a management agreement. Under the related loan documents, the Residence Inn Chula Vista Property is required to remain managed by Evolution Hospitality, LLC, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under the Residence Inn Chula Vista Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the Residence Inn Chula Vista Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or (vi) if the property manager is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Residence Inn Chula Vista Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the Residence Inn Chula Vista Property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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target
TRADER JOE'S

target
TRADER JOE'S

TRADER JOE'S
ESSEX

RITE AID
PHARMACY

TRADER JOE'S
TRADER JOE'S

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MAP © 2018 CARTIFACT
DATA © OSM CONTRIBUTORS
EAST VILLAGE
BOWERY
LOWER EAST SIDE
TWO BRIDGES
145 Clinton
145 Clinton Street
New York, NY 10002
E 4TH STREET
E 3RD STREET
E 2ND STREET
E 1ST STREET
E HOUSTON STREET
STANTON STREET
RIVINGTON STREET
DELANCEY STREET
BROOME STREET
GRAND STREET
HESTER STREET
CANAL STREET
WILLIAMSBURG BRIDGE
MANHATTAN BRIDGE
Hamilton Park
Sara D. Roosevelt Park
Seward Park
Confucius Plaza Apartments
Seward Park Cooperative: House I
Seward Park Cooperative: House II
Seward Park Cooperative: House III
Seward Park Cooperative: House IV
Rutgers Houses
Laguardia Houses
Vladeck Houses I
Samuel Gompers Houses
Masaryk Towers
377 Grand
175 Clinton
408 Grand
227 Madison
Congregation Beth Hamedrash
St Mary's Church
Intermediate School 25
PS 140 Nathan Straus
Formaggio Essex Market
Tenement Museum
New York
MANHATTAN
UPPER WEST SIDE
UPPER EAST SIDE
Central Park
MIDTOWN
WEST NEW YORK
HOBOKEN
JERSEY CITY
QUEENS
ASTORIA
LONG ISLAND CITY
BROOKLYN
SOHO
FINANCIAL DISTRICT
NYU
Hudson River
East River

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(4)	$28,200,000
Property Type	Retail	Cut-off Date Principal Balance per SF(3)	$1,014.62
Size (SF)	67,217	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 9/15/2018(1)	85.0%	Number of Related Mortgage Loans(5)	2
Owned Occupancy as of 9/15/2018(1)	85.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2018 / NAP	Mortgage Rate	4.9650%
Appraised Value	$105,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	NAP
		Original Interest Only Period (Months)	120

Underwritten Revenues	$5,641,247
Underwritten Expenses	$1,091,948	Escrows
Underwritten Net Operating Income (NOI) (2)	$4,549,299		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(2)	$4,454,859	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	65.0%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	65.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	1.33x / 1.30x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	6.7% / 6.5%	Other(6)	$1,016,150	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$68,200,000	100.0%	Principal Equity Distribution	$38,137,673	55.9%
			Loan Payoff	28,035,340	41.1
			Reserves	1,016,150	1.5
			Origination Costs	1,010,837	1.5

Total Sources	$68,200,000	100.0%	Total Uses	$68,200,000	100.0%

(1)	The 145 Clinton Property was built in 2018. The occupancy of 85.0% includes one tenant, Time Warner Cable (4,000 SF representing approximately 6.0% of the net rentable area), who has executed a lease but has not yet taken occupancy or begun paying rent. Time Warner Cable is anticipated to take occupancy at the end of February 2019 and begin paying rent in June 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

(2)	Underwritten NOI and Underwritten NCF are based on the September 15, 2018 rent roll, executed leases and rent steps. See “—Cash Flow Analysis” herein.

(3)	The LTV, DSCR, Debt Yield and Cut-Off Principal Balance per SF calculations are based on the aggregate outstanding principal balance of the 145 Clinton Whole Loan.

(4)	The Cut-off Date Principal Balance of $28.2 million represents the non-controlling note A-2 of the $68.2 million 145 Clinton Whole Loan evidenced by two pari passu notes. See “—The Mortgage Loan” below.

(5)	The borrower sponsors for the 145 Clinton Loan are also the borrower sponsors for the Essex Crossing Site 6 Loan.

(6)	See “—Escrows ” below.

■	The Mortgage Loan. The mortgage loan (the “145 Clinton Loan”) is part of a whole loan consisting of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $68,200,000 (the “145 Clinton Whole Loan”), each as described below. The 145 Clinton Whole Loan is secured by the borrower’s fee simple interest in an anchored retail property in New York, New York (the “145 Clinton Property”). The 145 Clinton Whole Loan has a 10-year initial term, is interest only for the entire term and accrues interest at a fixed rate that is equal to 4.9650% per annum. The non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $28,200,000, is being contributed to the GSMS 2019-GC38 securitization. The controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $40,000,000, was contributed to Benchmark 2018-B8. The 145 Clinton Whole Loan was originated by Goldman Sachs Mortgage Company on November 19, 2018 and represents approximately 3.7% of the Initial Pool Balance.

The table below summarizes the promissory notes that comprise the 145 Clinton Whole Loan. The relationship between the holders of the 145 Clinton Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	Benchmark 2018-B8	Yes
Note A-2	28,200,000	28,200,000	GSMS 2019-GC38	No
Total	$68,200,000	$68,200,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The 145 Clinton Whole Loan proceeds were used to refinance the existing debt on the 145 Clinton Property, pay origination costs, fund reserves and return equity to the borrower sponsor. The 145 Clinton Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 145 Clinton Whole Loan requires interest only payments during its term. The scheduled maturity date of the 145 Clinton Whole Loan is the payment date in December 2028. Voluntary prepayment of the 145 Clinton Whole Loan is prohibited prior to the payment date in September 2028. Provided that no event of default under the 145 Clinton Whole Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first payment date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The 145 Clinton Property consists of two retail condominium units that comprise the entire retail portion of a mixed use building with retail and residential condominium space located at 145 Clinton Street in the Lower East Side neighborhood of Manhattan in New York, New York (the “145 Clinton Mixed Use Building”). The two retail condominium units that comprise the 145 Clinton Property contain approximately 67,217 SF of net rentable area. The remaining condominium interests consist of three residential condominium units containing 211 rental apartments, which are not collateral for the 145 Clinton Whole Loan. See “—Condominium” below.

As of September 15, 2018, the 145 Clinton Property was 85.0% leased to three tenants including Trader Joe's, Target and Time Warner Cable with a combined weighted average remaining lease term of approximately 14.5 years. The largest tenant, Trader Joe’s (30,621 SF, 45.6% of net rentable area) offers grocery fare such as health foods, organic produce, and nutritional supplements. The Trader Joe’s lease expires in September 2033. The second largest tenant, Target (22,480 SF, 33.4% of net rentable area) is a general merchandise retailer selling products through its stores and digital channels. The Target lease expires in January 2034. The third largest tenant, Time Warner Cable (4,000 SF, 6.0% of net rentable area) is a cable operator in the United States and a broadband communications services company. Time Warner Cable has not yet taken occupancy or begun paying rent. Time Warner Cable is anticipated to take occupancy at the end of February 2019 and begin paying rent in June 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all. The Time Warner Cable lease expires in April 2029 and has a one-time option to terminate its lease if the 145 Clinton Borrower Sponsor fails to deliver its space within eight months after Time Warner Cable and the 145 Clinton Borrower Sponsor’s mutual approval of buildout plans, which is anticipated to be January 2019, implying a September 2019 termination option.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 145 Clinton Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration(3)	Renewal / Extension Options
Trader Joe’s	NR / NR / NR	30,621	45.6%	$1,950,000	40.2%	$63.68	9/30/2033	2, 5-year options
Target	A- / A2 / A	22,480	33.4	1,697,500	35.0	75.51	1/31/2034	3, 5-year options
Time Warner Cable(4)(5)	A- / Baa2 / BBB	4,000	6.0	1,200,000	24.8	300.00	4/30/2029	1, 5-year option
Subtotal / Wtd. Avg.		57,101	85.0%	$4,847,500	100.0%	$84.89
Vacant Spaces (Owned Space)		10,116	15.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		67,217	100.0%	$4,847,500	100.0%	$84.89

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent Per SF reflects the following in-place leases based on the September 15, 2018 rent roll and contractual rent steps through October 2019 totaling approximately $364,124.

(3)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(4)	Time Warner Cable (4,000 SF) has executed a lease but has not yet taken occupancy or begun paying rent. Time Warner Cable is anticipated to take occupancy at the end of February 2019 and begin paying rent in June 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

(5)	Time Warner Cable has a one-time option to terminate its lease if the 145 Clinton Borrower Sponsor fails to deliver its space within eight months after Time Warner Cable and the 145 Clinton Borrower Sponsor’s mutual approval of buildout plans, which is anticipated to be January 2019, implying a September 2019 termination option.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the 145 Clinton Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0	0	0.0	0.00	0
2020	0	0.0	0.0	0	0.0	0.00	0
2021	0	0.0	0.0	0	0.0	0.00	0
2022	0	0.0	0.0	0	0.0	0.00	0
2023	0	0.0	0.0	0	0.0	0.00	0
2024	0	0.0	0.0	0	0.0	0.00	0
2025	0	0.0	0.0	0	0.0	0.00	0
2026	0	0.0	0.0	0	0.0	0.00	0
2027	0	0.0	0.0	0	0.0	0.00	0
2028	0	0.0	0.0	0	0.0	0.00	0
2029(2)	4,000	6.0	6.0	1,200,000	24.8	300.00	1
2030 & Thereafter	53,101	79.0	85.0	3,647,500	75.2	68.69	2
Vacant	10,116	15.0	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	67,217	100.0%		$4,847,500	100.0%	$84.89	3

(1)	Calculated based on approximate square footage occupied by each Owned Tenant. Base Rent Expiring reflects the following in-place leases based on the September 15, 2018 rent roll and contractual rent steps through October 2019 totaling approximately $364,124.
(2)	Time Warner Cable (4,000 SF) has executed a lease but has not yet taken occupancy or begun paying rent. Time Warner Cable is anticipated to take occupancy at the end of February 2019 and begin paying rent in June 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

The following table presents certain information relating to historical occupancy at the 145 Clinton Property:

Historical Leased %(1)

As of 9/15/2018
85.0%

(1)	Historical occupancy is not available as the 145 Clinton Property was constructed in 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 145 Clinton Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ Per SF
Base Rental Revenue	$4,847,500	$72.12
Contractual Rent Steps(2)	364,124	5.42
Total Reimbursement Revenue	429,623	6.39
Market Revenue from Vacant Units	858,782	12.78
Other Revenue	0	0.00
Gross Revenue	$6,500,029	$96.70
Vacancy Loss	(858,782)	(12.78)
Effective Gross Revenue	$5,641,247	$83.93
Real Estate Taxes	341,683	5.08
Insurance	19,595	0.29
Utilities	74,578	1.11
Repairs & Maintenance	72,986	1.09
Janitorial	9,340	0.14
Management Fee	169,237	2.52
Payroll (Office, Security, Maintenance)	404,529	6.02
Total Operating Expenses	$1,091,948	$16.25
Net Operating Income	$4,549,299	$67.68
Tenant Improvements	23,274	0.35
Leasing Commissions	69,822	1.04
Replacement Reserves	1,344	0.02
Net Cash Flow	$4,454,859	$66.28

(1)	Prior financials are not available because construction was completed in 2018.

(2)	Contractual Rent Steps are underwritten to the present value of all remaining rent step increments over lease term for investment grade tenants Target and Time Warner Cable

■	Appraisal. According to the appraisal, the 145 Clinton Property had an “as-is” appraised value of $105,000,000 as of September 20, 2018.

■	Environmental Matters. According to a Phase I environmental report, dated September 28, 2018, there are no recognized environmental conditions or recommendations for further action at the 145 Clinton Property.

■	Market Overview and Competition. The 145 Clinton Property is situated on Site 5 of Essex Crossing. Spread over 1.9 million SF, Essex Crossing is a redevelopment project in the Lower East Side neighborhood in Manhattan and comprises nine sites with approximately 1,000 new apartments, 450,000 SF of retail, 400,000 SF of office, community attractions and green spaces. These nine sites, also known as Seward Park Extension Urban Renewal Area, has sat mostly vacant since 1967 and represents an urban renewal development in New York City. Phased construction began in May 2015; seven of the nine sites are anticipated to be completed by 2021 with the remainder anticipated to be completed by 2024 per the 145 Clinton Borrower. Essex Crossing sits at the foot of the Williamsburg Bridge, in the Lower East Side, and in close proximity to subway stations servicing the F, J, M, and Z MTA subway lines.

Market Overview - Manhattan(1)
Inventory	52,334,272 SF	Vacancy	4.1%
Under Construction	2,490,153 SF	Average Rental Rate	$101.35

Sub-Market Overview – Downtown Manhattan(1)
Inventory	4,253,381 SF	Vacancy	9.8%
Under Construction	0 SF	Average Rental Rate	$83.06

(1)	Based on a market research report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Based on a market research report, the vacancy within the subject property’s market and submarket range from 4.1% - 9.8%, respectively. The appraiser noted that the majority of the available space is situated within older buildings with inferior utility, ceiling heights and frontage. The appraisal also notes that the in-place rents at the 145 Clinton Property are below or at market. For comparison, Trader Joe’s ground level rent is 15.09% below market, Target’s lower level rent is 11.16% below market and Time Warner Cable’s ground level rent is at market.

The following table presents certain information relating to the primary competition for the145 Clinton Property:

Competitive Set(1)

	Location	Year Built	Size (SF)	Occupancy %
145 Clinton	New York, New York	2018	67,217	85.0%
412-414 West 14th Street	New York, New York	1900 / 2017	17,236	100.0%
The Marquand	New York, New York	1915 / 2015	10,845	100.0%
401 East 60th Street	New York, New York	1932 / 2015	94,447	100.0%
1151 Third Avenue	New York, New York	1930 / 1985	14,550	100.0%
Harlem Center	New York, New York	1995	126,234	98.0%
10 Madison Square West	New York, New York	1915 / 2015	20,609	100.0%
2139-2159 Broadway	New York, New York	1901 / 1977	31,210	100.0%

(1)	Source: Appraisal

■	The Borrower. The borrower is Site 5 Commercial Owner DE LLC, a Delaware limited liability company and special purpose entity (the “145 Clinton Borrower”). Legal counsel to the 145 Clinton Borrower delivered a non-consolidation opinion in connection with the origination of the 145 Clinton Whole Loan. The borrower sponsor and non-recourse carveout guarantor is DSA Phase I Holdings LLC (the “145 Clinton Borrower Sponsor”). An affiliate of Goldman Sachs Mortgage Company, the originator, has an ownership interest in the 145 Clinton Borrower. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” in the Preliminary Prospectus.

DSA Phase I Holdings LLC is a partnership comprised of BFC Partners, L+M Development Partners, Inc. (“L+M”), Taconic Investment Partners, a Delaware limited liability company, and Goldman Sachs Urban Investment Group. BFC Partners and its principals have completed over $1.8 billion in acquisition and development projects since the firm’s inception in 1985 and an additional $2.3 billion of projects are currently under development. L+M is responsible for more than $7.0 billion in development and investment, and has acquired, built or preserved more than 22,000 residential units in New York’s tristate area, the West Coast and Gulf Coast regions. Since its founding in 1997, Taconic Investment Partners has acquired, developed, redeveloped and repositioned over 13 million SF of office, mixed-use and retail space and more than 4,000 units of for-sale and multifamily housing primarily in New York City. Goldman Sachs Urban Investment Group has committed nearly $7.0 billion since it was founded in 2001, which has facilitated the creation and preservation of more than 24,000 housing units.

■	Escrows. At origination, the 145 Clinton Borrower deposited $1,016,150 into an escrow account for unfunded obligations relating to the Time Warner Cable lease, including (i) $500,000 for gap rent, (ii) $433,350 for leasing commissions and (iii) $82,800 for building improvements.

Tax Reserve – During the continuance of a 145 Clinton Trigger Period, the 145 Clinton Borrower is required to fund a tax reserve, on a monthly basis, in an amount equal to one-twelfth of the amount of taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – During the continuance of a 145 Clinton Trigger Period, the 145 Clinton Borrower is required to fund an insurance reserve, on a monthly basis, in an amount equal to one-twelfth of the amount of insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

TI/LC Reserve – During the continuance of a 145 Clinton Trigger Period, the 145 Clinton Borrower is required to fund a tenant improvement and leasing commission reserve, on a monthly basis, in an amount equal to approximately $2,800. The 145 Clinton Borrower is also required to deposit any termination fees or other consideration payable in connection with any early termination of a lease at the 145 Clinton Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Replacement Reserve – During the continuance of a 145 Clinton Trigger Period, the 145 Clinton Borrower is required to fund a capital expenditure reserve, on a monthly basis, in an amount equal to approximately $1,400.

A “145 Clinton Trigger Period” means any period that commences when (i) debt yield, determined as of the first day of each of two consecutive fiscal quarters, is less than 5.75% and concludes when debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 5.75%, (ii) the Target tenant, the Trader Joe’s tenant or any tenant that replaces the Target tenant or the Trader Joe’s tenant (a) delivers a termination notice pursuant to its lease or other written notice of its intention to terminate its lease, (b) vacates its leased premises and fails to continue to pay rent pursuant to the lease, or (c) fails to extend or renew its lease on or before the date set forth in the lease for such extension or renewal and the 145 Clinton Borrower has not executed a replacement lease with a tenant reasonably acceptable to the lender, and in the case of each of clause (a), (b) and (c) concludes when the applicable premises is re-let in its entirety to a tenant reasonably acceptable to the lender pursuant to a lease reasonably acceptable to the lender, and (iii) certain financial statements required to be delivered by the 145 Clinton Borrower are not delivered, and such failure continues for 10 business days, and concludes when such financial statements are delivered and indicate that no 145 Clinton Trigger Period is ongoing.

■	Lockbox and Cash Management. The 145 Clinton Whole Loan is structured with a hard lockbox and springing cash management. The 145 Clinton Borrower was required to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into the 145 Clinton Borrower’s operating account, unless a 145 Clinton Trigger Period or event of default under the 145 Clinton Whole Loan is continuing, in which event such funds are required to be swept each business day into a cash management account controlled by the lender. During a 145 Clinton Trigger Period (and, during an event of default under the 145 Clinton Whole Loan, in the lender’s sole discretion), all excess cash flow after payment of mortgage debt service, required reserves and operating expenses is required to be held as additional collateral for the 145 Clinton Whole Loan.

■	Condominium. The 145 Clinton Mixed Use Building is subject to a condominium regime. The condominium is comprised of (i) two commercial retail condominium units that comprise the 145 Clinton Property, which contain approximately 67,217 SF of net rentable area in the aggregate and secure the 145 Clinton Whole Loan, and (ii) three residential condominium units containing 211 rental apartments, which are not collateral for the 145 Clinton Whole Loan. The 145 Clinton Borrower owns an approximate 30.6046% interest in the common elements of the condominium. The condominium board of directors has five board members, and each owner of a condominium unit may appoint one board member. The 145 Clinton Borrower does not control the related board of directors. See “Risk Factors—Risks Related to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements” in the Preliminary Prospectus.

■	Property Management. The 145 Clinton Property is managed by Taconic Management Company LLC, a Delaware limited liability company and an affiliate of the 145 Clinton Borrower.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 145 Clinton Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the 145 Clinton Borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the 145 Clinton Property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Related to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

127

Vee pak Industrial portfolio

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	CREFI
Location (City/State)(1)	Various / Illinois	Cut-off Date Principal Balance	$26,845,000
Property Type	Industrial	Cut-off Date Principal Balance per SF	$49.11
Size (SF)	546,591	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 1/1/2019	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/1/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1965-2006 / 2013-2018	Mortgage Rate	4.89000%
Appraised Value	$42,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsors(2)	AG Net Lease III Corp. and
Underwritten Revenues	$3,764,853	AG Net Lease III (SO) Corp.
Underwritten Expenses	$1,311,012	Escrows
Underwritten Net Operating Income (NOI)	$2,453,842	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,292,170	Taxes	$0	$0
Cut-off Date LTV Ratio	63.8%	Insurance	$0	$0
Maturity Date LTV Ratio	63.8%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	1.84x / 1.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.5%	Other	$0	$0

Sources and Uses(3)
Sources	$	%	Uses	$	%
Loan Amount	$26,845,000	65.0%	Purchase Price	$40,823,000	98.8%
Principal’s New Cash Contribution	14,358,470	34.7	Origination Costs	507,290	1.2
Other Sources	126,820	0.3
Total Sources	$41,330,290	100.0%	Total Uses	$41,330,290	100.0%

(1)	The 6710 River Road property is located in Hodgkins, Illinois and the 5300-5320 Dansher Road and 5321-5331 Dansher Road properties are located in Countryside, Illinois.

(2)	AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the non-recourse carveout guarantors under the Vee Pak Industrial Portfolio loan.

(3)	Loan proceeds were used to acquire the 5300-5320 Dansher Road property for $9,220,000, recapitalize the borrower sponsors’ interest in the 6710 River Road and 5321-5331 Dansher Road properties and pay origination costs. The borrower sponsors acquired the 6710 River Road property (purchase price of $25,015,325) and 5321-5331 Dansher Road property (purchase price of $6,587,675) in July 2018 in an-all cash, sale lease-back transaction and, after the recapitalization, have approximately $14.4 million of hard equity remaining in the Vee Pak Industrial Portfolio properties.

Property Name	Year Built / Renovated	Total GLA	Allocated Loan Amount	% of Allocated Loan Amount	Appraisal Date	“As-is” Appraised Value	UW NCF
6710 River Road	2006 / NAP	300,000	$16,000,000	59.6%	9/18/2018	$25,300,000	$1,349,045
5300-5320 Dansher Road	1970 / 2018	161,591	6,400,000	23.8	12/17/2018	10,000,000	562,163
5321-5331 Dansher Road	1965 / 2013	85,000	4,445,000	16.6	9/18/2018	6,800,000	380,962
Total / Wtd. Avg.		546,591	$26,845,000	100.0%		$42,100,000	$2,292,170

The following table presents certain information relating to the major tenants at the Vee Pak Industrial Portfolio Properties:

Largest Owned Tenants by Underwritten Base Rent(1)

Property	Tenant Name	Credit Rating (Fitch/MIS/S&P)	Total GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
6710 River Road	Vee Pak	NR / NR / NR	300,000	54.9%	$1,615,373	58.4%	$5.38	1/31/2039	3, 10-year options
5300-5320 Dansher Road	Vee Pak(3)	NR / NR / NR	161,591	29.6	691,875	25.0	$4.28(3)	1/31/2039	3, 10-year options
5321-5331 Dansher Road	Vee Pak	NR / NR / NR	85,000	15.6	457,689	16.6	$5.38	1/31/2039	3, 10-year options
Total / Wtd. Avg.			546,591	100.0%	$2,764,938	100.0%	$5.06

(1)	Based on the underwritten rent rolls dated January 1, 2019.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $67,438 in contractual rent steps through October 2019.

(3)	Vee Pak currently subleases 118,000 SF of space to MakeSpace Labs Inc. through December 2022 with one, three-year renewal option at the 5300-5320 Dansher Road property. Prior to the acquisition of the 5300-5320 Dansher Road property by the borrower sponsors, the property was owned by a third party landlord who leased 43,591 SF of space to Vee Pak and 118,000 SF of space to MakeSpace Labs Inc. In order to complete the sale lease-back acquisition with respect to the 5300-5320 Dansher Road property, Vee Pak entered into a master lease with the borrower that covers the Vee Pak Industrial Portfolio properties. Vee Pak pays rent on the total 546,591 SF of GLA under the master lease and, in turn, directly receives rental payments from MakeSpace Labs Inc.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Vee pak Industrial portfolio

The following table presents certain information relating to the lease rollover schedule at the Vee Pak Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030 & Thereafter	546,591	100.0	100.0%	2,764,938	100.0	$5.06	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	546,591	100.0%		$2,764,938	100.0%	$5.06	1

(1)	Calculated based on the approximate square footage occupied by the sole collateral tenant

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $67,438 in contractual rent steps through October 1, 2019.

The following table presents certain information relating to historical leasing at the Vee Pak Industrial Portfolio Properties:

Historical Leased %

Property	As of 1/1/2019(1)
6710 River Road	100.0%
5300-5320 Dansher Road	100.0%
5321-5331 Dansher Road	100.0%

(1)	Most Recent occupancy is based on the underwritten rent rolls dated as of January 1, 2019. No historical occupancy information is available due to the timing and nature of the sale lease-back transactions that occurred in connection with the origination of the Vee Pak Industrial Portfolio Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Vee pak Industrial portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Vee Pak Industrial Portfolio Properties:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent(2)	$2,697,500	$4.94
Rent Steps(3)	67,438	0.12
Potential Income from Vacant Space	0	0.00
Reimbursements	1,198,066	2.19
Gross Potential Rent	$3,963,004	$7.25
Economic Vacancy & Credit Loss(4)	(198,150)	(0.36)
Effective Gross Income	$3,764,853	$6.89

Real Estate Taxes	$799,055	$1.46
Insurance	43,727	0.08
Management Fee	112,946	0.21
Other Operating Expenses	355,284	0.65
Total Operating Expenses	$1,311,012	$2.40

Net Operating Income	$2,453,842	$4.49
Replacement Reserves	81,989	0.15
TI/LC	79,683	0.15
Net Cash Flow	$2,292,170	$4.19

(1)	Due to the timing and nature of the sale lease-back transactions that occurred in connection with the origination of the Vee Pak Industrial Portfolio Loan and the in-place net master lease with Vee Pak, no historical cash flow information is available.

(2)	Underwritten Base Rent is based on the underwritten rent rolls dated as of January 1, 2019.

(3)	Represents approximately $67,438 in contractual rent steps through October 1, 2019.

(4)	Underwritten Vacancy & Credit Loss represents the economic vacancy of 5.0%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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131

Moxy denver cherry creek

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Denver, Colorado	Cut-off Date Principal Balance		$25,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$147,058.82
Size (Rooms)	170	Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 12/31/2018	60.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2018	60.4%	Type of Security		Leasehold
Year Built / Latest Renovation	2017 / NAP	Mortgage Rate		5.0600%
Appraised Value	$50,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsors(1)		Matthew Joblon and Jarrett Posner
Underwritten Revenues	$8,652,266
Underwritten Expenses	$5,454,771	Escrows
Underwritten Net Operating Income (NOI)	$3,197,495		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,851,404	Taxes	$0	$0
Cut-off Date LTV Ratio	50.0%	Insurance	$0	$0
Maturity Date LTV Ratio	50.0%	Replacement Reserves	$0	(2)
DSCR Based on Underwritten NOI / NCF	2.49x / 2.22x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.8% / 11.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	100.0%	Loan Payoff	$21,242,296	85.0%
			Principal Equity Distribution	3,229,977	12.9
			Origination Costs	527,727	2.1

Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	Matthew Joblon and Jarrett Posner are the non-recourse carveout guarantors under the Moxy Denver Cherry Creek Loan.
(2)	The Ongoing Replacement Reserve is an FF&E reserve calculated as set forth in Annex A-1 in the Preliminary Prospectus.

2017 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Moxy Denver Cherry Creek	55%	10%	35%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Moxy Denver Cherry Creek Property and various market segments, as provided in a December 2018 travel research report:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM December 2018	80.2%	120.3%	96.5%
TTM December 2017	27.6%	104.5%	28.8%

(1)	Source: December 2018 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Moxy Denver Cherry Creek Property:

Moxy Denver Cherry Creek (1)(2)

2018
Occupancy	60.4%
ADR	$157.31
RevPAR	$94.95

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Historical occupancy prior to 2018 is not available as the Moxy Denver Cherry Creek property was constructed in November 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

132

Moxy denver cherry creek

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Moxy Denver Cherry Creek Property:

Cash Flow Analysis(1)

	2018(2)	Underwritten	Underwritten $ per Room
Rooms Revenue	$5,891,491	$7,126,951	$41,923
Food & Beverage Revenue	1,052,354	1,237,439	7,279
Other Operating Departments Revenue	11,370	13,370	79
Other Revenue	233,448	274,506	1,615
Total Revenue	$7,188,663	$8,652,266	$50,896

Room Expense	$1,200,464	$1,425,390	$8,385
Food & Beverage Expense	656,510	771,975	4,541
Other Operating Departments Expense	55,336	65,068	383
Other Expense	209,652	246,525	1,450
Total Departmental Expense	2,121,962	2,508,959	14,759
Gross Operating Income	$5,066,701	$6,143,307	$36,137
Total Undistributed Expense	1,993,974	2,102,952	12,370
Gross Operating Profit	$3,072,727	$4,040,356	$23,767
Total Fixed Expense	728,309	842,861	4,958
Net Operating Income	$2,344,418	$3,197,495	$18,809
FF&E	0	346,091	2,036
Net Cash Flow	$2,344,418	$2,851,404	$16,773

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The Moxy Denver Cherry Creek property had offline rooms due to water damage between December 2017 and September 2018, for which the borrower received business interruption insurance proceeds.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

133

NORTH MIAMI BUSINESS PARK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	North Miami, Florida	Cut-off Date Principal Balance		$22,000,000
Property Type(1)	Mixed Use	Cut-off Date Principal Balance per SF		$102.53
Size (SF)	214,568	Percentage of Initial Pool Balance		2.9%
Total Occupancy as of 1/16/2019	91.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/16/2019	91.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972-1978 / NAP	Mortgage Rate		4.97000%
Appraised Value	$35,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor(2)		Kenneth Israel
Underwritten Revenues	$2,942,218
Underwritten Expenses	$810,183	Escrows
Underwritten Net Operating Income (NOI)	$2,132,035		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,003,283	Taxes	$156,079	$31,216
Cut-off Date LTV Ratio	62.3%	Insurance	$2,181	$1,090
Maturity Date LTV Ratio	62.3%	Replacement Reserve(3)	$0	$0
DSCR Based on Underwritten NOI / NCF	1.92x / 1.81x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.1%	Other(4)	$16,738	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,000,000	62.6%	Purchase Price	$34,500,000	98.1%
Principal’s New Cash Contribution	12,630,251	35.9	Origination Costs	486,114	1.4
Other Sources	530,860	1.5	Reserves	174,997	0.5
Total Sources	$35,161,111	100.0%	Total Uses	$35,161,111	100.0%

(1)	The North Miami Business Park property is comprised of 13 buildings which, together, offer 191,840 SF of small bay industrial and office space, which accounts for 89.4% of NRA and 90.3% of adjusted base rent, and 22,728 SF of self-storage space, which accounts for 10.6% of NRA and 9.7% of adjusted base rent. The industrial and office spaces range from 350 to 4,200 SF with an average unit size of 1,156 SF. Most tenants at the North Miami Business Park property are signed on short term leases (one to three years).

(2)	Kenneth Israel is the non-recourse carveout guarantor under the North Miami Business Park loan.

(3)	If the debt service coverage ratio falls below 1.30x, the borrower is required to deposit a monthly amount equal to (i) approximately $715 into the replacement reserve account and (ii) approximately $7,152 into the tenant improvements and leasing commissions reserve account, in each case until the debt service coverage ratio is equal to or greater than 1.30x.

(4)	Represents 110.0% of the engineering report’s estimated deferred maintenance costs.

The following table presents certain information relating to the tenants (of which certain tenants may currently be occupying space on a month-to-month basis) at the North Miami Business Park property:

Owned Tenants by Original Lease Start Year(1)(2)

Original Lease Start Year	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)
NAP(4)	930	0.4%	$0	0.0%	$0.00
2008-2009	2,072	1.0	25,104	0.9	$12.12
2010-2011	1,414	0.7	16,953	0.6	$11.99
2012-2013	26,002	12.1	359,132	12.6	$13.81
2014-2015	67,972	31.7	963,146	33.7	$14.17
2016-2017	53,930	25.1	824,638	28.9	$15.29
2018-2019	42,998	20.0	664,810	23.3	$15.46
Total Owned Tenants	195,318	91.0%	$2,853,783	100.0%	$14.61
Vacant	19,250	9.0	0	0.0	$0.00
Total / Wtd. Avg.	214,568	100.0%	$2,853,783	100.0%	$14.61

(1)	Based on the underwritten rent roll dated January 16, 2019.

(2)	Due to the granular nature of the tenant roster at the North Miami Business Park property (228 tenants), the tenant information above is being presented based on the original lease start year. No single tenant represents more than 3.7% of GLA or 3.5% of UW Base Rent.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $37,266 in contractual rent steps through January 2020.

(4)	Represents 930 SF currently utilized as the North Miami Business Park property’s management office.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

134

NORTH MIAMI BUSINESS PARK

The following table presents certain information relating to the lease rollover schedule at the North Miami Business Park property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	43,558	20.3%	20.3%	$642,224	22.5%	$14.74	74
2019	83,370	38.9	59.2%	1,221,770	42.8	14.65	82
2020	47,648	22.2	81.4%	674,712	23.6	14.16	57
2021	16,542	7.7	89.1%	252,696	8.9	15.28	14
2022	4,200	2.0	91.0%	62,381	2.2	14.85	1
2023	0	0.0	91.0%	0	0.0	0.00	0
2024	0	0.0	91.0%	0	0.0	0.00	0
2025	0	0.0	91.0%	0	0.0	0.00	0
2026	0	0.0	91.0%	0	0.0	0.00	0
2027	0	0.0	91.0%	0	0.0	0.00	0
2028	0	0.0	91.0%	0	0.0	0.00	0
2029	0	0.0	91.0%	0	0.0	0.00	0
2030 & Thereafter	0	0.0	91.0%	0	0.0	0.00	0
Vacant	19,250	9.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	214,568	100.0%		$2,853,783	100.0%	$14.61	228

(1)	Calculated based on the approximate square footage occupied by the sole collateral tenant

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $37,266 in contractual rent steps through January 2020.

The following table presents certain information relating to historical leasing at the North Miami Business Park property:

Historical Leased %

2016(1)	2017(1)	TTM 11/30/2018(1)	As of 1/16/2019
85.8%	89.8%	92.4%	91.0%

(1)	Historical occupancy information represents occupancy statistics for the office and warehouse space at the North Miami Business Park property (89.4% of GLA). Occupancy information for the self-storage space (10.6% of GLA) was unavailable.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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NORTH MIAMI BUSINESS PARK

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the North Miami Business Park property:

Cash Flow Analysis(1)

	2016	2017	TTM 11/30/2018	Underwritten	Underwritten $ per SF
Base Rent(2)	$2,287,543	$2,403,362	$2,575,870	$2,816,517	$13.13
Rent Steps(3)	0	0	0	37,266	0.17
Potential Income from Vacant Space	0	0	0	330,485	1.54
Reimbursements	101,345	99,107	89,597	64,435	0.30
Gross Potential Rent	$2,388,888	$2,502,469	$2,665,467	$3,248,703	$15.14
Other Income(4)	39,507	40,010	66,365	24,000	0.11
Economic Vacancy & Credit Loss(5)	0	0	0	(330,485)	(1.54)
Effective Gross Income	$2,428,395	$2,542,479	$2,731,832	$2,942,218	$13.71

Real Estate Taxes	$383,969	$307,952	$370,866	$352,756	$1.64
Insurance	63,405	72,081	78,146	83,407	0.39
Management Fee	124,996	159,993	132,474	117,689	0.55
Other Operating Expenses	254,594	262,493	249,126	256,331	1.19
Total Operating Expenses	$826,963	$802,518	$830,611	$810,183	$3.78

Net Operating Income(6)	$1,601,432	$1,739,960	$1,901,221	$2,132,035	$9.94
Replacement Reserves	0	0	0	42,914	0.20
TI/LC	0	0	0	85,839	0.40
Net Cash Flow	$1,601,432	$1,739,960	$1,901,221	$2,003,283	$9.34

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	UW Base Rent is based on the underwritten rent rolls dated as of January 16, 2019.

(3)	Represents approximately $37,266 in contractual rent steps through January 2020.

(4)	Other Income consists of reimbursements for eviction fees, security deposits withheld due to abandonment and late fees.

(5)	Underwritten Vacancy & Credit Loss represents the economic vacancy of 10.2%.

(6)	The increase from TTM 11/30/2018 Net Operating Income to Underwritten Net Operating Income is primarily attributable to recent leasing and the inclusion of contractual rent steps through January 2020. Since February 2018, 19 tenants have executed new leases which, in aggregate, account for 23,100 SF and $354,357 of UW Base Rent ($15.34 per SF).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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137

dublin office portfolio

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	GSMC
Location (City/State)	Dublin, Ohio	Cut-off Date Principal Balance	$21,953,985
Property Type	Office	Cut-off Date Principal Balance per SF	$74.88
Size (SF)	293,180	Percentage of Initial Pool Balance	2.9%
Total Occupancy as of Various	86.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of Various	86.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1995, 1999 / NAP	Mortgage Rate	5.0770%
Appraised Value	$42,900,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Group RMC Management, Inc.
Underwritten Revenues	$5,352,892
Underwritten Expenses	$2,721,806	Escrows
Underwritten Net Operating Income (NOI)	$2,631,085	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,326,826	Taxes	$593,326	$84,761
Cut-off Date LTV Ratio	51.2%	Insurance	$0	$0
Maturity Date LTV Ratio	42.3%	Replacement Reserves	$0	$5,131
DSCR Based on Underwritten NOI / NCF	1.84x / 1.63x	TI/LC	$2,000,000	$24,432
Debt Yield Based on Underwritten NOI / NCF	12.0% / 10.6%	Other(2)	$1,772,020	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,000,000	100.0%	Loan Payoff	$10,403,525	47.3%
Principal Equity Distribution	6,738,757	30.6
Reserves	4,365,346	19.8
Origination Costs	492,372	2.2

Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	Raymond Massa is the non-recourse carveout guarantor under the Dublin Office Portfolio Loan.

(2)	Upfront Other reserve represents reserve for outstanding unfunded obligations, primarily related to tenant improvements for United Healthcare Services ($993,358), Quest Software, Inc. ($396,084) and ClearChoice Management Services, LLC ($236,915).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Dublin Office Portfolio Properties:

Nine Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
United Healthcare Services	NR / NR / NR	164,900	56.2%	$2,165,137	65.2%	$13.13	8/31/2024	2, 5-year options
Quest Software, Inc.	NR / NR / NR	33,007	11.3	429,091	12.9	13.00	5/31/2024	NA
Aerotek, Inc.	NR / NR / NR	15,104	5.2	220,216	6.6	14.58	11/30/2022	1, 5-year option
West Notifications, Inc.	NR / NR / NR	16,691	5.7	200,292	6.0	12.00	5/31/2021	1, 5-year option
ClearChoice Management Services, LLC(2)(3)	NR / NR / NR	6,769	2.3	86,305	2.6	12.75	12/31/2029	NA
Allstate Insurance Company	NR / NR / AA-	6,829	2.3	86,114	2.6	12.61	9/30/2022	1, 5-year option
Gallant Ventures, LLC	NR / NR / NR	6,189	2.1	82,004	2.5	13.25	7/31/2025	1, 5-year option
Quant U.S. Corp	NR / NR / NR	2,100	0.7	29,211	0.9	13.91	6/30/2022	1, 5-year option
Transtron America, Inc.	NR / NR / NR	1,769	0.6	22,113	0.7	12.50	1/31/2020	1, 5-year option
Largest Tenants		253,358	86.4%	$3,320,483	100.0%	$13.11
Remaining Owned Tenants(4)		400	0.1	0	0.0	0.00
Vacant Spaces (Owned Space)		39,422	13.4	0	0.0	0.00
Totals / Wtd. Avg. Tenants		293,180	100.0%	$3,320,483	100.0%	$13.09

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	ClearChoice Management Services, LLC has the right to terminate its lease at any time after July 2025.

(3)	ClearChoice Management Services, LLC has not executed a lease and has not yet taken occupancy or begun paying rent. ClearChoice Management Services, LLC is anticipated to execute its lease in February 2019, take occupancy and begin paying rent in August 2019.

(4)	There is 400 SF of food concessions space to which no rent is attributed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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dublin office portfolio

The following table presents certain information relating to Dublin Office Portfolio Properties:

Property Name	City	State	Total SF	Year Built	Appraised Value
Parkwood II	Dublin	Ohio	164,900	1999	$25,400,000
Emerald III	Dublin	Ohio	128,280	1995	$17,500,000

The following table presents certain information relating to the lease rollover schedule at the Dublin Office Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	1,769	0.6	0.6%	22,113	0.7	12.50	1
2021	16,691	5.7	6.3%	200,292	6.0	12.00	1
2022	24,033	8.2	14.5%	335,541	10.1	13.96	4
2023	0	0.0	14.5%	0	0.0	0.00	0
2024	198,307	67.6	82.1%	2,594,228	78.1	13.08	4
2025	6,189	2.1	84.2%	82,004	2.5	13.25	1
2026	0	0.0	84.2%	0	0.0	0.00	0
2027	0	0.0	84.2%	0	0.0	0.00	0
2028	0	0.0	84.2%	0	0.0	0.00	0
2029(2)	6,769	2.3	86.6%	86,305	2.6	12.75	1
2030 & Thereafter	0	0.0	86.6%	0	0.0	0.00	4
Vacant	39,422	13.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	293,180	100.0%		$3,320,483	100.0%	$13.09	16

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Includes ClearChoice Management Services, LLC, which has not executed a lease, taken occupancy or begun paying rent. ClearChoice Management Services, LLC is anticipated to execute its lease in February 2019, and take occupancy and begin paying rent in August 2019.

The following table presents certain information relating to historical occupancy at the Dublin Office Portfolio Properties:

Historical Leased %(1)

As of 11/1/2018
86.6%

(1)	Historical leasing information is not available as the borrower acquired the Dublin Office Portfolio Properties in March 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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dublin office portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dublin Office Portfolio Properties:

Cash Flow Analysis(1)(2)

	TTM 11/30/2018	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$3,365,831	$3,320,483	$11.33
Contractual Rent Steps	0	3,689	0.01
Total Reimbursement Revenue	2,307,079	2,229,649	7.61
Market Revenue from Vacant Units	0	952,312	3.25
Other Revenue	5,843	5,843	0.02
Gross Revenue	$5,678,753	$6,511,975	$22.21
Less Vacancy & Credit Loss	0	(1,159,083)	(3.95)
Effective Gross Income	$5,678,753	$5,352,892	$18.26

Real Estate Taxes	$819,044	$967,019	$3.30
Insurance	45,358	43,062	0.15
Utilities	416,082	416,082	1.42
Repairs & Maintenance	631,088	631,088	2.15
Management Fee	206,642	160,587	0.55
Payroll (Office, Security, Maintenance)	237,055	237,055	0.81
Advertising	9,324	9,324	0.03
Other Expenses	257,590	257,590	0.88
Total Operating Expenses	$2,622,183	$2,721,806	$9.28

Net Operating Income	$3,056,570	$2,631,085	$8.97
TI/LC	0	242,508	0.83
Capital Expenditures	0	61,752	0.21
Net Cash Flow	$3,056,570	$2,326,826	$7.94

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical financials are not available as the borrower acquired the Dublin Office Portfolio Properties in March 2017.

(3)	Underwritten cash flow based on contractual rents as of November 1, 2018 and contractual rent steps through October 31, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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141

5444 & 5430 WESTHEIMER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance(2)	$21,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$126.00
Size (SF)	404,762	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 6/1/2018	80.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2018	80.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1979, 1981 / 2013	Mortgage Rate	4.7200%
Appraised Value	$80,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(3)	Gulf United Investments Corporation
Underwritten Revenues	$10,129,896
Underwritten Expenses	$3,879,663	Escrows
Underwritten Net Operating Income (NOI)	$6,250,233	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,861,181	Taxes	$938,541	$96,267
Cut-off Date LTV Ratio(1)	63.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	63.4%	Replacement Reserves	$0	$6,746
DSCR Based on Underwritten NOI / NCF(1)	2.56x / 2.40x	TI/LC	$0	(4)
Debt Yield Based on Underwritten NOI / NCF(1)	12.3% / 11.5%	Other(5)	$1,483,320	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$51,000,000	100.0%	Principal Equity Distribution	$24,600,848	48.2%
Loan Payoff	23,415,549	45.9
Reserves	2,421,860	4.7
Origination Costs	561,744	1.1

Total Sources	$51,000,000	100.0%	Total Uses	$51,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 5444 & 5430 Westheimer Whole Loan.

(2)	The Cut-Off Date Principal Balance of $21,000,000 represents the non-controlling note A-2 of the 5444 & 5430 Westheimer Whole Loan.

(3)	Gulf United Investments Corporation is the non-recourse carveout guarantor under the 5444 & 5430 Westheimer Loan.

(4)	The Ongoing TI/LC reserve is calculated as set forth in Annex A-1 in the Preliminary Prospectus.

(5)	Other upfront reserves primarily represents an approximately $825,329 free rent reserve for AECOM Technology Corp, Verizon Wireless and Ethos Wealth Planning, LLC and approximately $657,991 reserve for building improvements (elevator upgrade) and outstanding tenant improvements with respect to various tenants.

The table below summarizes the promissory notes that comprise the 5444 & 5430 Westheimer Whole Loan. The relationship between the holders of the 5444 & 5430 Westheimer Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	Benchmark 2018-B8	Yes
Note A-2	21,000,000	21,000,000	GSMS 2019-GC38	No
Total	$51,000,000	$51,000,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 5444 & 5430 Westheimer Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Capital One	A- / Baa1 / BBB	58,061	14.3%	$1,059,613	17.0%	$18.25	7/31/2025	2, 5-year options
AECOM Technology Corp(3)	NR / Ba3 / BB	58,011	14.3	1,015,193	16.3	17.50	2/28/2023	2, 5-year options
Alliant Insurance Services	NR / NR / NR	38,704	9.6	716,024	11.5	18.50	10/31/2023	1, 5-year option
MCI Communication Services	NR / NR / NR	19,650	4.9	594,413	9.6	30.25	4/30/2022	NA
Houston Engineering & Scientific Society, Inc. ("HESS")	NR / NR / NR	21,466	5.3	461,519	7.4	21.50	12/31/2023	NA
Baker Hughes Oilfield Operations(4)	NR / NR / NR	19,149	4.7	373,406	6.0	19.50	11/30/2021	2, 5-year options
RNG-Houston XXIV	NR / NR / NR	19,351	4.8	367,669	5.9	19.00	12/31/2026	1, 5-year option
Verizon Wireless	NR / NR / NR	19,695	4.9	344,652	5.5	17.50	3/31/2024	1, 3-year option
Houston Business Journal(5)	NR / NR / NR	11,247	2.8	192,885	3.1	17.15	3/31/2020	1, 5-year option
Quan Law Group(6)	NR / NR / NR	9,011	2.2	171,209	2.8	19.00	4/30/2022	1, 5-year option
Largest Tenants		274,345	67.8%	$5,296,582	85.2%	$19.31
Remaining Owned Tenants		51,881	12.8	918,699	14.8	17.71
Vacant Spaces		78,536	19.4	0	0.0	0.00
Totals / Wtd. Avg. Tenants		404,762	100.0%	$6,215,281	100.0%	$19.05

(1)	Based on the underwritten rent roll dated June 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	AECOM Technology Corp subleases approximately 28,621 SF of its space to Fiesta Mart and an additional 19,615 SF of its space to Swagger Media and Versa Creative Group. The subleases are structured to be co-terminus with the rest of the AECOM Technology Corp space.

(4)	Baker Hughes Oilfield Operations subleases 19,149 SF to Frontier Utilities. The sublease is structured to be co-terminus with Baker Hughes Oilfield Operations expiration.

(5)	Houston Business Journal has two separate leases, including 11,022 SF of space ($17.50 per SF) expiring on March 31, 2020 and 225 SF of self-storage space (which the tenant does not pay rent on) expiring on June 30, 2039.

(6)	Quan Law Group shall have a one-time right to terminate its lease after April 2020, with a minimum of nine months’ prior written notice and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the 5444 & 5430 Westheimer Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	6,554	1.6	1.6	118,246	1.9	18.04	3
2020	19,942	4.9	6.5	355,827	5.7	17.84	5
2021	26,327	6.5	13.1	496,845	8.0	18.87	6
2022	39,794	9.8	22.9	976,844	15.7	24.55	5
2023	130,209	32.2	55.1	2,408,593	38.8	18.50	8
2024	23,097	5.7	60.8	407,589	6.6	17.65	2
2025	59,476	14.7	75.5	1,083,668	17.4	18.22	2
2026	19,351	4.8	80.2	367,669	5.9	19.00	1
2027	0	0.0	80.2	0	0.0	0.00	0
2028	0	0.0	80.2	0	0.0	0.00	0
2029	0	0.0	80.2	0	0.0	0.00	0
2030 & Thereafter	1,476	0.4	80.6	0	0.0	0.00	4
Vacant	78,536	19.4	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	404,762	100.0%	100.0%	$6,215,281	100.0%	$19.05	36

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the 5444 & 5430 Westheimer Property:

Historical Leased %(1)

2015	2016	2017	As of 6/1/2018
77.9%	89.9%	86.0%	80.6%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5444 & 5430 Westheimer Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 7/31/2018	Underwritten	Underwritten $ per SF
Base Rental Revenue	$4,976,412	$6,522,726	$6,660,752	$6,318,949	$6,385,875	$15.78
Contractual Rent Steps	0	0	0	0	158,596	0.39
Other Rental Revenue	0	0	42,208	78,447	89,257	0.22
Total Reimbursement Revenue	1,891,742	2,770,430	3,200,412	2,790,781	2,946,317	7.28
Market Revenue from Vacant Units	0	0	0	0	2,295,572	5.67
Parking Revenue	225,263	224,807	485,404	500,346	500,346	1.24
Other Revenue	122,049	56,901	46,901	60,315	49,505	0.12
Gross Revenue	$7,215,466	$9,574,864	$10,435,677	$9,748,838	$12,425,467	$30.70
Vacancy Loss	0	0	0	0	(2,295,572)	(5.67)
Effective Gross Revenue	$7,215,466	$9,574,864	$10,435,677	$9,748,838	$10,129,896	$25.03

Real Estate Taxes	$977,584	$1,231,514	$982,681	$859,782	$1,126,248	$2.78
Insurance	187,007	164,144	152,088	145,940	141,886	0.35
Utilities	447,313	447,648	380,105	384,456	384,456	0.95
Repairs & Maintenance	561,374	626,393	599,072	551,431	551,431	1.36
Janitorial	304,977	313,477	328,987	359,477	359,477	0.89
Management Fee	288,066	382,995	424,648	395,993	405,196	1.00
Payroll (Office, Security, Maintenance)	694,956	720,299	743,972	771,801	771,801	1.91
General and Administrative - Direct	130,390	152,400	152,158	139,168	139,168	0.34
Total Operating Expenses	$3,591,667	$4,038,870	$3,763,713	$3,608,048	$3,879,663	$9.59
Net Operating Income	$3,623,799	$5,535,994	$6,671,964	$6,140,790	$6,250,233	$15.44
Tenant Improvements	0	0	0	0	154,050	0.38
Leasing Commissions	0	0	0	0	154,050	0.38
Replacement Reserves	0	0	0	0	80,952	0.20
Net Cash Flow	$3,623,799	$5,535,994	$6,671,964	$6,140,790	$5,861,181	$14.48

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

144

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

145

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

—	Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified European Union Directives and Regulations (“Institutional Investors”) including: institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the European Union; investment firms (as defined in Regulation (EU) No 575/2013 (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “Securitization Regulation”). These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with the Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness. Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

—	Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear. Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

—	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or to take any other action which may be required by prospective investors for the purposes of their compliance with any EU Risk Retention and Due Diligence Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

—	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

—	Section 619 of the Dodd Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

—	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

146

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

—	In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty of such sponsor or a material document deficiency. We cannot assure you that a sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of such sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” “as stabilized” or other values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicers, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class I-RR certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, of Goldman Sachs Bank USA, one of the originators, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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